As filed with the Securities and Exchange Commission on October 23, 2026

Registration No. 333-289612

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAO SYNERGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1585656
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

(973) 242-0005

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Weinstein

Chief Financial Officer

TAO Synergies Inc.

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

(973) 242-0005

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch, Esq.

Daniel A. Bagliebter, Esq.

Jeffrey D. Cohan, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

919 Third Avenue

New York, New York 10022

212-935-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

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Large accelerated filer	☐	Accelerated filer	☐

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		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 23, 2026

PROSPECTUS

TAO Synergies Inc.

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for preferred stock; or common stock, preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “TAOX.” On October 22, 2026, the last reported sale price of our common stock was $3.35 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of October 23, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was $38,984,976, based on 8,121,870 shares of our outstanding common stock that were held by non-affiliates on such date and a price of $4.80 per share, which was the price at which our common stock was last sold on The Nasdaq Capital Market on September 21, 2026 (a date within 60 days of the date hereof), calculated in accordance with General Instruction I.B.6 of Form S-3. During the 12 calendar months prior to and including the date of this prospectus, we have not sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus, included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “TAO Synergies,” “the Company,” “we,” “us,” “our” and similar terms refer to TAO Synergies Inc. and our subsidiaries.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

For the definitions of general cryptocurrency terms and terms specific to Bittensor TAO used in this prospectus, refer to the section entitled “Glossary” in this prospectus.

Overview

On June 9, 2025, in connection with our previously announced exploration of strategic opportunities, we announced the launch of a differentiated cryptocurrency treasury strategy focused on the pure play artificial intelligence (AI) crypto coin, TAO, the native cryptocurrency of Bittensor, a decentralized blockchain network for machine learning and AI.

On June 25, 2025, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State for the State of Delaware, effective June 26, 2025, to change the name of the Company from “Synaptogenix, Inc.” to “TAO Synergies Inc.” Additionally, the ticker symbol for the Company’s common stock on The Nasdaq Capital Market was changed from “SNPX” to “TAOX.”

On September 26, 2025, the Company formed a subsidiary TAOX Florida Inc. for the purpose of facilitating our expansion into the cryptocurrency treasury strategy business.

Background on TAO and Bittensor

Bittensor is a public Layer 1 blockchain, called Subtensor, built with the Substrate framework and organized into independent “subnets” where miners produce digital commodities (commonly AI outputs) and validators evaluate them. Depending on the subnet’s incentive mechanism, miners may produce digital commodities that can include, for example, text prompt completions and other question-answer outputs, vector embeddings and related semantic search or ranking outputs, code-related outputs, image generation outputs, and speech-to-text transcription outputs. On chain, an algorithm named Yuma Consensus aggregates validators’ rankings of miners to compute emissions (new tokens minted by the protocol) for miners, validators, stakers, and subnet creators. This mechanism is widely referred to in project materials as Bittensor’s “Proof-of-Intelligence” consensus model. In this context, “consensus” refers to stake-weighted convergence on subnet validator scoring used to allocate emissions and other incentives, and not to transaction ordering or block finality, which are currently provided on Subtensor through a separate proof-of-authority authority set. Subtensor’s transaction ordering and block finality are currently provided by a proof of authority model under which a small, permissioned “authority set” produces and finalizes blocks. TAO is the Network’s native token and is used to pay transaction fees, incentivize subnet participants, and for staking. Staking TAO affects how emissions and incentives are allocated (including by influencing validator stake weight and related reward calculations and, under dTAO (defined below), by staking into a subnet’s on-chain pool to receive that subnet’s alpha token). Staking TAO does not itself validate or finalize Subtensor transactions. TAO may also be used to create/register subnets under protocol rules. Holding or staking TAO does not currently confer on-chain voting rights, as described below.

As of October 1, 2026, TAO’s circulating supply was approximately 11.6 million tokens with a market capitalization of approximately $3.5 billion, according to publicly available sources. The lifecycle of TAO follows a supply schedule. Approximately one block is produced every ~12 seconds, with 1 TAO per block minted before the first halving (about 7,200 TAO/day), and 0.5 TAO per block minted after the first halving (about 3,600 TAO/day). The first halving occurred when total issuance reached 10.5 million TAO on December 15, 2025. TAO is not halved on a daily basis. Instead, the per-block emission rate decreases by 50% when predetermined issuance thresholds are reached. TAO has a hard cap of 21,000,000 tokens. Subtensor transaction fees are paid in TAO. Current public documentation indicates that transaction fees are deducted from total issuance rather than distributed as rewards. Accordingly, subnet miners and subnet validators generally do not receive TAO as transaction-fee awards for validating transactions, and instead earn rewards primarily through protocol emissions. In addition, per current documentation, certain staking-related transactions are described as subject to a percentage-based fee (for example, 0.05% of the TAO amount being staked or unstaked), in addition to any weight-based transaction fees (in this context “weight” is a measure of compute time).

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The principal uses of TAO, and related network metrics, are as follows.

•	Staking: According to publicly available on-chain data, as of October 7, 2026, approximately 64.2% of circulating TAO (approximately 7.4 million TAO) was staked, of which approximately 73.3% was staked to the root subnet (Subnet 0) with the remainder staked into subnet pools in exchange for subnet alpha tokens.

•	Subnet participation: The network currently supports up to 128 subnet slots, all of which have been filled since at least May 2026. A protocol proposal has been made to increase capacity to 256 subnet slots. Registering a new subnet requires payment of a TAO registration fee, which is set by the protocol, increases after each registration and declines over time thereafter; the most recent registration, in October 2026, required approximately 435 TAO. When all subnet slots are occupied, a lower-ranked non-immune subnet may be deregistered to permit registration of a new subnet.

•	Emissions: Following the first TAO halving in December 2025, daily TAO emissions decreased from approximately 7,200 TAO to approximately 3,600 TAO. New emissions are allocated among subnets pursuant to the protocol's emission mechanism, which generally incorporates staking activity and subnet-specific performance metrics.

•	Transaction fees: TAO is used to pay transaction fees on the network. Transaction fees are recycled within the protocol and reduce net token issuance rather than being paid directly to validators or other participants.

•	Governance: Holding or staking TAO does not currently confer on-chain voting rights. Protocol changes are currently executed through a privileged administrative key, as described below.

Under the February 13, 2025 Dynamic TAO (“dTAO”) upgrade, newly issued TAO is first routed to subnets under protocol rules that, since June 2026, allocate TAO across subnets in proportion to each subnet’s exponential moving average alpha token price, subject to adjustments that can reduce or eliminate the share of lower-ranked subnets (from November 2025 to June 2026, allocation was instead based on net TAO inflows from staking activity), and staking into a subnet exchanges TAO for that subnet’s alpha token. Subnet alpha tokens are subnet-specific tokens a participant receives when staking TAO into the subnet’s on-chain market pool, and the alpha token to subnet exchange rate is generally determined by the pool’s reserves. Exits convert alpha tokens back to TAO at the prevailing pool exchange rate at the time of conversion, so outcomes are price sensitive. According to current documentation, emissions for each subnet are generally distributed at the end of every approximately 360 blocks, or about 72 minutes, and the subnet’s participant distribution is generally allocated 41% to miners, 41% to validators and their stakers, and 18% to the subnet owner. The Bittensor blockchain does not impose protocol-enforced delays (unbonding periods) in accessing unstaked TAO. That said, custodians, validators, liquidity pools, or other service providers and operational setups may impose operational, contractual, or practical limits on withdrawal timing or liquidity.

Root Staking and dTAO (Subnet) Staking

Since the dTAO upgrade, a TAO holder can stake in one of two ways: on the root subnet (Subnet 0), which we refer to as “Root Staking,” or on an individual subnet, which we refer to as “dTAO Staking.”

What is staked and how the position is held. In Root Staking, the holder delegates TAO to a validator on the root subnet, and the position remains in TAO. In dTAO Staking, the holder stakes TAO into a particular subnet’s on-chain pool and receives that subnet’s alpha token in exchange, so the position is held in alpha, not TAO.

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Exposure. The principal of a Root Staking position is held in TAO and is exposed to the price of TAO; however, unclaimed Root Staking rewards are held in a validator-level fund that may hold subnet alpha tokens, so their value in TAO may fluctuate until claimed. A dTAO Staking position is exposed to the price of the subnet’s alpha token measured in TAO, and through that to the price of TAO. Each subnet has its own alpha token and pool, and the value of one subnet’s alpha can move very differently from TAO or from other subnets’ alpha.

Source of rewards. Rewards in both models come from protocol emissions, not transaction fees. Root stakers share in the rewards their validator earns across the subnets in which it participates and are paid in TAO. Within each subnet, a validator’s root-staked TAO is counted at a discount, set by a protocol parameter known as the “TAO weight” (0.18 as of October 2026), in determining the validator’s stake weight and the portion of the validator’s rewards allocated to root stakers. The TAO weight is set through the network’s administrative process described below and may change at any time. dTAO stakers share in a single subnet’s validator emissions and are paid in that subnet’s alpha. Under the current protocol, Root Staking rewards accrue as a claimable entitlement in a validator-level fund and are paid in TAO, staked back to the root subnet, only when a claim is submitted, while dTAO Staking rewards accrue to the staked alpha position automatically. In both models, rewards are net of the validator’s commission.

What drives returns. In both models, returns depend on the performance of the chosen validator and the commission it charges. Root Staking returns also depend on the protocol parameter described above. dTAO Staking returns depend on the share of emissions the network directs to the subnet and on the price of its alpha token when the holder converts back to TAO, which can offset the rewards earned or result in a loss.

Liquidity and unstaking. Neither model is subject to a protocol lock-up or unbonding period. A Root Staking position is unstaked directly back to TAO. A dTAO Staking position is unstaked by exchanging alpha back to TAO through the subnet’s pool at the prevailing pool exchange rate, which depends on the depth of the pool and the size of the exchange. In a thin pool, a holder may receive significantly less TAO than it staked. Staking and unstaking transactions in either model are subject to network transaction fees, and dTAO Staking transactions are also subject to the percentage-based swap fee described above (Root Staking converts TAO one-to-one and does not incur that swap fee), and the Custodian’s or validator’s operational processes may affect the timing of those transactions.

Risks. Root Staking carries TAO price risk, validator risk and the risk of changes to protocol parameters. dTAO Staking carries those risks plus risks specific to the subnet, including alpha price volatility, limited pool liquidity, shifts in emissions toward other subnets, and the possibility that the subnet is deregistered. See “Risk Factors—Risks Related to Staking.”

Role in the network. Stake gives validators weight. Validators use that weight to score the work of miners, and their scores determine how each subnet’s emissions are distributed. Root stake gives a validator weight across subnets, while subnet stake gives a validator weight only on that subnet. Neither form of staking validates or finalizes Subtensor transactions, which are produced and finalized by the proof-of-authority authority set. Neither form of staking currently confers on-chain governance or voting rights.

Our staking. We stake our TAO only through Root Staking, by delegating to a root subnet validator operated by Yuma Validator, LLC, as described under “—Our Staking Program” below. We have no present plans to engage directly in dTAO Staking. As previously disclosed, we hold limited partnership interests in two funds managed by Yuma Asset Management, an affiliate of Yuma Validator, LLC, that invest in subnet alpha tokens, which give us indirect exposure to the dTAO Staking risks described above. See Note 3, “Collaborative Agreements and Commitments,” to the condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which is incorporated by reference in this prospectus. We may reconsider direct dTAO Staking in the future and would disclose any material change in our staking activities in our periodic reports.

The initial Bittensor mainnet “Kusanagi” launched in January 2021, was followed by the “Nakamoto” upgrade in November 2021, then a fork to the current “Finney” chain on March 20, 2023. Subnets went live on October 2, 2023. Bittensor documentation describes a bicameral governance model in which a “Triumvirate” (employees of the Opentensor Foundation) authors proposals and a “Senate” (a group of the largest delegates by stake) approves them, and community votes described as Senate votes may be conducted off-chain. However, based on publicly available information about the network’s on-chain runtime as of October 2026, Subtensor does not currently include a Senate or Triumvirate module, and protocol changes, including runtime upgrades and changes to protocol parameters such as the TAO weight, are executed through a privileged administrative (“sudo”) key controlled by a small number of signers. Holding or staking TAO, whether through Root Staking or dTAO Staking, does not currently confer on-chain voting rights. As a result, control over protocol changes is highly concentrated, and governance arrangements may change without notice to, or the approval of, TAO holders.

Our Cryptocurrency Asset Strategy

In June 2025, we adopted a differentiated cryptocurrency treasury strategy focused on the pure play artificial intelligence (AI) crypto coin, TAO, the native cryptocurrency of Bittensor. Bittensor is a decentralized blockchain network for machine learning and AI. This was a shift from our prior approach of holding excess cash (as defined below) primarily in Federal Deposit Insurance Corporation (“FDIC”)-insured interest-bearing accounts. We now seek to allocate substantial portions of our excess cash to purchasing TAO, with the goal of obtaining an increased yield on excess cash by staking TAO for revenue generation and capital appreciation, a strategy that underscores our mission to create significant value for shareholders.

To identify “excess cash,” we first evaluate our cash, cash equivalents, and short-term investments (collectively, “cash assets”). We then estimate the amount of cash assets required to fund approximately 1.5 to 2.0 years of projected operating and working capital needs. Cash assets in excess of this estimated liquidity requirement are considered “excess cash” for purposes of our TAO accumulation strategy. By allocating a substantial portion of our excess cash to TAO, we generally mean that we seek to allocate between 75 percent and 100 percent of this excess cash to the purchase of TAO. However, actual allocation levels may vary due to market conditions, the prevailing price of TAO, liquidity needs, and other factors considered by management.

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To guide our cryptocurrency asset purchases, our Board of Directors (the “Board”) adopted a long-only TAO accumulation strategy and has delegated authority to our Executive Chairman, in consultation with internal personnel and external advisors, to determine the timing, size, and method of TAO purchases with the objective of maximizing tokens per share. Under this authority, management reviews our cash assets, identifies any excess cash as described above, and determines whether to allocate such excess cash to the acquisition of TAO. In addition to using excess cash, our acquisition strategy may also involve issuing debt or equity securities or undertaking other capital raising transactions, subject to market conditions, with the objective of using the proceeds to purchase additional TAO.

We have not established a specific target amount of TAO that we seek to hold. Instead, we monitor market conditions, liquidity needs, and financing opportunities in determining whether to make additional TAO purchases in the future. We view our TAO holdings as long-term holdings and expect to continue accumulating TAO over time. As of June 30, 2026, approximately 87.7% of our treasury holdings were invested in TAO. We do not hedge our TAO exposure and have no diversification strategy into other crypto assets. Accordingly, our treasury strategy currently reflects long-only exposure to TAO. However, we are exploring the potential implementation of hedging strategies to manage risks associated with digital asset price volatility; we have not implemented any hedging strategies to date, and there can be no assurance that any such strategies will be implemented or, if implemented, effective.

Although a liquid market for TAO exists, we have not monetized (i.e., sold) any TAO to date. The majority of our TAO is staked as soon as trade settlement permits, and we currently stake TAO through one staking provider Yuma Validator, LLC (“Yuma”), using Root Staking only. We engage directly only in Root Staking of TAO. We have indirect exposure to subnet alpha tokens through our limited partnership interests in two funds managed by Yuma Asset Management. We have no present plans to engage directly in dTAO Staking. If we were to do so in the future, we would likely do so with a third-party partner possessing substantial subnet expertise and would disclose any material change in our staking activities.

Our Staking Program

We stake our TAO tokens, with the percentage staked varying based on various liquidity and operational considerations, and review this allocation periodically. All staking services are provided through BitGo Bank and Trust, N.A. (formerly known as BitGo Trust Company, Inc.) (the “Custodian”) pursuant to the terms of a Custodial Services Agreement (“CSA”) and the BitGo Staking & Delegation Services Terms (collectively, the “Staking Terms”) which are described below under the heading “Use of Custodians and Storage of TAO Tokens.” In addition, we have entered into a non-custodial Staking & Delegation Technology Services Agreement with Yuma (the “Yuma Agreement”) under which Yuma operates a validator for root subnet staking on the Bittensor network. Yuma does not custody our TAO or any rewards. For 18 months following the effective date of that agreement, we are required to delegate at least 90% of TAO subject to root subnet staking to a Yuma validator.

Process of Staking

The Custodian currently supports staking TAO to the Yuma validator pursuant to its Staking Terms. Under these terms, the Custodian or its designated third-party providers, with input from the Company, stake delegated TAO, and exercise any validation rights and voting rights (which do not include protocol governance or voting rights), and distribute net rewards subject to validator service fees. The Bittensor blockchain does not impose protocol-enforced delays or unbonding periods. We do not currently engage directly in dTAO Staking or participate directly in subnet AMM pools and have no present plans to do so, but may do so in the future. Yuma’s role is non-custodial, and its commission rate pursuant to the Yuma Agreement is the publicly posted validator commission on the Bittensor blockchain and may change from time to time.

The Bittensor Network

Bittensor is a public Layer 1 blockchain, called Subtensor, built with the Substrate framework and organized into independent “subnets” where miners produce digital commodities (commonly AI outputs) and validators evaluate them. On chain, an algorithm named Yuma Consensus aggregates validators’ rankings of miners to compute emissions (new tokens minted by the protocol) for miners, validators, stakers, and subnet creators. This incentive mechanism is widely referred to in project materials as “Proof-of-Intelligence.” TAO is the Network’s native token and is used to pay transaction fees, incentivize subnet participants, and for staking.

Validators

We rely on the Custodian to facilitate our staking activities with respect to TAO tokens. Through its staking services, the Custodian holds and stakes our TAO through its selected validator, Yuma.

All miner-performance validation in Bittensor occurs within subnets; block/transaction validation occurs on the Subtensor blockchain. Each subnet independently produces the digital commodities that are its focus, with the subnet creator defining an incentive mechanism for validators to use in judging miners’ work. Validators apply this incentive mechanism to miners, score their performance, and submit these weights to the Bittensor blockchain. These validator scores are then used by the Yuma Consensus algorithm to determine the proportion of the subnet’s emissions that should be allocated to each miner.

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Each validator submits its rankings of miners it has evaluated to the Bittensor blockchain. The algorithm then considers all these rankings and seeks to identify which validators appear to provide the most reliable evaluations. Validators whose rankings appear to consistently align with those of other validators should gain more influence in the system, while validators that submit less reliable evaluations are expected to lose influence.

How We Earn Staking Rewards

As holders of TAO tokens, we can stake any amount of the liquidity we hold to a validator. Also known as “delegation”, staking supports validators, because their total stake in the subnet, including stake delegated to them by others, determines their consensus power and their share of emissions. After the validator extracts their take, the remaining emissions attributable to our root stake accrue to us in proportion to our stake with that validator as a claimable entitlement, which is added to our staked TAO when claimed. We stake TAO tokens through arrangements facilitated and managed by the Custodian and its selected validator, Yuma. For a further discussion of the risks related to staking, see “Risk Factors—Risks Related to Staking” elsewhere in this prospectus.

Use of Custodians and Storage of TAO Tokens

In June 2025, we entered into a CSA with the Custodian, which is a national trust bank chartered and regulated by the Office of the Comptroller of the Currency and licensed to act as a custodian, for a six-month initial term with automatic six-month renewals unless terminated. Termination may occur for convenience with 60 days’ prior written notice or for breach with 30 days’ notice. Under the CSA, the TAO held in our custodial account is segregated from both the Custodian’s own property and the assets of the Custodian’s other customers, except for any digital assets that we specifically move into shared accounts. We have not moved any of our TAO into shared accounts. Our TAO that is not staked or pending settlement of a trade is held by the Custodian in cold storage. TAO pending settlement is reflected in the Custodian’s off-chain settlement system until it is withdrawn on-chain. The Custodian provides quarterly electronic account statements and, upon request, will confirm asset holdings. To value TAO held in our account, the Custodian electronically obtains USD equivalent prices from digital asset market data with amounts rounded up to the seventh decimal place to the right. Insurance coverage maintained by the Custodian is described further below. Access to the Company’s custodial account holding TAO is generally limited to persons designated by us through the Custodian’s user interface. The Prime Broker (defined below) is permitted limited access to the Company’s custodial account solely to facilitate the execution of trades of TAO.

In June 2025, we also entered into a Master Purchase Agreement (“MPA”) with BitGo Prime LLC (the “Prime Broker”), which is a Delaware limited liability company, to facilitate digital asset trading through the Prime Broker’s proprietary electronic trading system. The agreement operates on a principal-to-principal basis, with each party acting for its own account and not as agent or fiduciary to the other party. All transactions are settled through, and custodied at, the Custodian under the CSA described herein. The Custodian maintains sole and exclusive custody of the Company’s TAO at all times, including during the pendency of trading activity by the Prime Broker. Notwithstanding the Company’s use of the Prime Broker to facilitate trading activities, the Prime Broker does not at any time take custody, possession, or control of the Company’s TAO assets. Pursuant to the MPA, upon confirmation of a trade, settlement occurs on a delivery-versus-payment basis, whereby the Prime Broker facilitates the simultaneous exchange of U.S. dollars from the Company’s custodial account maintained with the Custodian in consideration for the delivery of the corresponding TAO tokens to such account. This settlement mechanism is designed to mitigate counterparty risk by ensuring that the transfer of funds and digital assets occurs concurrently and that the Company’s TAO assets remain in the custody of the Custodian throughout the transaction lifecycle. Access to the Company’s trading account is generally restricted to users it designates. The Prime Broker uses the Custodian’s balance inquiry functionality to verify the existence of sufficient assets before executing trades. The MPA terminates automatically upon termination of the CSA, and the Prime Broker reserves the right to suspend or modify services at its discretion.

The TAO Daily

On September 22, 2025, we announced the launch of The TAO Daily, our comprehensive media, news, and insight platform dedicated to Bittensor (TAO) and the TAO ecosystem. The TAO Daily platform aims to highlight the Bittensor ecosystem developments and provide transparency into the rapidly growing world of decentralized AI. The platform also aims to centralize resources useful to TAO users and investors. Additionally, a new podcast, The TAO Pod, is hosted by James Altucher and Joseph Jacks, well-known TAO ecosystem leader and crypto treasury advisor to the Company.

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Implication of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenues of at least $1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of our most recently completed second fiscal quarter or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company,

•	we may reduce our executive compensation disclosure;

•	we may present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	we may avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

•	we may not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

We have availed ourselves in this Prospectus of the reduced reporting requirements described above with respect to compensation disclosure requirements. As a result, the information that we provide stockholders may be less comprehensive than what you might receive from other public companies. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We have not elected to avail ourselves of the exemption that allows emerging growth companies to extend the transition period for complying with new or revised financial accounting standards. This election is irrevocable.

As a company with less than $1.235 billion in total annual gross revenues during our last fiscal year, we qualify as an “emerging growth company.”

Smaller Reporting Company

We are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Corporate Information and History

We were incorporated in the State of Delaware on October 31, 2012 as “Neurotrope Bioscience, Inc.” On August 23, 2013, Neurotrope Acquisition, Inc., a wholly owned subsidiary of Neurotrope, merged with and into us. We were the surviving corporation in this merger and became a wholly owned subsidiary of Neurotrope. On December 7, 2020, Neurotrope completed the complete legal and structural separation of Synaptogenix, Inc. from Neurotrope. On June 26, 2025, the Company changed its legal name from Synaptogenix, Inc. to TAO Synergies Inc.

Our principal executive offices are located at 1185 Avenue of the Americas, 3rd Floor, New York, New York, and our telephone number is (973) 242-0005. Our website is located at www.taosynergies.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be made available free of charge on our website as soon as reasonably practicable after we electronically file these materials with, or furnish it to, the SEC on their website located at www.sec.gov. The information contained on, or that can be accessed through, our website is not a part of this registration statement. We have included our website address in this prospectus solely as an inactive textual reference.

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Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. Furthermore, these factors represent risks and uncertainties that could cause actual results to differ materially from those implied by forward-looking statements. Accordingly, in evaluating our business, we encourage you to consider the following discussion of risk factors, in its entirety, in addition to other information contained in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our other public filings with the SEC. The following risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Risk Factor Summary

We are providing the following summary of the risk factors contained in this prospectus to enhance the readability and accessibility of our risk factor disclosures. We encourage you to carefully review the full risk factors contained in this prospectus in their entirety for additional information regarding the material.

•	Our digital asset treasury strategy is novel, operationally complex, and concentrated in TAO, and we may be unable to successfully implement, scale, or maintain this strategy, which could materially harm our business and financial results.

•	Our financial condition and results of operations are heavily dependent on the market price, liquidity, and volatility of TAO, exposing us to significant valuation risk, potential asset impairments, liquidity constraints, and earnings volatility.

•	Our TAO-focused strategy depends on the continued operation, security, governance, and adoption of the Bittensor network, a decentralized AI blockchain with evolving and unproven technology, incentive mechanisms, and governance structures that we do not control.

•	We rely on third-party custodians, prime brokers, validators, and infrastructure providers for the custody, trading, settlement, and staking of TAO, and any operational failure, cybersecurity incident, insolvency, regulatory action, or misconduct at these providers could result in the loss, inaccessibility, or impairment of our crypto assets, with limited contractual recourse.

•	Staking activities expose us to additional operational, technological, liquidity, counterparty, and regulatory risks, including slashing-like economic penalties, missed rewards, limited validator diversification, illiquidity of staked assets, and contractual liability caps that may limit our ability to recover losses.

•	Our limited partnership interests in subnet funds managed by an affiliate of our validator give us indirect exposure to volatile and less liquid subnet alpha tokens, are subject to redemption restrictions, and create affiliated-party concentration risk.

•	The regulatory and legal framework governing crypto assets, staking activities, and decentralized AI networks remains highly uncertain, and adverse regulatory developments, evolving interpretations, or enforcement actions could subject us to significant compliance obligations, restrict our activities, increase costs, or require us to materially modify or cease portions of our business.

•	Our TAO holdings are less liquid than traditional cash and cash equivalents, and limited trading venues, low market depth, and reliance on third-party platforms could prevent us from accessing liquidity when needed or force sales at unfavorable prices.

•	Crypto asset transactions are irreversible, so theft or error could permanently cost us our TAO.

•	We may need to raise additional equity or debt financing to support our TAO acquisition and treasury objectives, and such financings could be dilutive, may not be available on favorable terms, or may not be available at all.

•	We may lack effective tools to hedge against declines in the price of TAO, as derivatives and risk-management markets for TAO are limited or nonexistent, increasing our exposure to adverse market movements.

•	Security breaches, cyberattacks, or failures in our systems, our custodians’ systems, or third-party infrastructure could result in theft, loss, or compromise of crypto assets, confidential information, or operational systems, materially harming our business and reputation.

•	Certain directors, officers, employees, consultants, and affiliates may hold or trade crypto assets for their own accounts, creating actual or perceived conflicts of interest that could adversely affect governance, decision-making, or market perception.

•	We are highly dependent on key personnel, including our TAO token consultant, and may be unable to retain or attract the specialized talent necessary to execute our strategy in a highly competitive and rapidly evolving market.

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•	Our ownership and operation of The TAO Daily, a digital asset news and data platform focused on the Bittensor ecosystem, present risks of actual or perceived conflicts of interest, regulatory scrutiny, reputational harm, and allegations of bias, market manipulation, or misuse of information.

•	Our advertising, media, and data operations depend on the continued reliability, scalability, and security of our technical infrastructure and third-party service providers, and disruptions, failures, or rising costs could adversely affect our revenues and operating results.

•	Failures to comply with evolving data protection, privacy, cybersecurity, and consumer protection laws and regulations could result in enforcement actions, litigation, reputational harm, and significant compliance costs.

•	Our pursuit of strategic alternatives and continued development of Bryostatin-1 may not succeed, and our board could pursue a liquidation in which stockholders lose some or all of their investment.

•	We have identified material weaknesses in our internal control over financial reporting, which could lead to restatements, regulatory sanctions, and a loss of investor confidence.

•	The market price of our common stock has been and may remain volatile, and you could lose all or part of your investment.

•	If we fail to meet Nasdaq's continued listing standards, our common stock could be delisted, reducing its liquidity and value.

•	Future sales or issuances of our common stock or other equity securities, including shares issued on conversion of our Series E Preferred Stock or exercise of our Series E Warrants, could dilute your ownership and lower our stock price.

Risks Related to Our Digital Asset Strategy and Holdings

Our adoption of a digital asset treasury strategy centered on TAO and participation in the Bittensor network may not be successfully implemented and exposes us to significant operational, market, cybersecurity, and regulatory risks.

In June 2025, we adopted a differentiated digital asset treasury strategy that concentrates our excess liquidity in TAO, the native token of the Bittensor network, and contemplates staking and other on-chain activities designed to earn yield and potentially increase our TAO exposure over time. This strategic shift departs from traditional cash management and requires new and evolving operational, technical, accounting, compliance, and risk-management capabilities. There is no assurance that we will be able to execute, scale, or profitably maintain this strategy as currently contemplated, within the anticipated timeframes, or at all. Any shortfall or delay in building and maintaining the necessary infrastructure, internal controls, vendor oversight, and personnel expertise could materially adversely affect our business, results of operations, and financial condition.

Our TAO-focused activities depend on the design, security, and performance of the Bittensor network, a decentralized AI blockchain with a novel incentive and consensus design often described as Proof of Intelligence, implemented across a Subtensor base chain and AI subnets. The Bittensor protocol, its software clients, validator and miner incentive mechanisms including Yuma consensus and subnet-level scoring, and its governance model continue to evolve and may contain defects, vulnerabilities, or design tradeoffs that create operational disruptions, unexpected economic outcomes, or security incidents. We do not control or have any ability to meaningfully influence the development, governance, or security of the Bittensor network. Changes to protocol rules, software releases, forks, governance processes, or emergency measures, whether to address bugs, exploits, or performance, can occur on short notice, may be contentious, and could impair staking operations, reduce rewards, or adversely affect the TAO market. Past network security events and rapid protocol changes illustrate these risks and the potential for downtime, loss of confidence, or adverse impacts on TAO’s value.

To participate in staking and similar on-chain activities, we rely on specialized infrastructure and third-party service providers, including custodians and validators, for critical functions such as key management, staking delegation, software upgrades, and node uptime. Errors, malfunctions, outages, performance degradation, or cybersecurity incidents at any of these providers, or within our own systems, could result in the permanent loss, slashing, or inaccessibility of staked or unstaked TAO, missed rewards, or the inability to transact or rebalance our treasury in a timely manner. Because Bittensor’s AI workloads and validations depend in part on off-chain infrastructure, failures or manipulation in those off-chain processes can also negatively affect on-chain incentives and our staking outcomes. We may be required to incur unanticipated costs to adapt to protocol updates, add redundancy, or transition providers, which may not be successful.

The regulatory environment applicable to public companies pursuing cryptocurrency treasury strategies, and to crypto asset markets, staking, and decentralized AI networks in particular, remains uncertain and continues to evolve. We are subject to ongoing scrutiny by regulators and listing authorities, and future interpretations or rulemakings by the SEC, Nasdaq, or other domestic or foreign regulators could impose registration, disclosure, custody, broker-dealer, exchange, investment company, commodity, sanctions, AML and KYC, tax, or other requirements that are costly to implement, restrict our activities, or require changes to our strategy. Future classification of TAO or staking rewards as securities, commodities, or other regulated instruments could impose significant compliance obligations, increase costs, or limit our ability to continue our current activities. Any adverse regulatory developments, examination findings, enforcement actions, accounting guidance, or changes in tax treatment applicable to TAO, staking rewards, or our treasury practices could materially adversely affect our operations, financial condition, and the market for our securities.

We may seek to raise additional capital in the future to support our digital asset treasury strategy, including the acquisition of TAO, and we cannot predict the timing of any such financing.

We may pursue additional financing to support our digital asset treasury strategy, which may involve acquiring, holding, or managing TAO, as part of our corporate treasury operations. These financing activities could include the issuance of equity or equity-linked securities in public offerings, as well as issuing equity or equity-linked securities in exchange for TAO, which may result in substantial dilution to existing stockholders. The timing, amount, and terms of any such financing will depend on market conditions and our strategic objectives, and we cannot predict when or if such financing will occur. Any such financing may not be available on favorable terms, or at all.

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In addition, the value and volatility of digital assets like TAO may require us to maintain higher levels of liquidity or collateral, potentially increasing our need for capital. If we issue additional shares or securities convertible into or exercisable for shares of our common stock, our existing stockholders may experience dilution of their ownership interests, and the market price of our common stock may decline. There can be no assurance that any future financing will be available on acceptable terms, or at all, and any inability to raise capital when needed could adversely affect our financial condition and strategic initiatives.

Our financial results are heavily dependent on TAO, significantly increasing our exposure to crypto asset market volatility, valuation uncertainty, and concentrated credit risks.

Our holdings in crypto assets are focused on TAO, which subjects us to heightened risks related to asset concentration and market volatility. A substantial decline in demand for TAO, if not offset by interest in other assets, would materially and adversely impact our revenues and overall financial performance. This concentration also amplifies our vulnerability to downturns in the broader crypto market, exposing us to outsized losses, asset write-downs, liquidity constraints, and difficulties in meeting collateral obligations.

Moreover, a significant percentage of the TAO tokens in circulation is concentrated among a relatively small number of holders, including network validators, early participants, and large-scale staking entities. This concentration increases the risk that a small number of parties could exert outsized influence over governance decisions, validator selection, network upgrades, and the market for TAO. If large holders were to coordinate, they could act in ways that disadvantage us or smaller participants, including by influencing the direction of protocol development, restricting access to certain subnets, or taking positions that destabilize the market price of TAO. Concentrated ownership also heightens the risk of large, sudden dispositions of TAO, which could adversely affect liquidity and price stability. Any of these developments could impair our ability to rely on the Bittensor network, reduce the value of our holdings, or otherwise adversely affect our business, financial condition, and results of operations.

Additionally, accurately valuing crypto assets, including TAO, can be challenging, especially during periods of market stress. Crypto assets trade globally across numerous exchanges, many of which are lightly regulated, causing significant price volatility and disparities across trading venues. The absence of a centralized market or definitive closing price means valuations can be unreliable or temporarily distorted due to liquidity shortages, market disruptions, or manipulation. Such valuation uncertainties complicate the accurate determination of our financial position and make it difficult for auditors to verify our asset values.

Moreover, new accounting standards requiring adjustments to how we mark crypto assets to market values could introduce substantial fluctuations in our reported earnings. These valuation changes might also trigger unintended tax liabilities, resulting in increased tax expenses or additional compliance burdens.

Our concentrated crypto asset holdings further expose us to credit risks. For instance, maintaining large asset balances with a single custodian or significant lending exposure to a single counterparty within the crypto industry could substantially increase the severity of an adverse event, as the failure or insolvency of such entities would directly jeopardize a major portion of our assets.

If we fail to successfully implement our crypto asset-related business strategy, or if our strategy proves ineffective, our business, financial condition and results of operations could be materially and adversely affected.

Our future performance depends significantly on the successful execution of our business strategy, which is focused, in part, on acquiring, holding and staking TAO and participating in the TAO ecosystem. This strategy is novel, involves exposure to emerging technologies and markets, and requires effective management of operational, technological, and financial resources. The successful implementation of this strategy will place substantial demands on our management team and infrastructure. Moreover, given the rapidly evolving regulatory and technological landscape surrounding crypto assets, there is no assurance that our strategy will be successful, or that it will result in improved financial performance or long-term shareholder value. We may, at any time, modify or abandon certain components of our business plan in response to market conditions, regulatory developments, or other factors. Additionally, our strategy is untested over extended market cycles, and unforeseen complications, operational failures, regulatory shifts, or insufficient demand for TAO could significantly impede our business objectives. If we are unable to effectively implement our strategy, or if the strategy does not yield the anticipated benefits, our business prospects, growth potential, and profitability could be materially and adversely impacted.

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We may lack effective tools to hedge against TAO’s price volatility, as no established derivatives market exists for TAO and broader crypto hedging instruments are generally limited to major tokens like Bitcoin. This leaves us more exposed to adverse market swings and unable to mitigate downside risk through conventional strategies. Our concentrated TAO holdings also present liquidity challenges, as TAO’s trading volume is limited and large sales could depress prices and trigger steep losses. These constraints are compounded by the small number of platforms supporting TAO, some of which are offshore or decentralized. In adverse market conditions, we may be unable to liquidate TAO at reasonable prices, potentially impairing our ability to meet financial obligations. These combined factors make our treasury strategy more volatile and less liquid than one based on traditional assets.

Managing crypto assets like TAO also introduces operational complexities and control risks distinct from traditional treasury functions. Our limited experience in large-scale crypto custody increases the risk that our procedures may be inadequate to safeguard assets or accurately record transactions. Effective crypto asset management requires strict private key security, wallet controls, and transaction protocols; failures in these areas could result in irreversible losses. Even with third-party custodians, we must ensure proper oversight, reconcile blockchain data with financial records, and comply with evolving accounting standards. Human error, phishing attacks, or insider misconduct could also expose us to theft or fraud. Our finance team may experience a steep learning curve in navigating blockchain-based accounting, and weaknesses in our systems could lead to delays, errors, or regulatory issues. While we are investing in controls and personnel, there is no guarantee our risk management will remain effective as the crypto landscape evolves.

Our crypto asset strategy also relies heavily on evolving blockchain technology, which is subject to rapid change, technical challenges, and potential obsolescence. Protocols underlying TAO, including but not limited to key subnets, could experience security vulnerabilities, errors in code, malicious attacks, or other technical failures. Any such incidents could undermine confidence in TAO, result in significant financial losses, and materially impair our business. Additionally, future technological advances, including quantum computing, could potentially compromise the cryptographic foundations of blockchain technology underlying TAO, posing additional risk to the security and long-term viability of our crypto asset holdings.

Bittensor’s TAO token, generated via a decentralized “Proof-of-Intelligence” mining process, faces significant volatility, governance centralization risks, regulatory uncertainty, limited liquidity, and ongoing security vulnerabilities related to its AI-focused consensus model and underlying decentralized infrastructure.

Bittensor’s native token, TAO, was launched via a “fair launch” mining process in January 2021 and, according to public reports, without a pre-sale, ICO, or pre-mined allocation. Circulating tokens were earned by miners, promoting decentralization but potentially resulting in wealth concentration among early participants. The project is managed by the Opentensor Foundation, a small team of developers, making it heavily dependent on their ongoing involvement. Until early 2024, governance power was concentrated in a small number of validators, posing centralization risks. Although Bittensor documentation describes a bicameral Triumvirate and Senate governance model and the dTAO upgrade was implemented in February 2025, protocol changes are currently executed through a privileged administrative key controlled by a small number of signers, as described under “Prospectus Summary—Background on TAO and Bittensor,” and these arrangements remain relatively untested and could present unforeseen challenges and conflicts of interest.

TAO tokens are generated through Bittensor’s “Proof-of-Intelligence” consensus mechanism, where validators assess AI contributions from miners to distribute rewards. This approach, however, introduces potential vulnerabilities such as subjective evaluations, collusion, and technical security risks. Notably, in July 2024, a supply-chain attack led to theft of private keys and prompted a temporary network shutdown, underscoring existing security concerns and highlighting the network’s reliance on centralized emergency controls. TAO has a capped supply of 21 million tokens. The first halving of the per-block emission rate occurred on December 15, 2025, when total issuance reached 10.5 million TAO, and subsequent halvings will occur when further predetermined issuance thresholds are reached. These dynamics could influence miner incentives and affect market liquidity.

TAO’s value is speculative and highly dependent on future adoption and ecosystem growth. Trading liquidity is limited and primarily concentrated on offshore exchanges, increasing price volatility and counterparty risks. Currently, derivatives markets for TAO are limited, and while products such as the Grayscale Bittensor Trust may enhance market accessibility, they carry additional liquidity and regulatory uncertainties.

Bittensor, a decentralized AI blockchain network using a “Proof-of-Intelligence” consensus model tied to subnet output evaluation and performance for purposes of allocating token emissions and incentives (distinct from Subtensor’s separate mechanism for ordering transactions and finalizing blocks), faces significant technical, operational, scalability, governance, and regulatory risks, including dependence on third-party off-chain infrastructure, potential vulnerabilities in AI validation processes, limited scalability, decentralized governance inefficiencies, and regulatory uncertainties, all of which could adversely impact the value and adoption of its native TAO token.

TAO functions on the Bittensor network, which operates as a decentralized AI network built on a custom blockchain utilizing the Substrate framework and employs a novel consensus mechanism commonly referred to as “Proof-of-Intelligence,” whereby subnet output evaluation (and the resulting token emission and incentive allocations) are tied to performance within specialized subnets. This Proof-of-Intelligence consensus mechanism is distinct from Subtensor’s separate mechanism for transaction ordering and block finality. The complex architecture of this system introduces significant technical and operational risks. Given the sophisticated blockchain infrastructure and Bittensor’s specialized AI-focused subnets, there exists a heightened potential for software errors, system vulnerabilities, and unforeseen operational disruptions. Such events could result in extended network downtime, diminished user confidence, or even irreversible losses of digital assets.

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Moreover, Bittensor heavily depends on off-chain infrastructure for executing AI computations, leading to inherent trust and transparency issues. Users must rely on third-party providers to execute AI tasks accurately and securely. Any inaccuracies, misreporting, malicious actions, or operational failures in these off-chain processes could significantly damage the reliability and overall reputation of the Bittensor network and negatively impact the TAO token’s value.

The decentralized nature of Bittensor further presents notable scalability challenges. As participation increases, the complexity and resource-intensiveness of validating and evaluating AI model contributions can create bottlenecks and degrade system performance. These scalability constraints could prevent Bittensor from effectively competing with centralized AI platforms, potentially limiting widespread adoption and constraining growth in demand for the TAO token.

In addition, maintaining robust quality control and verifying AI outputs within the Bittensor ecosystem pose ongoing challenges. While the platform employs a competitive, reputation-based reward system to incentivize quality contributions, this structure remains vulnerable to risks such as validator collusion, sabotage among competing model providers, and manipulation of reputation or reward mechanisms. Without robust on-chain verification processes, incorrect or deceptive AI outputs may proliferate, eroding trust and undermining the perceived value of services provided through the network.

The value and liquidity of the TAO token also depend substantially on its adoption among developers, researchers, and other users within decentralized AI markets. If Bittensor fails to expand beyond niche communities or becomes overshadowed by centralized AI alternatives, it may experience decreased demand for its services. This scenario would negatively impact the market price and liquidity of TAO, adversely affecting our financial position.

Bittensor’s governance arrangements, under which protocol changes are currently executed through a privileged administrative key rather than by a vote of TAO holders, also introduce additional risks related to decision-making delays, political friction, and governance inefficiencies. Regulatory ambiguity and increased scrutiny surrounding decentralized AI systems and crypto tokens further compound these governance challenges. Adverse regulatory actions, unclear legal interpretations, or new compliance obligations could impose substantial additional costs or operational restrictions or potentially force cessation of certain business activities altogether. This regulatory uncertainty could also deter institutional adoption and broader acceptance of Bittensor, further limiting its potential growth and stability. Collectively, these technical, operational, market, governance, and regulatory risks could result in substantial volatility in the value of TAO, materially affecting our business strategy involving this asset.

In addition, Subtensor currently uses a proof-of-authority model under which a small, permissioned set of validators operated by the Opentensor Foundation produces and finalizes blocks. By contrast, Yuma Consensus is an on-chain emissions algorithm that computes reward allocations from validator rankings of model performance and does not provide transaction ordering, block production, or ledger finality. Reliance on this authority set centralizes transaction ordering and finality and increases the risk of network halts, delayed processing, or selective censorship if operators fail, are compromised, or change policies. Compromise or misuse of authority signing keys, software defects, or misconfiguration may require emergency coordination or restricted operating modes and could disrupt our ability to acquire, transfer, or dispose of TAO, potentially triggering exchange or custodian pauses, reduced liquidity, wider spreads, and price volatility. Concentration at the authority layer also creates a single point of operational and regulatory leverage: legal orders, sanctions, or jurisdictional restrictions directed at the Foundation or authority operators could compel blocking, reordering, or exclusion of transactions or participants. The composition, permissions, and parameters of the authority set may change on short notice, and elevated security and key-management demands increase the risk of downtime or reorganizations; authority control can also amplify governance disputes. Collectively, these factors may impair network reliability and perceived decentralization, reduce adoption and TAO liquidity, and adversely affect our business, financial condition, and results of operations.

The open-source and decentralized design of crypto asset networks, including the Bittensor network on which the TAO crypto asset functions, exposes us to risks related to forks, air drops, incidental rights, and related technological and operational disruptions.

Blockchain networks like Bittensor can also undergo “hard forks,” splitting into separate networks due to planned upgrades, technical disagreements, or vulnerabilities. In addition, events such as air drops or the granting of incidental rights may occur, resulting in the distribution of new or derivative digital assets. These events can create or duplicate assets and raise practical and legal considerations regarding whether, and how, holders are able to receive, claim, or use such assets.

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In the event of an airdrop, hard fork, or the granting of incidental rights, we will decide how to proceed using its best judgment and, where required, after obtaining advice from legal, tax, accounting, and cybersecurity professionals. Public blockchain events such as airdrops and hard forks may create new assets or duplicate existing assets. We may lack the technical capability, private keys, or custodial support to receive, claim, hold, transfer, or secure these assets. Hard forks can enable replay of transactions and may require changes to key management and software. Claiming mechanisms and unsolicited token transfers can expose us to phishing, malicious smart contracts, dusting, and other cyber threats. Exchanges, custodians, and payment processors may pause or refuse support for a new asset or chain, which can disrupt our products and increase costs. In addition, receipt of airdropped or forked assets may be treated as taxable income upon our ability to exercise control, even if we cannot promptly monetize the asset, which could result in tax liabilities that exceed any related proceeds. Valuation and timing for tax purposes are uncertain and may be challenged by tax authorities. Regulators may also determine that certain airdropped or forked assets are securities, derivatives, or otherwise subject to registration, licensing, or compliance obligations, which could restrict our ability to hold, transfer, or monetize such assets and expose us to enforcement risk. The accounting treatment of these assets is complex and unsettled, and any misjudgment in recognition, valuation, or disclosure could lead to misstatements, restatements, or disagreements with our auditors. In addition, our custodians or other service providers may reserve contractual rights to retain or decline to support airdropped or forked assets, which could prevent us from realizing any economic benefit from these events. Any of these events could result in loss or theft of assets, unexpected tax obligations, service interruptions, or reduced revenue, and could adversely affect our business, financial condition, and results of operations.

Our operating results are dependent on the price of TAO. If such price declines, our business, operating results, and financial condition would be adversely affected.

Any declines in the volume of crypto asset transactions, the price of crypto assets, or market liquidity for crypto assets generally may adversely affect our operating results. We have significant investments in TAO. As of October 23, 2026, we held digital assets valued at approximately $22.0 million. Thus, changes in the value of TAO will generally have a significant impact on our results. Our operating results will be impacted by the revenues and profits we generate from the purchase, sale, and trading of crypto assets.

The market price of Bittensor’s TAO token has been highly volatile and could decline sharply at any time. For example, TAO’s price experienced a rise of over 1000% in 2024, reaching a high above $767 in April 2024, and subsequently declined by approximately 60% from that peak as of October 1, 2026. Such extreme fluctuations could significantly increase or reduce the value of our TAO holdings within a short period. The market price of TAO can be driven by a variety of factors beyond our control, including speculative investor behavior, regulatory developments, changes in market liquidity, the adoption and performance of the Bittensor network, cybersecurity incidents, macroeconomic events, or negative publicity about digital assets generally or TAO specifically. Because we have invested a substantial portion of our treasury in TAO, a major downturn in TAO’s market price could materially impair the value of our assets and even jeopardize our ability to meet cash needs or financial obligations.

The price of crypto assets and associated demand for buying, selling, and trading of crypto assets have also historically been subject to significant volatility. For instance, in 2017 and 2021, the value of certain crypto assets, including bitcoin, experienced steep increases in value, followed by steep declines in 2018 and 2022. After recovering from the 2018 decline and reaching record highs in December 2021, the value of the total crypto market cap declined by approximately 64% in the twelve months ended December 31, 2022. The collapse of several companies in the crypto asset industry such as Celsius, Voyager, and FTX impacted crypto asset prices in 2022 and the majority of 2023. We believe that the approval and launch of spot-based Bitcoin ETFs in the U.S. in the first quarter of 2024 and the election of President Donald Trump in the fourth quarter of 2024 contributed to an increase in the crypto market capitalization during 2024. However, although the crypto market reached a peak during mid-2025, they subsequently experienced a general decline and ended the year below such peak levels.

The price and trading volume of any crypto asset is subject to significant uncertainty and volatility, and may significantly decline in the future, without recovery. Such uncertainty and volatility depend on a number of factors, including:

•	market conditions across the cryptoeconomy;

•	changes in liquidity, volume, and trading activities;

•	trading activities on crypto asset trading platforms worldwide, many of which may be unregulated, and may include manipulative activities;

•	investment and trading activities of highly active retail and institutional users, speculators, miners, and investors;

•	the speed and rate at which cryptocurrency is able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial asset worldwide, if at all;

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•	decreased user and investor confidence in crypto assets and crypto asset trading platforms;

•	negative publicity and events relating to the cryptoeconomy;

•	unpredictable social media coverage or “trending” of crypto assets;

•	the ability for crypto assets to meet user and investor demands;

•	the functionality and utility of crypto assets and their associated ecosystems and networks, including crypto assets designed for use in various applications;

•	consumer preferences and perceived value of crypto assets and crypto asset markets;

•	increased competition from other payment services or other crypto assets that exhibit better speed, security, scalability, or other characteristics;

•	regulatory (including enforcement) or legislative changes and updates affecting the cryptoeconomy;

•	the characterization of crypto assets under the laws of various jurisdictions around the world;

•	the maintenance, troubleshooting, and development of the blockchain networks underlying crypto assets, including by miners, validators, and developers worldwide;

•	the ability for cryptocurrency networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;

•	ongoing technological viability and security of crypto assets and their associated smart contracts, applications, and networks, including vulnerabilities against hacks and scalability;

•	fees and speed associated with processing crypto asset transactions, including on the underlying blockchain networks and on crypto asset trading platforms;

•	financial strength of market participants;

•	the availability and cost of funding and capital;

•	the liquidity of crypto asset trading platforms;

•	interruptions in service from or failures of major crypto asset trading platforms;

•	availability of an active derivatives market for various crypto assets;

•	availability of banking and payment services to support cryptocurrency-related projects;

•	level of interest rates and inflation;

•	monetary policies of governments, trade restrictions, and fiat currency devaluations; and

•	national and international economic and political conditions.

Furthermore, crypto asset prices may be subject to market manipulation or distortion, including pump-and-dump schemes, wash trading, spoofing, and front-running, particularly on unregulated exchanges. Such manipulation could significantly impact the perceived value and trading volume of TAO and undermine investor confidence in the crypto asset market, adversely affecting our business.

There is no assurance that any crypto asset will maintain its value or that there will be meaningful levels of trading activities. In the event that the price of crypto assets or the demand for trading crypto assets decline, our business, operating results, and financial condition could be adversely affected.

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Certain of our directors, officers, employees and independent contractors may hold crypto assets.

Certain of our directors, officers, employees, and independent contractors may hold crypto assets, including the same crypto assets in which we invest, or have other crypto-related personal investments. Such persons may actively invest in crypto projects and crypto assets on their own behalf, which could incentivize them to take actions (or refrain from actions) that favor their personal crypto holdings or related business interests over our interests and the interests of our shareholders. Our affiliates may also have substantial direct investments in crypto assets and are under no obligation to prioritize or consider our interests when managing those investments, potentially leading to conflicts of interest. Certain of our directors, officers, employees, and independent contractors may have outside business ventures or participate in other crypto-related initiatives, potentially diverting their time, attention, and resources away from our Company. Our internal policies and procedures may not fully eliminate these conflicts, and there is no assurance that the personal or outside interests of these individuals will consistently align with our interests or those of our shareholders. If such conflicts are not adequately managed, our decision-making processes, corporate governance, market perception, and overall financial performance may be adversely affected.

We are highly dependent on James Altucher and other key personnel, and our inability to retain or attract experienced individuals could materially harm our business.

We are highly dependent on the services of our TAO token consultant, James Altucher, for leading our TAO-based revenue generation strategy. Because we operate in a relatively new industry that requires highly skilled and technical personnel, our future success is highly dependent on the talents and contributions of Mr. Altucher. The loss of Mr. Altucher could disrupt our operations and have a material adverse effect on our business.

Mr. Altucher is free to engage in activities outside of the Company, although he is obligated under his consulting agreement to devote his TAO-related activities exclusively to us. While Mr. Altucher has provided services to the Company under a consulting arrangement that currently extends through June 8, 2027, he is not expected to devote his full time, attention or efforts to us. Mr. Altucher may continue to manage significant crypto assets outside of the Company, which may consume some of his time, attention and efforts. In addition, we cannot assure investors that the consulting agreement will be renewed or extended beyond its current term.

Additionally, our future growth and success depend on our ability to attract, retain, and motivate skilled employees and contractors in the crypto asset industry. Competition for qualified personnel in the crypto asset and blockchain industries is intense. The specialized nature of blockchain technology and crypto asset markets means there is limited availability of highly experienced personnel. Our growth strategy depends not only on retaining key individuals like Mr. Altucher but also on our ability to attract and retain additional experienced professionals. Any inability to secure or retain such personnel due to competitive pressures, reputational factors, regulatory uncertainty, or market conditions could adversely impact our ability to execute our strategic initiatives and could materially harm our business.

Our TAO holdings are likely to be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the TAO market has been characterized by significant volatility in price, lower trading volumes, and less liquidity compared to major crypto assets like Bitcoin and traditional fiat currencies. During times of market instability, we may not be able to sell our TAO at favorable prices or at all. For example, TAO currently trades on a limited number of centralized and decentralized platforms, some of which may lack sufficient depth or infrastructure to support large-volume trades or institutional execution. As a result, our TAO holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered TAO or otherwise generate funds using our TAO holdings, particularly in times of market instability or when the price of TAO has declined significantly. If we are unable to sell our TAO, enter into additional capital raising transactions (including transactions using TAO as collateral), or otherwise generate funds using our TAO holdings, or if we are forced to sell our TAO at a significant loss in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Additionally, we rely on third-party exchanges and custodians to facilitate transactions in TAO. These platforms may face operational disruptions, security breaches, regulatory enforcement, insolvency, or other issues beyond our control. Any impairment of our ability to access or transact on these platforms could limit our liquidity, force us into unfavorable asset sales, or prevent us from timely managing our crypto asset holdings, thereby materially affecting our operations and financial condition.

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Regulatory change classifying certain digital cryptocurrency assets as “securities” could lead to our being subject to extensive regulation, which could result in significant costs or force us to cease operations.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act of 1940, as amended (the “1940 Act”), a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date hereof.

The legal and regulatory status of digital assets under U.S. federal and state securities laws remains uncertain and continues to evolve. Although the staff of the Commission’s Division of Corporation Finance has issued statements and responses to frequently asked questions regarding the application of the federal securities laws to certain crypto assets and related activities, including statements regarding protocol staking (May 2025) and liquid staking (August 2025) and frequently asked questions issued in September 2026, and the Commission issued an interpretive release in March 2026 (Release No. 33-11412) addressing the application of the federal securities laws to certain crypto assets and activities, including protocol staking, these staff views and interpretive guidance are not rules, regulations or statements of the Commission, have no legal force or effect, and may be modified, revised or withdrawn at any time, and the Commission has not adopted formal rules as to whether particular digital assets constitute “securities” for purposes of the federal securities laws. Moreover, Bittensor’s staking model, in which staking does not validate or finalize transactions, may not fit squarely within the activities described in that guidance. If the Commission, a court of competent jurisdiction, or another regulatory authority were to determine that any of the digital assets we hold, or transactions involving those assets, constitute “investment securities,” such a determination could result in our being deemed to meet the definition of “investment company” under the 1940 Act if the portion of our assets that consists of investments in our Cryptocurrency exceeds the 40% limit prescribed in the 1940 Act, which would subject us to significant additional regulatory requirements that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

If we were required to register as an investment company under the 1940 Act, we would become subject to extensive and restrictive regulatory requirements, including limitations on our capital structure and leverage, restrictions on transactions with affiliates, custodial and valuation requirements, governance obligations, and enhanced reporting and compliance obligations. Compliance with these requirements would impose substantial costs, divert management attention, and could materially and adversely affect our business, financial condition, and results of operations. Moreover, our current business model is not designed to operate as a registered investment company, and registration may not be feasible.

The Commission has previously indicated that certain digital assets may be considered securities depending on their structure and use. Such determinations are highly fact-specific. Future developments could change the legal status of digital assets that we may hold, requiring us to comply with securities laws. Further, state regulators may conclude that the digital assets we hold are securities under state laws, requiring us to comply with state-specific securities regulations. States like California have stricter definitions of “investment contracts” than the Commission, increasing the risk of additional regulatory scrutiny. Such state-level determinations could subject us to additional regulatory obligations, enforcement actions, or limitations on our activities.

If any of our Cryptocurrencies are determined to be investment securities for purposes of the 1940 Act, we may be required to change our operations, wind down our operations, or register as an investment company under the 1940 Act. We could take steps to reduce our Cryptocurrency holdings as a percentage of our total assets, which may include, among others, selling Cryptocurrency that we might otherwise hold for the long term and deploying our cash in assets that are not considered to be investment securities under the 1940 Act, in which case we may be forced to sell Cryptocurrency at unattractive prices. In addition, we may seek to acquire additional assets that are not considered investment securities under the 1940 Act, restructure our operations, or incur indebtedness, issue additional equity, or enter into other financing arrangements that may be dilutive or otherwise unattractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid meeting the definition of “investment company” under the 1940 Act and becoming subject to its requirements. If any of our Cryptocurrencies are determined to constitute securities for purposes of the federal securities laws, and if we are not able to come within an available exemption or exclusion under the 1940 Act, then we would have to register as an investment company and change the manner in which we conduct our business, which may not be feasible. In addition, such a determination could adversely affect the market price of our Cryptocurrency and in turn adversely affect the market price of our common stock. If the associated regulatory burdens or costs become too great, we may be required to materially modify or cease certain operations, and investors could lose all or a portion of their investment in us.

We may need to pursue additional equity or debt financings to continue our TAO accumulation strategy.

Based on our current balance sheet, we may need to pursue additional equity or debt financings in order to continue accumulating TAO consistent with our treasury strategy. Although we previously announced a goal of acquiring $100 million of TAO, we have not established a specific target amount of TAO that we seek to hold, and we do not currently expect to measure our strategy against that previously announced amount. With uncertainty in the capital markets and other factors, such financing may not be available on terms favorable to us or at all. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve additional restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate financing or financing on terms satisfactory to us, we could face significant limitations on our ability to invest in our operations and otherwise suffer harm to our business.

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Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our proposed holdings of crypto assets.

Our historical financial statements do not fully reflect the potential variability in earnings that we may experience in the future from holding or selling crypto assets. We will need to perform an analysis each quarter to identify whether events or changes in circumstances indicate that our crypto assets are impaired. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.

The emergence or growth of other crypto assets, including those with significant private or public sector backing, could have a negative impact on the price of TAO and adversely affect our business.

Our assets are concentrated in a single crypto asset, TAO. Accordingly, the emergence or growth of crypto assets other than TAO may have a material adverse effect on our financial condition. TAO remains significantly smaller than many other crypto assets by market capitalization and liquidity. TAO’s success hinges, in part, on Bittensor’s ability to compete effectively in the decentralized AI ecosystem. Direct competitors include SingularityNET (AGIX), Fetch.ai (FET), Ocean Protocol, and others. If these platforms gain broader adoption, due to better performance, more user-friendly tools, or superior incentives, TAO could lose market share and relevance.

In addition, there are numerous alternative crypto assets and many entities, including consortiums and financial institutions, that are researching and investing resources into private or permissioned blockchain platforms or crypto assets that do not rely on decentralized machine learning or proof-of-intelligence models like the Bittensor network. For example, in late 2022, the Ethereum network transitioned to a proof-of-stake mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions in Ethereum and other alternative crypto assets are perceived as superior to Bittensor’s or as more attractive due to increased utility beyond Bittensor’s narrower focus, those crypto assets could gain market share relative to TAO. Other alternative crypto assets that compete with TAO in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. Treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to non-pegged crypto assets such as TAO as a medium of exchange and store of value, particularly on crypto asset trading platforms.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s central bank digital currency (“CBDC”) project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, TAO and other crypto assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other crypto assets could cause the market price of TAO to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

Risks Related to the Custodian and Prime Broker

We face additional risks related to our reliance on BitGo Prime LLC as the Prime Broker and BitGo Bank and Trust, N.A. as the Custodian, which are affiliated entities, for trading, custody, and settlement of TAO.

We rely on the Prime Broker’s proprietary trading system and the Custodian’s custodial and settlement services for executing and settling transactions in TAO. The Prime Broker’s trading system is subject to technical failures, operational errors, interruptions, or cyber-attacks that could lead to transaction failures, settlement delays, or loss of assets. Although the Prime Broker and the Custodian maintain policies and procedures to mitigate these risks, there is no guarantee these safeguards will prevent disruptions or losses. Any operational failures could materially harm our ability to conduct business operations.

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Additionally, transactions executed through the Prime Broker’s trading system and settled via the Custodian’s settlement services are final and irreversible once completed. Upon confirmation of a trade, settlement occurs on a delivery-versus-payment basis, whereby the Prime Broker facilitates the simultaneous exchange of U.S. dollars from the Company’s custodial account maintained with the Custodian in consideration for the delivery of the corresponding TAO tokens to such account. This settlement mechanism is designed to mitigate counterparty risk by ensuring that the transfer of funds and digital assets occurs concurrently and that the Company’s TAO assets remain in the custody of the Custodian throughout the transaction lifecycle. If an error occurs (whether through human mistake, operational failure, or fraudulent activity) we may be unable to reverse or recover funds, resulting in potential significant losses. Except in cases involving fraud, gross negligence, or willful misconduct, the Custodian’s liability for direct damages arising from theft, operational errors, unauthorized access, or similar incidents may be limited to the fees paid or payable during the 6 months immediately preceding the incident. Both the Custodian’s and Prime Broker’s liability for direct damages caused by their gross negligence or willful misconduct may be limited to the value of the affected digital assets or fiat currency. The Prime Broker otherwise may not be liable for losses relating to theft, operational errors, unauthorized access, or similar incidents. Consequently, our recourse, including for losses of TAO held by the Custodian, Prime Broker, or their service providers, may be substantially limited.

While the Custodian is a national trust bank chartered and regulated by the Office of the Comptroller of the Currency, our crypto assets held by the Custodian are not insured by the FDIC, and neither the Custodian nor the Prime Broker is or a broker-dealer or a member of the Securities Investor Protection Corporation (“SIPC”). Therefore, assets held by the Custodian are not subject to the protections enjoyed by depositors with FDIC-insured institutions or customers of SIPC-member broker-dealers. The Custodian has advised us that it maintains insurance policies in the amount of $250 million, in the aggregate, which are intended to cover the loss of client assets held by the Custodian in cold storage. This coverage is shared among all of the Custodian’s clients and is not allocated to our account. Accordingly, the amount available to cover any loss of our TAO would depend on the claims of other clients at the time. We understand that TAO that is staked, held in hot wallets, or pending trade settlement may not be covered, or may be covered only in part. We do not maintain our own insurance covering our TAO holdings. As of October 23, 2026, our digital assets were valued at approximately $22.0 million. The insurance maintained by the Custodian may not be available or sufficient to protect us from all possible losses or sources of losses. The Custodian’s insurance may not cover the specific type of loss experienced by us. In addition, the TAO insurance markets are limited, and the level of insurance maintained by the Custodian may be substantially lower than the value of our assets. While the Custodian maintains certain capital reserve requirements based on the value of the assets under custody (which may provide additional means to cover client asset losses), we cannot be assured that the Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to our crypto assets.

Additionally, the security of crypto assets held by the Custodian depends significantly on how effectively the Custodian safeguards private cryptographic keys associated with such assets. Although the Custodian uses both “hot” (online) and “cold” (offline) storage mechanisms designed to balance security and operational needs, any crypto assets stored in hot wallets may be at increased risk of theft, hacking, or unauthorized access compared to those held solely in cold storage. Furthermore, the Custodian’s private key management practices, security protocols, and operational controls may not fully prevent cybersecurity breaches, human errors, or other security failures, which could result in partial or total loss of our crypto assets.

Moreover, in the event of an insolvency or bankruptcy of the Custodian in the future, given that the contractual protections and legal rights of customers with respect to crypto assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Custodian in the crypto asset industry, there is a risk that our assets may be considered the property of the bankruptcy estate of the Custodian. We may be at risk of being treated as a general unsecured creditor of such entity and subject to the risk of total loss or significant impairment of the value of such assets.

Furthermore, the Prime Broker may engage in trading activities strictly as principal, meaning it may act as our direct counterparty rather than as an agent, fiduciary, or financial advisor. The Prime Broker may simultaneously engage in hedging transactions or market-making activities, potentially creating conflicts of interest, including scenarios where the Prime Broker’s market activities negatively impact pricing or liquidity in our transactions. We do not have full visibility into these market-making or hedging activities, and these activities could result in less favorable execution terms than we might obtain elsewhere.

Additionally, the Custodian’s custodial and settlement services depend on complex proprietary technology platforms and APIs provided by affiliates and third-party service providers. We are entirely dependent on the reliability and security of this technology infrastructure. Any operational disruption at the Custodian, Prime Broker, or their third-party providers could lead to delays, transaction failures, asset losses, or increased vulnerability to security breaches.

Regulatory scrutiny or enforcement actions directed at the Prime Broker or Custodian could also adversely impact their ability to offer services, force changes in business practices, or cause operational disruptions. Such events could materially impair our business activities, operations, and the value of our crypto assets held by the Custodian.

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Security threats to the Company’s account at the Custodian could result in the halting of the Company’s operations and a loss of the Company’s assets or damage to the reputation of the Company, each of which could materially and adversely affect the Company.

Security breaches, computer malware, and hacking attacks have been a prevalent concern in relation to crypto assets. The Company believes that its TAO held at the Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage, or steal the Company’s TAO - a threat that will only become more appealing if the Company’s TAO grows in value. To the extent that the Company and Custodian are unable to identify and mitigate or stop new security threats or adapt to technological changes in the crypto asset industry, the Company’s TAO may be subject to theft, loss, destruction, or other attack.

The Company believes that the security procedures in place for the Custodian, including, but not limited to, offline storage (cold storage) and other measures, are reasonably designed to safeguard the Company’s TAO. Nevertheless, no security procedure can guarantee the prevention of all loss due to a security breach, software defect, or act of God. Such events may have to be borne by the Company. Additionally, security procedures may not protect against all errors, software flaws, or other vulnerabilities in the technical infrastructure of the Company or Custodian, which could result in theft, loss, or damage of assets. The Company does not control the Custodian’s operations or their implementation of such security procedures, and there can be no assurance that such security procedures will work as designed or prove successful in safeguarding the Company’s assets against all possible sources of theft, loss, or damage. Assets not held in cold storage, such as assets held in a trading account, are more vulnerable to security breaches, hacking, or loss than assets held in cold storage.

The security procedures and operational infrastructure may be breached due to the actions of outside parties or error or malfeasance of an employee of the Company or Custodian. As a result, an unauthorized party may obtain access to the Company’s account at the Custodian, the relevant private keys (and therefore TAO), or other data or property of the Company. Additionally, outside parties may attempt to fraudulently induce employees of the Company or the Custodian to disclose sensitive information in order to gain access to the Company’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently (or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target), the Company and the Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Company’s account at the Custodian could harm the Company’s operations or result in partial or total loss of the Company’s assets, resulting in a significant reduction or destruction in the value of the TAO.

Risks Related to Staking

Staking activities involve significant risks, including the risks of validator or counterparty failure, operational failures and the potential loss of TAO, which could materially and adversely affect our financial performance and the value of our crypto assets.

Staking TAO tokens exposes us to a variety of operational, economic, technological, and regulatory risks. Although staking can generate rewards, the process involves delegating our TAO tokens to a validator. Although the Bittensor protocol does not impose an unbonding period, custodial, validator or operational arrangements may restrict our immediate liquidity and ability to freely trade or use these tokens and, for 18 months from November 5, 2025, our ability to diversify validators for root subnet staking is limited because we agreed to delegate at least 90% of TAO subject to root subnet staking to Yuma. Any operational disruptions, cybersecurity breaches, or software errors affecting our staking providers, validators, or the underlying blockchain network, including failures of the protocol to effect on-chain staking distributions, may result in partial or total loss of our staked TAO. In addition, the Yuma Agreement limits our recourse to a sole remedy for missed rewards, which does not include reward optimization, and generally caps Yuma’s aggregate liability at $5,000.

Unlike traditional financial instruments, staking and on-chain reward distributions are often final and irreversible once executed, increasing the risk associated with potential human errors, operational failures, or malicious activities. Additionally, the underlying validator operations and staking infrastructure may be subject to technical vulnerabilities or exploits. A failure, security breach, or operational deficiency in validator performance or infrastructure could significantly reduce or eliminate staking rewards or result in economic penalties that adversely affect our financial condition. Under our agreement with Yuma, our primary contractual remedy for service shortfalls is recovery of missed rewards, subject to an aggregate $5,000 cap and an exclusion of consequential and similar damages.

We depend on third-party providers, such as our Custodian, and our validator, Yuma, to facilitate and manage our staking activities. If our Custodian or validator experiences financial distress, insolvency, cybersecurity incidents, or other operational failures, we may experience significant delays or difficulty recovering staked tokens, lose expected staking rewards, or incur permanent loss of the underlying staked assets. Additionally, third-party staking providers, including our Custodian and Yuma, may not maintain sufficient insurance coverage to protect us against all types of loss scenarios, leaving us potentially exposed to substantial economic risk. For a discussion of our staking program, see the section entitled “Prospectus Summary—Our Cryptocurrency Asset Strategy—Our Staking Program” in this prospectus.

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Staking activities may also subject us to regulatory uncertainty and evolving interpretations of securities, commodities, and financial services laws. Regulators may impose licensing, registration, reporting, or other compliance requirements on our staking activities, leading to increased legal and operational burdens, costs, or interruptions. Furthermore, we may be required to alter, limit, or cease staking activities altogether in response to future regulatory or enforcement developments. Our agreement with Yuma permits immediate termination if services cannot be performed in compliance with applicable law or due to heightened regulatory risk or changes in law that render continued involvement undesirable, illegal, or impracticable, which could result in sudden disruption or cessation of their staking services. Disputes are subject to confidential, binding arbitration with a class-action waiver, which may limit judicial remedies.

With respect to staking activities, the Custodian’s or an affiliate’s liability for direct damages, including slashing penalties or missed staking rewards, is also limited. Specifically, liability for slashing penalties may be capped at staking service fees collected during the 6-month period prior to the relevant incident. Liability for missed rewards may be capped at staking service fees collected during the preceding 3-month period. The Custodian or an affiliate also may not be liable for blockchain protocol malfunctions, software bugs, third-party validator errors, or any staking-related losses below $1,000 USD. Separately, our agreement with Yuma generally caps Yuma’s aggregate liability at $5,000, and Yuma disclaims consequential damages and is not liable for protocol-wide malfunctions or force-majeure events related to the blockchain.

Moreover, if any on-chain or implied protocol terms conflict with the Yuma Agreement, the agreement prevails. As the Bittensor protocol evolves, this “paramountcy” may cause frictions with network norms or expectations and may limit our ability to rely on protocol-level terms if they diverge from our contract.

The occurrence of any of these risks could materially impair our crypto asset holdings, adversely affect the financial performance of our business, and significantly diminish the value of our TAO tokens. Our ability to recover losses may be further limited by contractual liability caps, exclusive remedies, and arbitration provisions in our agreements with key providers.

Our reliance on the Custodian and its third-party validator for TAO staking activities creates concentration and related risks.

We rely on the Custodian to facilitate our staking activities with respect to TAO tokens. Through its staking services, the Custodian holds and facilitates the staking of our TAO through a single third-party validator, Yuma. While we believe Yuma was selected due to its reputation for security, reliability, and operational performance, neither the Custodian nor Yuma guarantees staking rewards, uninterrupted service, or protection against all operational or security risks. Our staked TAO could be subject to loss, reduction, or impaired liquidity due to validator performance issues, slashing-like economic penalties (in the form of reduced or eliminated rewards), cybersecurity breaches, network disruptions, regulatory actions, or technical failures affecting the Custodian’s staking infrastructure or the Bittensor blockchain itself. Moreover, we do not control Yuma’s operational practices or technical infrastructure, and we have limited visibility into or control over the processes by which staking rewards are generated and allocated. Yuma may terminate services immediately due to changes in law or heightened regulatory risk, which could disrupt our staking without advance notice.

In addition, our reliance on a limited number of third-party providers, notably our primary Custodian and the validator Yuma, creates a concentration of operational risk. The failure, underperformance, insolvency, or malfeasance of any key provider could materially and adversely affect our assets and staking operations. Given our significant reliance on Yuma as our sole validator, disruptions affecting Yuma, such as downtime, operational deficiencies, cybersecurity breaches, or withdrawal from the market, could leave us unable to promptly identify or transition to an equivalent validator. In addition, for 18 months from November 5, 2025, the Yuma Agreement requires us to delegate at least 90% of TAO subject to root subnet staking to Yuma, which increases our concentration risk and may limit our ability to diversify or migrate quickly in response to performance or pricing changes. Yuma may assign its obligations to an affiliate or in connection with a change of control without our consent, which could change our counterparty risk profile. This could result in our TAO tokens remaining unstaked, thereby causing us to forego anticipated staking rewards, or forcing us to hurriedly redelegate our tokens, potentially leading to suboptimal returns or additional costs.

Furthermore, any material changes in the terms or fee structures imposed by our staking providers, including increased commission rates, more restrictive withdrawal conditions, or diminished service quality, may significantly reduce our net rewards, making our staking activities financially less attractive. Our reliance on a single validator, Yuma, and on the Custodian exacerbates our exposure to the operational, financial, and cybersecurity risks specific to these providers, analogous to counterparty risk in traditional financial services. Consequently, operational failures, security incidents, regulatory issues, or adverse business developments affecting the Custodian or Yuma could significantly harm our business, financial condition, and the value of our crypto asset holdings.

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Our TAO staking relies on the Custodian and our Validator, and any future direct participation in subnet automated market maker (“AMM”) pools, would expose us to additional liquidity, market, and operational risks beyond our direct control.

We stake TAO tokens through arrangements facilitated and managed by the Custodian and its selected validator, Yuma. We do not currently engage directly in dTAO Staking or participate directly in subnet AMM pools and have no present plans to do so, but may do so in the future. Should we do so in the future, the economic viability of subnet AMM pools remains largely unproven, and these pools are subject to experimental and rapidly evolving technological and regulatory environments. Any adverse event affecting these AMM pools, including but not limited to unfavorable market conditions, liquidity shortages, smart contract vulnerabilities, cybersecurity breaches, or operational failures, could result in significant financial losses, impairment of the liquidity or value of our staked TAO, or even total loss of our crypto assets.

Our investments in subnet funds managed by Yuma Asset Management give us indirect exposure to Bittensor subnet tokens, which could result in losses.

We hold about 7.5% of each of Yuma Subnet Composite Onshore Fund, L.P. and Yuma Large Cap Subnet Onshore Fund, L.P., which invest in Bittensor subnet alpha tokens. The value of our interests depends on those tokens, which can be significantly more volatile and less liquid than TAO. In the three months ended June 30, 2026, the fair value of our interests decreased by $318,870. Yuma Asset Management, not us, decides which subnets the funds hold. Our interests are not redeemable until December 31, 2026, after which we may request redemption only at the end of a calendar quarter, subject to the funds’ approval. Because Yuma Asset Management is an affiliate of Yuma, which operates the validator to which we delegate our TAO, problems affecting that group could affect both our staking and these investments. Yuma Asset Management’s interests and fees may not align with ours, and we do not control the funds’ investment decisions.

We have no present plans to stake directly on individual subnets. If we were to do so in the future, our positions would be held in alpha tokens rather than TAO. Converting alpha back to TAO could require exchanging at a significantly worse rate than we paid, particularly for large positions or in thin pools. A subnet’s share of network emissions can decline, and a subnet can be deregistered. Any of these events could reduce the value of our holdings and our staking income and adversely affect the value of our common stock.

If crypto assets held by us are determined to be securities under U.S. federal or state law, we would become subject to significant regulatory burdens, which may materially and adversely affect our business, operations, and financial condition.

The legal characterization of crypto assets under U.S. securities laws remains unsettled and continues to evolve. If the U.S. Securities and Exchange Commission (“SEC”), another federal agency, or a state regulator determines that TAO or any other crypto asset held by us constitutes a security under the Securities Act of 1933, as amended (the “Securities Act”), or the Investment Company Act, we could become subject to extensive regulatory obligations. These obligations may include registration requirements, enhanced disclosure and reporting, restrictions on business activities, and compliance with corporate governance and custody standards.

We use a risk-based approach to evaluate whether TAO should be treated as a security under the U.S. federal securities laws. Our approach is informed by case law, SEC guidance, and evolving industry practices, and includes ongoing monitoring of regulatory developments and consultation with external legal and other advisors. However, the application of the securities laws to digital assets remains highly uncertain and subject to change. Our assessments could be challenged by regulators or courts, and a determination that TAO is, in fact, a security could subject us to significant regulatory, compliance, and enforcement risks, including potential restrictions on our ability to hold, transfer, or use TAO, registration or licensing obligations, or rescission rights for counterparties. Even if our policies and procedures are followed in good faith, they may not prevent adverse regulatory outcomes, and the process of defending our determinations could be costly and disruptive.

The SEC has taken the position that certain crypto assets, depending on their characteristics, method of distribution, and functional use, may be classified as investment contracts or otherwise fall within the definition of a “security.” Although we do not believe that our current activities, including the holding and staking of TAO, involve investment securities or cause us to be an investment company within the meaning of the Investment Company Act, there can be no assurance that regulators will agree with our assessment, particularly as new guidance, enforcement actions, or legal precedents develop.

If we were required to register as an investment company, or if the crypto assets we hold were deemed to be unregistered securities, we could be forced to significantly alter, limit, or cease certain operations, including staking or other network participation activities. In such a scenario, we may also become subject to enforcement actions, penalties, or other remedial measures, any of which could result in reputational harm, legal liability, or the inability to continue our current business model. In addition to federal law, we may be subject to regulation under state securities laws, some of which apply broader definitions of a “security” than those used by the SEC. As a result, we could face additional regulatory scrutiny, registration requirements, or enforcement exposure at the state level, even if federal regulators do not classify our crypto assets as securities.

Regulatory uncertainty surrounding the classification of crypto assets presents a continuing risk to our operations. Any determination that the crypto assets held or activities conducted by us fall within the scope of U.S. securities laws could impose significant costs, create legal obstacles to continued operations, or materially impair the value of our assets and the returns available to our investors. If we decide to cease certain operations in response to new regulatory obligations, such actions could occur at a time that is unfavorable to investors.

Risks Related to Our Media Platform

Our ownership and operation of The TAO Daily, an online news publication and data provider in the digital asset industry, presents a number of significant risks, including those arising from perceived or actual conflicts of interest.

We recently announced the launch of The TAO Daily, an online news publication and data provider in the digital asset industry focused on the Bittensor ecosystem. The TAO Daily plays a large role in aggregating, creating and disseminating news and other editorial content focused on TAO and the Bittensor ecosystem across the global digital asset industry. It is possible that The TAO Daily’s news coverage could influence trading prices and demand for TAO, and it is also possible that consumers of The TAO Daily’s content may not appreciate that The TAO Daily’s owner has substantial financial interests in TAO, despite information to that effect on The TAO Daily’s website. As a result, some consumers of The TAO Daily’s content may place greater weight on such content than they would if they were aware of TAO Synergies’ ownership stake, and this could cause the trading prices of TAO or our common stock to be higher than they would otherwise.

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In addition, as a public company, we expect to have access to material non-public information regarding market activities, trading volumes and other proprietary information from other businesses that could influence trading decisions. The TAO Daily, while intended to provide objective news coverage, may inadvertently become privy to such material non-public information. The sharing of such material non-public information, whether intentional or inadvertent, could lead to allegations of insider trading, market manipulation or other claims if The TAO Daily broadcasts or leverages this information in a manner that could advantage certain investors in TAO Synergies, or advantage holders of TAO.

TAO Synergies’ ownership and operation of The TAO Daily may also create a perception among market participants that The TAO Daily is biased in favor of TAO Synergies. Information regarding TAO Synergies’ ownership of The TAO Daily is publicly disclosed on The TAO Daily’s homepage. Investors may question the integrity of The TAO Daily’s reporting, fearing that it may be influenced by TAO Synergies’ business objectives or to manage its public image, particularly during periods of heightened volatility in the prices of our common stock or digital assets generally, or during periods of operational challenges. Any perceived or actual conflicts of interest could damage TAO Synergies’ or The TAO Daily’s reputation and undermine investor confidence. Negative press and public opinion could adversely impact our business and the price of our common stock.

Furthermore, the dual operation of a public company and a news publication may attract heightened scrutiny from regulatory bodies. Regulators may closely monitor TAO Synergies’ compliance with securities laws and regulations governing the use and dissemination of material non-public information, which could lead to investigations or sanctions if TAO Synergies or The TAO Daily are alleged to have violated any applicable laws. While we are implementing policies and procedures to limit and mitigate such risks, including information barriers to ensure compliance with securities laws relating to material non-public information, there is no assurance that such policies and procedures will be effective, or that we will be able to manage such conflicts of interest adequately. If we fail to manage these conflicts of interests, or if any of the foregoing risks were to materialize or be perceived negatively by market participants, we may be exposed to adverse media coverage, regulatory investigations and legal proceedings, leading to adverse impacts on our reputation, business, financial position and share price.

Our strategy and focus on delivering high-quality, regulated, easy-to-use, and secure digital asset-related information through our media platform The TAO Daily may not maximize short-term or medium-term financial results.

We have taken, and expect to continue to take, actions that we believe to be in the best interests of our existing and potential investors and the long-term interests of our business, even if those actions do not necessarily maximize short-term or medium-term results. These may include expending significant managerial, technical, and legal efforts on complying with laws and regulations that are applicable to our products and services and ensuring that products are secure. Our public and regulated status may also limit our ability to expand our product and services offerings or extend such offerings to certain markets and locations, which may result in us missing material opportunities to generate revenue. We also intend to focus on driving long-term engagement with users through innovation and developing new products and technologies. We may also make acquisitions or investments that may be highly speculative in nature and in some cases, the costs of such acquisitions may be substantial, and there is no assurance that we will receive a favorable return on investment for our acquisitions. Additionally, management decisions regarding capital allocation may not always yield the expected economic benefits. These decisions may not be consistent with the short-term and medium-term expectations of our shareholders and may not produce the long-term benefits that are expected, which could have an adverse effect on our business, operating results, and financial condition.

Our success depends on our ability to effectively improve and scale our technical and data infrastructure.

Our ability to attract, retain, and protect our users is dependent upon the reliable performance and increasing capabilities and integration of our platform and our underlying technical and data infrastructure. As our business continues to grow in size, scope and complexity, and as legal requirements and consumer expectations continue to evolve, we must continue to invest significant resources to maintain, integrate, improve, upgrade, scale and protect our platform and technical and data infrastructure, including some legacy systems. Our failure to do so effectively, or any significant disruption in our service or adverse impact on user experience, could damage our reputation, result in a potential loss of users or missed opportunities, subject us to fines and civil liability and/or adversely affect our financial results.

As we periodically augment and enhance our financial systems, we may experience disruptions or difficulties that could adversely affect our operations, the management of our finances and the effectiveness of our internal control over financial reporting, which in turn may negatively impact our ability to manage our business and to accurately forecast and report our results, which could harm our business.

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Security incidents and other network and information systems disruptions could affect our ability to conduct our business effectively, cause us to incur significant costs, subject us to significant liability and/or damage our reputation.

Our operations depend on our ability to protect our information systems against interruption, breach or other damage. Our systems store and process confidential user, employee and other sensitive personal and Company data. In addition, we rely on the technology, systems and services provided by third-party vendors (including cloud-based service providers) for a variety of operations, including encryption and authentication technology, employee email, domain name registration, content delivery, administrative functions (including payroll processing and certain finance and accounting functions) and other operations.

We regularly face attempts to breach our security and compromise our information technology systems from a broad range of actors. These actors, whether internal or external to the Company, may use a blend of technology and social engineering techniques (including denial of service attacks, ransomware, phishing or business email compromise attempts intended to induce our employees, business affiliates and users to disclose information or unwittingly provide access to systems or data, and other techniques) to disrupt service, exfiltrate data or otherwise interfere with our business. Information security threats are constantly evolving in sophistication and volume and attackers may use generative AI and machine learning to launch more automated, targeted, sophisticated and coordinated attacks against targets, potentially increasing the difficulty of detecting and successfully defending against them. A successful breach could occur and persist for an extended period of time before being detected. We and the third parties with which we work may be more vulnerable to the risk from activities of this nature as a result of factors such as the high-profile nature of our business operations and the various jurisdictions in which we and our third-party providers operate; the use of generative AI tools; remote and hybrid working; employee use of personal devices, which may not have the same level of protection as Company devices and networks; and use of legacy software systems. Cybersecurity vulnerabilities can also arise from human error, fraud or malice on the part of our employees, other insiders or third parties, or from technology or product enhancements or the migration of information and data to new technology platforms, systems or applications. From time to time, we experience security incidents and other network and information systems disruptions. To date, no incidents have had a material adverse effect on our business, financial condition or results of operations. However, there is no assurance that incidents or disruptions will not have a material adverse effect in the future. There is also no guarantee that a series of related issues may not be determined to be material at a later date in the aggregate, even if they may not be material individually at the time of their occurrence.

In addition, our systems, and those of the third parties with which we work and on which we rely, may be vulnerable to interruption or damage that can result from the effects of power, systems or connectivity outages; natural disasters (including increased storm severity and flooding), which may occur more frequently or with more severity as a result of climate change; fires; human error, fraud or malice; public health conditions; acts of terrorism; or other similar events.

We have implemented controls and taken other preventative measures designed to strengthen our systems and to improve the resiliency of our business against such incidents and attacks, including measures designed to reduce the impact of a security incident at our third-party vendors. These efforts are expensive to develop, implement and maintain; require ongoing monitoring and updating as technologies change and as efforts to overcome security measures become more sophisticated; and may limit the functionality of or otherwise negatively impact our products, services and systems. Although the costs of the controls and other measures we have taken to date have not had a material effect on our financial condition, results of operations or liquidity, the costs and effort to respond to and recover from a security incident and/or to mitigate any security vulnerabilities that may be identified in the future could be significant. Additionally, any contractual protections with our third-party vendors, including our right to indemnification, if any at all, may be limited or insufficient to prevent a negative impact on our business from a security incident.

There can also be no assurance that the actions, measures and controls we have implemented will be effective or that they will be sufficient to prevent a future security incident or other disruption, and our disaster recovery planning cannot account for all eventualities. Such an event could result in a disruption of our services; improper access, use, alteration or disclosure of personal data or other confidential information; loss of information; or theft or misuse of our intellectual property. In addition, if we experience or are perceived to experience a security incident, or are perceived to fail to respond appropriately to any security incident that we may experience, it could divert management’s attention; require us to expend resources to investigate, respond to and recover from such a security incident or defend against further attacks; subject us to litigation, regulatory or other government inquiries or investigations and/or liability; harm our reputation; or otherwise adversely affect our business, financial condition or results of operations.

While we maintain cyber risk insurance, the costs relating to certain kinds of security incidents could be substantial, and our insurance may not be sufficient to cover losses related to any future incidents involving our data or systems, and we cannot be certain our insurance coverage will continue to be available to us on commercially reasonable terms (if at all) or that any insurer will not deny coverage as to any future claim.

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We may be unable to adequately protect our information systems from cyberattacks, which could result in the disclosure of confidential or proprietary information, including personal data, damage our reputation, and subject us to significant financial and legal exposure.

We rely on information technology systems that we or our third-party providers operate to process, transmit and store electronic information in the operation of our media platform, The TAO Daily and in our day-to-day operations. In connection with the operation of The TAO Daily, we may collect and use a variety of personal data, such as name, mailing address, email addresses and phone number. A successful cyberattack could result in the theft or destruction of intellectual property, data, or other misappropriation of assets, or otherwise compromise our confidential or proprietary information and disrupt our operations. Cyberattacks are increasing in their frequency, sophistication and intensity, and have become increasingly difficult to detect. Cyberattacks could include wrongful conduct by hostile foreign governments, industrial espionage, wire fraud and other forms of cyber fraud, the deployment of harmful malware, denial-of-service, social engineering fraud or other means to threaten data security, confidentiality, integrity and availability. A successful cyberattack could cause serious negative consequences for us, including, without limitation, the disruption of operations, the misappropriation of confidential business information, including financial information, trade secrets, financial loss and the disclosure of corporate strategic plans. Although we devote resources to protect our information systems, we realize that cyberattacks are a threat, and there can be no assurance that our efforts will prevent information security breaches that would result in business, legal, financial or reputational harm to us, or would have a material adverse effect on our results of operations and financial condition. Any failure to prevent or mitigate security breaches or improper access to, use of, or disclosure of personal data could result in significant liability under state (e.g., state breach notification laws), federal, and international law (e.g., the GDPR) and may cause a material adverse impact to our reputation and potentially disrupt our business.

In addition, the computer systems of various third parties on which we rely, and other contractors, consultants and law and accounting firms, may sustain damage from computer viruses, unauthorized access, data breaches, phishing attacks, cybercriminals, natural disasters (including hurricanes and earthquakes), terrorism, war and telecommunication and electrical failures. We rely on our third-party providers to implement effective security measures and identify and correct for any such failures, deficiencies or breaches. If we or our third-party providers fail to maintain or protect our information technology systems and data integrity effectively or fail to anticipate, plan for or manage significant disruptions to our information technology systems, we or our third-party providers could have difficulty preventing, detecting and controlling such cyber-attacks and any such attacks could result in losses described above as well as disputes with physicians, patients and our partners, regulatory sanctions or penalties, increases in operating expenses, expenses or lost revenues or other adverse consequences, any of which could have a material adverse effect on our business, results of operations, financial condition, prospects and cash flows. Any failure by such third parties to prevent or mitigate security breaches or improper access to or disclosure of such information could have similarly adverse consequences for us. If we are unable to prevent or mitigate the impact of such security or data privacy breaches, we could be exposed to litigation and governmental investigations, which could lead to a potential disruption to our business.

Our failure to comply with data protection laws and regulations could lead to government enforcement actions, private litigation and/or adverse publicity and could negatively affect our operating results and business.

We are subject to data protection laws and regulations that address privacy and data security with respect to our new media platform, The TAO Daily. The legislative and regulatory landscape for data protection continues to evolve, and there has been an increasing focus on privacy and data security issues with the potential to affect our business. In the United States, numerous federal and state laws and regulations, including state data breach notification laws, state health information privacy laws, and federal consumer protection laws govern the collection, use, disclosure and protection of health-related and other personal data. Many U.S. states are also enacting consumer privacy statutes to enhance protections for personal data and to provide residents with more choices concerning their data collected by businesses, increasing compliance complexity and increasing risks of failures to comply.

In addition, foreign data protection, privacy, and other laws and regulations can be more restrictive than those in the United States. Data localization laws in some countries generally mandate that certain types of data collected in a particular country be stored and/or processed within that country. We could be subject to audits in Europe and around the world, particularly in the areas of consumer and data protection, as we operate our business. Legislators and regulators may make legal and regulatory changes, or interpret and apply existing laws, in ways that require us to incur substantial costs, expose us to unanticipated civil or criminal liability, or cause us to change our business practices. These changes or increased costs could negatively impact our business and results of operations in material ways. For example, the General Data Protection Regulation (“GDPR”) imposes requirements in the European Economic Area relating to, among other things, consent to process personal data of individuals, the information provided to individuals regarding the processing of their personal data, the security and confidentiality of personal data, notifications in the event of data breaches and use of third-party processors. GDPR also imposes restrictions on the transfer of personal data from the EEA to third countries like the United States.

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Applicable data privacy and data protection laws may conflict with each other, and by complying with the laws or regulations of one jurisdiction, we cannot be assured of compliance with the laws or regulations of another jurisdiction. Despite our efforts, we may not have fully complied in the past and may not in the future. Furthermore, the number of government investigations related to data security incidents and privacy violations continues to increase and government investigations typically require significant resources and generate negative publicity, which could harm our business and reputation. Failure to comply with data protection laws may expose us to risk of enforcement actions taken by data protection authorities or other regulatory agencies, private rights of action in some jurisdictions, potential significant fines and penalties if we are found to be non-compliant, and/or adverse publicity, any of which could negatively affect our operating results and business.

Our business depends on continued and unimpeded access to the internet and cloud-based hosting services we utilize.

We currently utilize third-party subscription-based software services as well as public cloud infrastructure services to provide solutions for many of our computing, storage and bandwidth needs. Any interruptions to these services could result in interruptions in service to our users, advertisers and/or our critical business functions, notwithstanding business continuity or disaster recovery plans or agreements that may currently be in place with these providers. This could result in unanticipated downtime and/or harm to our operations, reputation and operating results. A transition of these services to different cloud providers would be difficult, time-consuming and costly to implement. In addition, if hosting costs increase over time and/or if we require more computing or storage capacity as a result of subscriber growth or otherwise, our costs could increase disproportionately.

In addition, if we or those who engage with our content experience disruptions in internet service or if internet service providers are able to block, degrade or charge for access to our content, it could decrease the demand for, or the usage of, our content and products, increase our cost of doing business and adversely affect our operating results.

Our advertising revenues are affected by numerous factors, including market dynamics, evolving digital advertising trends and the evolution of our strategy.

We may derive revenue from the sale of advertising on our media platform The TAO Daily. Our advertising revenue may be sensitive to the macroeconomic environment, as advertiser budgets can fluctuate substantially in response to changing economic conditions. Our ability to compete successfully for advertising budgets will depend on, among other things, our ability to engage and grow audiences, collect and leverage data, and demonstrate the value of our advertising and the effectiveness of our platform to advertisers. In determining whether to buy advertising with us, advertisers may consider factors such as the demand for our platform, focus of our coverage, size and demographics of our audience, public sentiment about our platform, advertising rates, targeting capabilities, results observed by advertisers, and perceived effectiveness of advertising offerings and alternative advertising options.

Companies with large digital platforms, which have greater audience reach, audience data and targeting capabilities than we do, command a large share of the digital advertising market, and we anticipate that this will continue. In addition, there is increasing demand for digital advertising in formats that are dominated by these platforms, particularly vertical short-form video and streaming, and we may not be able to compete effectively in these formats. The remaining market is subject to significant competition among publishers and other content providers, and audience fragmentation. These dynamics have affected, and will likely continue to affect, our ability to attract and retain advertisers and to maintain or increase our advertising rates and resulting revenues.

Digital advertising networks and exchanges with real-time bidding and other programmatic buying channels that allow advertisers to buy audiences at scale also play a significant role in the marketplace and represent another source of competition. They have caused and may continue to cause further downward pricing pressure and the loss of a direct relationship with marketers, especially during periods of economic downturn.

The evolving standards for delivery of digital advertising, as well as the development and implementation of technology, regulations, policies, practices and consumer expectations that adversely affect our ability to deliver, target or measure the effectiveness of advertising (including blocking the display of advertising, the phase-out of browser support for third-party cookies and of mobile operating systems for advertising identifiers, rapidly evolving privacy regulations and platform requirements providing for additional consumer rights), may also adversely affect our advertising revenues if we are unable to develop effective solutions to mitigate their impact.

Our digital advertising offerings include products that use proprietary first-party data to target and generate predictive insights and help inform our clients’ advertising strategies. Our ability to quickly and effectively evolve these products; the volume, quality, and price of competitive products; and continued changes to industry regulation all have the potential to impact the success of this strategy. Our digital advertising operations also rely on technologies (particularly ad servers) that, if interrupted or meaningfully changed, or if the providers leverage their power to alter the economic structure, could have an adverse impact on our potential advertising revenues, operating costs and/or operating results.

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The open-source structure of crypto asset networks, including the Bittensor network on which the TAO crypto asset functions, exposes us to risks related to software development, security vulnerabilities, and potential disruptions.

The open-source structure of the Bittensor network, on which the TAO crypto asset operates, exposes us to risks related to software development, security vulnerabilities, and potential disruptions. Bittensor is designed as a decentralized, open-source protocol for collaborative machine intelligence, and although key contributors and the Opentensor Foundation play significant roles, no single entity formally controls the network as a whole.

Development, maintenance, and security depend heavily on voluntary contributions, community incentives, and ongoing engagement. Without mandated funding or guaranteed resources, efforts to address emerging issues, security updates, or network improvements may lag, exposing the protocol to risk. For example, the network faced a significant security incident in July 2024 when a malicious upload to PyPI led to a wallet exploit affecting users, prompting urgent mitigations by the Opentensor Foundation.

If the Bittensor software is not properly maintained or updated, the network (and by extension the TAO token) could become vulnerable to security threats, operational inefficiencies, or loss of user confidence, which could reduce the long-term viability of TAO and negatively impact our business.

The irreversibility of crypto asset transactions exposes us to risks of theft, loss and human error, which could negatively impact our business.

Crypto asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on that crypto asset network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of crypto assets or a theft of crypto assets generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft.

It is possible that, through computer or human error, or through theft or criminal action, crypto assets could be transferred in incorrect amounts or to unauthorized third parties. To the extent we are unable to seek a corrective transaction to identify the third party which has received our crypto assets through error or theft, we will be unable to revert or otherwise recover the impacted crypto assets, and any such loss could adversely affect our business, results of operations and financial condition.

Decentralized AI networks, such as Bittensor, involve special risks related to unclear regulatory requirements, technical difficulties, limited transparency, intense competition, and complex intellectual property considerations.

Regulatory oversight of AI remains fragmented, evolving, and lacking consistent standards or uniform frameworks. In the absence of clear global AI regulations, decentralized AI platforms, including Bittensor, face heightened uncertainty concerning compliance obligations, ethical governance standards, transparency, accountability, and intellectual property rights associated with AI model development and deployment.

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Decentralized AI technologies inherently face increased technical risks, including model inaccuracies, embedded biases, scalability constraints, and vulnerabilities arising from complex model evaluation and validation processes. Unlike centralized AI systems, decentralized networks lack unified oversight or consistent quality standards for model training data, increasing the risk that AI models produce biased, inaccurate, discriminatory, or otherwise controversial outputs. Such issues may lead to reputational harm, diminished user trust, public criticism, and possible regulatory inquiries specifically targeting AI ethics and fairness.

Moreover, the inherent opacity of advanced decentralized AI models, such as deep neural networks, presents material transparency and explainability risks. As regulatory bodies increasingly demand clear interpretability and accountability of AI model decisions, particularly in high-risk or sensitive applications including healthcare, the inability to adequately explain or audit decentralized AI model behaviors could lead to regulatory scrutiny, litigation, or decreased consumer confidence.

The rapidly evolving AI landscape also introduces substantial competitive and technological obsolescence risks. Emerging AI platforms, research initiatives, or large technology companies may achieve superior innovations, broader adoption, or set higher benchmarks for AI performance and ethical standards. Failure to rapidly adapt to these advancements could diminish the competitive relevance and perceived value of decentralized AI platforms and the value of our TAO holdings.

Additionally, decentralized AI platforms present unique intellectual property (“IP”) risks due to the collaborative and open-source nature of model and data contributions. Ambiguity surrounding IP ownership, potential infringement of third-party rights, difficulties in licensing enforcement, and disputes over intellectual property rights could lead to litigation, financial liabilities, reputational harm, or disruption of network operations, adversely affecting the Bittensor network.

Crypto Asset Regulatory Risks

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds, or to obligations applicable to investment advisers or other regulated entities.

Mutual funds and other registered investment companies are subject to extensive federal regulation as “investment companies” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Additionally, firms that manage the assets of registered investment companies generally must register as “investment advisers” under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”). These regulatory regimes impose stringent requirements relating to custody of assets, restrictions on transactions with affiliated parties, limits on investment activities, mandated governance structures, and detailed disclosure obligations designed to protect investors.

We are not an investment company and do not manage third-party assets. Therefore, we are neither registered nor required to register as an investment company or investment adviser. Although one of our key treasury reserve assets is a crypto asset (TAO) and we engage in activities such as staking, we conduct these activities solely for our own corporate treasury management and not on behalf of external investors. Consequently, our operations involving TAO, including custody arrangements, transactions with affiliates, investment decisions, and general business practices, are not subject to the extensive regulatory framework applicable to mutual funds and registered investment advisers. Investors in our company therefore do not benefit from the heightened protections provided under the Investment Company Act or the Investment Advisers Act.

For example, although significant changes to our crypto asset strategy require approval by our board of directors, these changes do not necessitate shareholder votes or regulatory approvals mandated for registered investment companies. As a result, our board retains broad discretion regarding investment and cash management policies, including the authority to modify, suspend, or expand our strategy of acquiring, holding, or staking TAO, without being subject to regulatory procedures applicable to investment companies.

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If crypto assets held by us are determined to be securities under U.S. federal or state law, we would become subject to significant regulatory burdens, which may materially and adversely affect its business, operations, and financial condition.

The legal characterization of crypto assets under U.S. securities laws remains unsettled and continues to evolve. If the U.S. Securities and Exchange Commission (“SEC”), another federal agency, or a state regulator determines that TAO or any other crypto asset held by us constitutes a security under the Securities Act of 1933, as amended (the “Securities Act”), or the Investment Company Act, we could become subject to extensive regulatory obligations. These obligations may include registration requirements, enhanced disclosure and reporting, restrictions on business activities, and compliance with corporate governance and custody standards.

We use a risk-based approach to evaluate whether TAO should be treated as a security under the U.S. federal securities laws. Our approach is informed by case law, SEC guidance, and evolving industry practices, and includes ongoing monitoring of regulatory developments and consultation with external legal and other advisors. However, the application of the securities laws to digital assets remains highly uncertain and subject to change. Our assessments could be challenged by regulators or courts, and a determination that TAO is, in fact, a security could subject us to significant regulatory, compliance, and enforcement risks, including potential restrictions on our ability to hold, transfer, or use TAO, registration or licensing obligations, or rescission rights for counterparties. Even if our policies and procedures are followed in good faith, they may not prevent adverse regulatory outcomes, and the process of defending our determinations could be costly and disruptive.

The SEC has taken the position that certain crypto assets, depending on their characteristics, method of distribution, and functional use, may be classified as investment contracts or otherwise fall within the definition of a “security.” Although we do not believe that our current activities, including the holding and staking of TAO, involve investment securities or cause us to be an investment company within the meaning of the Investment Company Act, there can be no assurance that regulators will agree with our assessment, particularly as new guidance, enforcement actions, or legal precedents develop.

If we were required to register as an investment company, or if the crypto assets it holds were deemed to be unregistered securities, we could be forced to significantly alter, limit, or cease certain operations, including staking or other network participation activities. In such a scenario, we may also become subject to enforcement actions, penalties, or other remedial measures, any of which could result in reputational harm, legal liability, or the inability to continue its current business model. In addition to federal law, we may be subject to regulation under state securities laws, some of which apply broader definitions of a “security” than those used by the SEC. As a result, we could face additional regulatory scrutiny, registration requirements, or enforcement exposure at the state level, even if federal regulators do not classify its crypto assets as securities.

Regulatory uncertainty surrounding the classification of crypto assets presents a continuing risk to our operations. Any determination that the crypto assets held or activities conducted by us fall within the scope of U.S. securities laws could impose significant costs, create legal obstacles to continued operations, or materially impair the value of our assets and the returns available to our investors. If we decide to cease certain operations in response to new regulatory obligations, such actions could occur at a time that is unfavorable to investors.

Engaging in certain activities involving crypto assets classified as commodities, such as offering futures, derivatives, leveraged transactions, or providing trading advice or brokerage services, could subject us to additional regulation by the Commodity Futures Trading Commission (“CFTC”), and potentially oversight by the National Futures Association (“NFA”).

If our activities require CFTC registration, we may be required to comply with extensive regulatory obligations, which could result in significant costs and operational disruptions. For example, depending on our activities, we could be required to register a commodity pool, commodity pool operator, and/or commodity trading advisor with the CFTC through the NFA. Compliance with these additional regulatory requirements could result in substantial, non-recurring expenses, adversely affecting an investment in our securities. If we determine not to comply with such regulations, we may be forced to cease certain operations, which could negatively impact our investors. Additionally, current and future legislative or regulatory developments, including new CFTC interpretations, could impact how crypto assets are classified and traded.

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Potential classification of our crypto asset activities including staking as money transmission could subject us to additional regulatory requirements, resulting in significant compliance costs or the cessation of certain operations.

If regulatory changes or interpretations require us to register as a money services business (“MSB”) with the Financial Crimes Enforcement Network (“FinCEN”) under the U.S. Bank Secrecy Act (“BSA”), or as a money transmitter (an entity licensed to transfer money or monetary value between parties) under applicable state laws, we may become subject to extensive regulatory obligations, including anti-money laundering (“AML”) programs, reporting, recordkeeping, licensing, and periodic examinations. Compliance with these requirements could result in significant expenses and operational burdens. If such requirements apply, we may incur extraordinary costs to maintain compliance, or alternatively, we may determine that continuing certain business activities is no longer economically viable.

Regulatory scrutiny or shifting enforcement priorities could subject our crypto asset activities to significant compliance costs, legal liabilities, and operational disruptions, even absent formal classification as securities or commodities.

Our crypto asset activities are subject to a rapidly evolving and uncertain regulatory environment involving multiple jurisdictions and regulatory authorities, including the SEC, CFTC, FinCEN, and various state and foreign regulators. Regulatory authorities across different countries often adopt inconsistent or conflicting approaches toward cryptocurrencies and related services, leading to uncertainty in regulatory application. Even absent formal classification of our crypto assets as securities, commodities, or other regulated products, shifting regulatory interpretations or enforcement priorities could significantly increase scrutiny of our activities.

Recent enforcement actions in the cryptocurrency industry illustrate the potential for rapid and unforeseen changes in regulatory stances. Should regulators assert jurisdiction over our crypto asset activities, we may face substantial compliance costs, legal liabilities, operational disruptions, reputational harm, or be compelled to substantially alter or discontinue certain activities altogether. In particular, the regulatory status of specific crypto assets, including TAO, remains unclear, and if regulators classify TAO as a security or other regulated instrument, we could be subject to regulatory inquiries and penalties.

This regulatory uncertainty elevates the risk of inadvertent violations, potentially resulting in enforcement actions, sanctions, or cease-and-desist orders requiring immediate changes to our business operations. Furthermore, new legislation or regulatory actions could ban, restrict, or impose stringent licensing or operational requirements on crypto asset activities. Given the interconnected nature of global regulatory oversight, regulatory developments in one jurisdiction can prompt similar actions elsewhere, amplifying the compliance burdens we face and further increasing operational complexity and costs.

We may also face litigation or regulatory enforcement actions related to crypto asset transactions, custody, disclosures, staking, or compliance practices. Regulatory agencies, including the SEC, CFTC, state regulators, or private plaintiffs, could assert claims alleging violations of securities laws, fraud, fiduciary breaches, or other misconduct. Defending such actions would involve significant costs, consume substantial management resources, and could result in adverse judgments, regulatory fines, cease-and-desist orders, forced operational modifications, or reputational damage that materially impact our business.

Companies that adopt crypto asset treasury or similar activities have also historically been subject to increased scrutiny from regulators, investors, and the public. Some transitions have triggered enforcement actions, investigations, and litigation relating to inadequate or misleading disclosures, potential insider trading, regulatory noncompliance, and operational deficiencies. We may similarly face heightened regulatory oversight and investor scrutiny, increasing the risk of litigation or regulatory investigations.

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Additional Crypto Asset Risks

Changes in tax law or adverse positions by tax authorities regarding crypto assets could result in increased tax burdens, reporting requirements, or other negative consequences.

The tax treatment of cryptocurrencies and related transactions, including staking rewards, is an evolving area of law characterized by rapid changes, regulatory uncertainty, and ongoing debate. Currently, the U.S. Internal Revenue Service (“IRS”) classifies cryptocurrencies, such as Bitcoin, as property rather than currency, meaning transactions involving crypto assets are generally treated as dispositions subject to capital gains taxation. However, this classification and related tax positions could abruptly change as lawmakers, regulators, or courts respond to the increasing adoption and use of crypto assets.

New legislation, regulatory interpretations, or judicial rulings may significantly alter the existing tax framework, including any changes to reporting requirements. For instance, reclassification of cryptocurrencies as currencies or introduction of new transaction taxes, withholding requirements, or stringent reporting obligations could materially increase our tax liabilities and compliance costs. Due to the complexity and continuously changing nature of crypto taxation, we could inadvertently incur unexpected tax obligations, reporting deficiencies, or penalties for non-compliance, negatively affecting our financial position, operational efficiency, and reputation. Moreover, uncertainty surrounding crypto taxation could deter users from engaging in crypto transactions, indirectly reducing demand and adversely impacting our business.

Specifically, the taxation of staking rewards remains subject to significant uncertainty. Under IRS guidance provided in Revenue Ruling 2023-14 (the “2023 Revenue Ruling”), staking rewards are taxable as income at the time a cash-method taxpayer gains “dominion and control” over newly received tokens. However, the applicability of the 2023 Revenue Ruling to accrual method taxpayers, particularly those taxpayers with “applicable financial statements,” is currently unclear. Consequently, we may incur immediate tax liabilities denominated in USD upon receipt of staking rewards, such as TAO tokens, irrespective of whether those tokens are liquidated or converted into cash. During periods of significant staking activity, we may face substantial tax obligations payable in USD, potentially necessitating the liquidation of holdings under unfavorable market conditions. Sudden declines in token values after the recognition of taxable income could create disproportionate tax liabilities relative to current token values, adversely affecting our liquidity and financial stability.

Furthermore, ongoing litigation is challenging the IRS’s position on staking rewards taxation. Judicial decisions or future regulatory interpretations resulting from such cases could alter the timing, characterization, or taxable amounts related to staking income. Such changes would further complicate our accounting and tax planning, requiring rapid adjustments to internal procedures. We must maintain rigorous processes for accurately tracking, valuing, and reporting staking rewards, which is particularly challenging due to crypto market volatility. Any inaccuracies or process failures could lead to underpayment penalties, financial restatements, or adverse audit findings, materially impacting our financial results.

If our operations expand internationally, we may encounter additional complexities related to international taxation. Exposure to multiple foreign tax regimes, each with distinct approaches to crypto taxation, would significantly increase our compliance burdens, risks of double taxation, and the potential for inadvertent non-compliance.

Environmental and social risks associated with crypto assets could lead to negative market perceptions of TAO and materially harm its value.

Growing regulatory and public scrutiny regarding the environmental and energy consumption impact of blockchain technologies could negatively affect our reputation and operational freedom. Although TAO’s consensus mechanism differs significantly from energy-intensive proof-of-work models, broader industry-wide environmental criticisms may negatively influence market perceptions and lead to restrictive regulations or reduced investor appetite for crypto assets. Any resulting decline in public acceptance or regulatory tightening could materially harm TAO’s market value and our business prospects.

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Risks Related to Our Business and Financial Condition

Our exploration and pursuit of strategic alternatives may not be successful.

In December 2024, our board of directors formed an independent special committee (the “Special Committee”) to explore strategic opportunities to create and enhance value for investors, including promising drug development platforms and/or compelling new technologies and services with the goal of maximizing stakeholder value.

Despite our plan to devote significant efforts to identify and evaluate potential strategic options, the process may not result in any definitive offer to consummate such a transaction, or, if we receive such a definitive offer, the terms may not be as favorable as anticipated or may not result in the execution or approval of a definitive agreement. Even if we enter into a definitive agreement, we may not be successful in completing a transaction or, if we complete such a transaction, it may not enhance stockholder value or deliver expected benefits. Since we may not ultimately pursue or consummate a strategic transaction, we have begun to evaluate other options for maximizing the value of Bryostatin-1, which may include seeking to raise capital to support the commercialization of Bryostatin-1.

In the event that we do not successfully identify a viable strategic option or, consummate such a transaction, or if we are unable to raise sufficient capital to fund our operations and commercialize Bryostatin-1, our board of directors may determine that a liquidation and dissolution of our business approved by stockholders is the best method to seek to maximize stockholder value.

In the event that we do not successfully identify a viable strategic option or, consummate such a transaction, or if we are unable to raise sufficient capital to fund our operations and commercialize Bryostatin-1, our board of directors may determine that a liquidation and dissolution of our business approved by stockholders is the best method to seek to maximize stockholder value. In such an event, the amount of cash available for distribution to our stockholders, if any, will depend heavily on the timing of such liquidation as well as the amount of cash that will need to be reserved for commitments and contingent liabilities.

There can be no assurance that the process to identify a strategic alternative for our business will result in a successfully consummated transaction. If we are unable to identify a viable strategic option or if such a transaction is not completed in a timely manner, or if we are unable to raise sufficient capital to fund our operations and commercialize Bryostatin-1, our board of directors may determine that a liquidation and dissolution of our business approved by stockholders is the best method to seek to maximize stakeholder value. In such an event, the amount of cash available for distribution to our stockholders, if any, will depend heavily on the timing of such decision and, ultimately, such liquidation, since the amount of cash available for distribution continues to decrease as we fund our operations while we evaluate our strategic options.

In addition, if our board of directors were to approve and recommend, and our stockholders were to approve, a dissolution and liquidation of our business, we would be required to pay our outstanding obligations, as well as to make reasonable provisions for contingent and unknown obligations, prior to making any distributions in liquidation to our stockholders. As a result of this requirement, a portion of our assets may need to be reserved pending the satisfaction of such obligations. In addition, we may be subject to litigation or other claims related to a liquidation and dissolution of our business. If a liquidation and dissolution are pursued, our board of directors, in consultation with its legal and financial advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve.

Accordingly, holders of our common stock and other securities could lose all or a significant portion of their investment in the event of a liquidation and dissolution of the Company.

Our ongoing viability as a company partially depends on our ability to successfully develop and commercialize our licensed technology.

Prior to our recent transition to our differentiated cryptocurrency treasury strategy, we were principally focused on developing a drug, Bryostatin-1, for the treatment of AD and other diseases, which is still in the clinical testing stage and has not yet been fully developed. Our potential success is highly uncertain since Bryostatin-1 did not achieve statistical significance on the primary endpoint, in its Phase 2 of development. On December 16, 2022, we announced that an extended confirmatory Phase 2 study of Bryostatin-1 in moderate to severe AD (Study #204) did not achieve statistical significance on the primary endpoint, which was change from baseline to week 13 in the SIB total score assessment obtained after completion of the second seven-dose course of treatment (week 28 of trial). Our other product candidate (use of Bryostatin-1 to treat Fragile X Syndrome) are earlier in their development cycles. Bryostatin-1 is also subject to regulatory approval. The potential success of our biopharmaceutical business depends upon our ability to raise more capital, complete development of and successfully commercialize Bryostatin-1 in a timely manner for the treatment of AD or other diseases. If we are unable to develop Bryostatin-1 for indications other than AD, the future growth of our biopharmaceutical business could be negatively impacted. We must develop Bryostatin-1, successfully test it for safety and efficacy in the targeted patient population, and manufacture the finished dosage form on a commercial scale to meet regulatory standards and receive regulatory approvals. The development and commercialization process is both time-consuming and costly, and involves a high degree of business risk. Bryostatin-1 is still at an early stage in its product development cycle, and any follow-on product candidates are still at the concept stage. The results of pre-clinical and clinical testing of our product candidates are uncertain and we cannot assure anybody that we will be able to obtain regulatory approvals of our product candidates. If obtained, regulatory approval may take longer or be more expensive than anticipated. Furthermore, even if regulatory approvals are obtained, our products may not perform as we expect and we may not be able to successfully and profitably produce and market any products. Delays in any part of the process or our inability to obtain regulatory approval of our products could adversely affect the future operating results of our biopharmaceutical business by restricting (or even prohibiting) the introduction and sale of our products.

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If the CRE License were terminated, we may be required to cease product development operations.

Our rights to develop, commercialize and sell certain of our proposed products, including Bryostatin-1, is, in part, dependent upon the CRE License. CRE has the right to terminate this agreement after 30 days prior notice in certain circumstances, including if we were to materially breach any provisions of the agreement after a 60-day cure period for breaches that are capable of being cured, in the event of certain bankruptcy or insolvency proceedings. Additionally, the CRE License provides that the license may not be assigned, including by means of a change of control of the Company, or sublicensed without the consent of CRE. If the CRE License were terminated, we would lose rights to a substantial portion of the intellectual property currently being developed by us and no longer have the rights to develop, commercialize and sell some of our proposed products. As a result, we may be required to cease our product development operations under such circumstance, which would negatively impact our biopharmaceutical business.

We rely on independent third-party contract research organizations to perform clinical and non-clinical studies of our drug candidate and to perform other research and development services.

The CRE License requires us to use CRE to provide research and development services and other scientific assistance and support services, including clinical trials, under certain conditions. The CRE License limits our ability to make certain decisions, including those relating to our drug candidate, without CRE’s consent. Under certain conditions, we may, however, also rely on independent third-party contract research organizations (“CROs”), to perform clinical and non-clinical studies of our drug candidate. We have previously entered into services agreements with WCT relating to our clinical trials of Bryostatin-1. Many important aspects of the services that may be performed for us by CROs are out of our direct control. Nevertheless, we are responsible for ensuring that each clinical trial we sponsor is conducted in accordance with the applicable protocol, legal and regulatory requirements and scientific standards, and our reliance on third parties does not relieve us of our regulatory responsibilities. We and these third parties are required to comply with GCP requirements, which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities for product candidates in clinical development. Regulatory authorities enforce these GCP requirements through periodic inspections of trial sponsors, clinical investigators and clinical trial sites. If we or any of these third parties fail to comply with applicable GCP requirements, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to suspend or terminate these trials or perform additional nonclinical studies or clinical trials before approving our marketing applications. If there were to be any dispute or disruption in our relationship with such CROs, including WCT, the development of our drug candidate may be delayed. Moreover, in our regulatory submissions, we would expect to rely on the quality and validity of the clinical work performed by our CROs. If any of our CROs’ processes, methodologies or results were determined to be invalid or inadequate, our own clinical data and results and related regulatory approvals could be materially adversely impacted.

We have relied on the representations and materials provided by CRE, including scientific, peer-reviewed and non-peer reviewed publications, abstracts, slides, internal documents, verbal communications, patents and related patent filings, with respect to the results of its research related to our proposed products.

CRE began the development of the intellectual property that forms the basis for our proposed products in 1999. We have relied on the quality and validity of the research results obtained by CRE with respect to this intellectual property, and we have conducted limited verification of the raw preclinical and clinical data produced by CRE. No independent third-party has verified any such data. If any of CRE’s basic processes, methodologies or results were determined to be invalid or inadequate, our own clinical data and results and related regulatory approvals, could be materially adversely impacted.

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We have a limited operating history upon which investors can evaluate our future prospects.

Our drug product candidate, Bryostatin-1, is in an early development stage and we are subject to all of the risks inherent in the establishment of a new business enterprise. While development of our product candidates was started in 1999 by CRE, we were incorporated on October 31, 2012 and on that same date entered into the Technology License and Services Agreement with CRE and NRV II, LLC for the continuing development and commercialization of our product candidates. Our proposed products are currently in the research and development stage and have not generated any revenues, nor do we expect our products to generate revenues for the near term, if ever. As a result, any investment in our securities must be evaluated in light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established pharmaceutical development business. The risks include, but are not limited to, the possibilities that any or all of our potential products will be found to be unsafe, ineffective or, that the products once developed, although effective, are not economical to market; that our competitors hold proprietary rights that preclude us from marketing such products; that our competitors market a superior or equivalent product; or the failure to receive necessary regulatory clearances for our proposed products. To achieve profitable operations, we must successfully develop, obtain regulatory approval for, introduce and successfully market, sell or license at a profit, product candidates that are currently in the research and development phase. We only have one product candidate in clinical development, i.e., Bryostatin-1 to treat AD. On December 16, 2022, we announced that an extended confirmatory Phase 2 study of Bryostatin-1 in moderate to severe AD (Study #204) did not achieve statistical significance on the primary endpoint, which was change from baseline to Week 13 in the SIB total score assessment obtained after completion of the second seven-dose course of treatment (week 28 of trial). We are currently evaluating the data and determining next steps with the development of Bryostatin-1 for AD as well as for other potential indications. No assurance can be given that our research and development efforts will be successful, that required regulatory approvals will be obtained, that any of our candidates will be safe and effective, that any products, if developed and introduced, will be successfully marketed, sold or licensed or achieve market acceptance or that products will be marketed at prices necessary to generate profits. Failure to successfully develop, obtain regulatory approvals for, or introduce and market, sell or license our products would have material adverse effects on our business prospects, financial condition and results of operations.

If we do not obtain the necessary regulatory approvals in the United States and/or other countries, we will not be able to sell our drug candidate(s).

We cannot assure you that we will receive the approvals necessary to commercialize Bryostatin-1, or any other potential drug candidates we acquire or attempt to develop in the future. We will need approval from the FDA to commercialize our drug candidates in the United States and approvals from similar regulatory authorities in foreign jurisdictions to commercialize our drug candidates in those jurisdictions. In order to obtain FDA approval of Bryostatin-1 or any other drug candidate for the treatment of AD or any other indication, we must submit first an IND application and then an NDA to the FDA, demonstrating that the drug candidate is safe, pure and potent, and effective for its intended use. This demonstration requires significant research including completion of clinical trials. Satisfaction of the FDA’s regulatory requirements typically takes many years, depending upon the type, complexity and novelty of the drug candidate and requires substantial resources for research, development and testing. We cannot predict whether our clinical trials will demonstrate the safety and efficacy of our drug candidates or if the results of any clinical trials will be sufficient to advance to the next phase of development or for approval from the FDA. We also cannot predict whether our research and clinical approaches will result in drugs or therapeutics that the FDA considers safe and effective for the proposed indications. The FDA has substantial discretion in the drug approval process. The approval process may be delayed by changes in government regulation, future legislation or administrative action or changes in FDA policy that occur prior to or during any future regulatory review of our drug candidates. Delays in obtaining regulatory approvals may prevent or delay commercialization of, and our ability to derive revenues from, our drug candidates and diminish any competitive advantages that we may otherwise believe that we hold. Even if we comply with all FDA requests, the FDA may ultimately reject one or more of our applications. We may never obtain regulatory approval for any of our drug candidates. Failure to obtain FDA approval of our drug candidates will leave us without a saleable product and which would adversely affect our future revenues. In addition, the FDA may require us to conduct additional clinical testing or to perform post-marketing studies, as a condition to granting marketing approval of a drug product or permit continued marketing, if previously approved. If conditional marketing approval is obtained, the results generated after approval could result in loss of marketing approval, changes in product labeling, and/or new or increased concerns about the side effects or efficacy of a product. The FDA has significant post-market authority, including the explicit authority to require post-market studies and clinical trials, labeling changes based on new safety information and compliance with FDA-approved risk evaluation and mitigation strategies. The FDA’s exercise of its authority has in some cases resulted, and in the future could result, in delays or increased costs during product development, clinical trials and regulatory review, increased costs to comply with additional post-approval regulatory requirements and potential restrictions on sales of approved drugs. In foreign jurisdictions, the regulatory approval processes generally include the same or similar risks as those associated with the FDA approval procedures described above. We cannot assure you that we will receive the approvals necessary to commercialize our drug candidates for sale either within or outside the United States.

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The commencement and completion of clinical trials can be delayed or prevented for a number of reasons.

On December 16, 2022, we issued a press release announcing that the expanded confirmatory Phase 2 study of Bryostatin-1 in moderate to severe AD did not achieve statistical significance on the primary endpoint. On March 7, 2023, we announced results of our analysis of secondary endpoints and post hoc analysis from our Phase 2 study of Bryostatin-1. In the secondary endpoint analysis, changes from baseline at Weeks 9, 20, 24, 30, and 42 in the SIB (Severe Impairment Battery) total score were not statistically significant in the total patient population, and no pre-specified secondary endpoints were met with statistical significance in the low-to-moderately severe AD patient stratum. However, nearly all pre-specified secondary endpoints in the most advanced and severe AD (MMSE: 10-14) patient population, with baseline MMSE-2 (Mini-Mental State Examination, 2nd Edition) scores of 10-14, were achieved with statistical significance (p = <0.05, 2-tailed). Data also showed statistical significance in exploratory secondary endpoints for the MMSE-2 10-14 stratum, and post hoc analysis was positive. On July 19, 2023, we announced the commencement of Phase 1 clinical trials of Bryostatin-1 in multiple sclerosis with the Cleveland Clinic. On December 20, 2024, we also disclosed the termination of our agreement with the Cleveland Clinic due to the slow pace of enrollment in the Phase 1 clinical trial. We are continuing to determine how to proceed with respect to our current development programs for Bryostatin-1. Drug development is a long, expensive and uncertain process, and delay or failure can occur at any stage of any of our clinical trials. Clinical trials can be delayed or prevented for a number of reasons, including:

•	difficulties obtaining regulatory approval to commence a clinical trial or complying with conditions imposed by a regulatory authority regarding the scope or term of a clinical trial;

•	delays in reaching or failing to reach agreement on acceptable terms with prospective CROs, contract manufacturing organizations, and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly;

•	failure of our third-party contractors, such as CROs and contract manufacturing organizations, or our investigators to comply with regulatory requirements or otherwise meet their contractual obligations in a timely manner;

•	insufficient or inadequate supply or quality of a product candidate or other materials necessary to conduct our clinical trials;

•	difficulties obtaining institutional review board, or IRB, or ethics committee approval to conduct a clinical trial at a prospective site;

•	the FDA, EMA or other regulatory authority requiring alterations to any of our study designs, our pre-clinical strategy or our manufacturing plans;

•	various challenges recruiting and enrolling subjects to participate in clinical trials, including size and nature of subject population, proximity of subjects to clinical sites, eligibility criteria for the trial, budgetary limitations, nature of trial protocol, change in the readiness of subjects to volunteer for a trial, the availability of approved effective treatments for the relevant disease and competition from other clinical trial programs for similar indications;

•	difficulties in maintaining contact with subjects after treatment, which results in incomplete data;

•	governmental or regulatory delays and changes in regulatory requirements, policy and guidelines; and

•	varying interpretations of data by the FDA and foreign regulatory agencies.

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Changes in regulatory requirements and guidance may also occur and we may need to significantly amend clinical trial protocols or submit new clinical trial protocols with appropriate regulatory authorities to reflect these changes. Amendments may require us to renegotiate terms with CROs or resubmit clinical trial protocols to IRBs or ethics committees for re-examination, which may impact the costs, timing or successful completion of a clinical trial. Our clinical trials may be suspended or terminated at any time by the FDA, other regulatory authorities, the IRB or ethics committee overseeing the clinical trial at issue, any of our clinical trial sites with respect to that site, or us, due to a number of factors, including:

•	failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;

•	inspection of the clinical trial operations or trial sites by the FDA or other regulatory authorities;

•	unforeseen issues, including unexpected serious adverse events associated with a product candidate, or lack of effectiveness or any determination that a clinical trial presents unacceptable health risks;

•	lack of adequate funding to continue the clinical trial due to unforeseen costs or other business decisions; and

•	upon a breach or pursuant to the terms of any agreement with, or for any other reason by, current or future collaborators that have responsibility for the clinical development of any of our product candidates.

Moreover, principal investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and receive compensation in connection with such services. Under certain circumstances, we may be required to report some of these relationships to the FDA. The FDA may conclude that a financial relationship between us and a principal investigator has created a conflict of interest or otherwise affected interpretation of the trial. FDA may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of our marketing applications by the FDA and may ultimately lead to the denial of marketing approval of one or more of our product candidates.

If we do not succeed in conducting and managing our preclinical development activities or clinical trials, or in obtaining regulatory approvals, we might not be able to commercialize our product candidates, or might be significantly delayed in doing so, which could have a material adverse effect on the prospects, financial condition and results of operations of our biopharmaceutical business.

Even if regulatory approvals are obtained for our product candidates, we will be subject to ongoing government regulation. If we fail to comply with applicable current and future laws and government regulations, it could delay or prevent the promotion, marketing or sale of our products.

Even if marketing approval is obtained, a regulatory authority may still impose significant restrictions on a product’s indications, conditions for use, distribution or marketing or impose ongoing requirements for potentially costly post-market surveillance, post-approval studies or clinical trials, all of which may result in significant expense and limit our ability to commercialize our products. Our products will also be subject to ongoing requirements governing the labeling, packaging, storage, advertising, distribution, promotion, recordkeeping and submission of safety and other post-market information, including adverse events, and any changes to the approved product, product labeling or manufacturing process. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with current good manufacturing practice, or cGMP, requirements and other regulations.

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If we, our drug products or the manufacturing facilities for our drug products fail to comply with applicable regulatory requirements, a regulatory agency may:

•	issue warning letters or untitled letters;

•	seek an injunction or impose civil or criminal penalties or monetary fines;

•	suspend or withdraw marketing approval;

•	suspend any ongoing clinical trials;

•	refuse to approve pending applications or supplements to applications;

•	suspend or impose restrictions on operations, including costly new manufacturing requirements;

•	seize or detain products, refuse to permit the import or export of products or request that we initiate a product recall; or

•	refuse to allow us to enter into supply contracts, including government contracts.

We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad, and compliance with such regulation may be expensive and consume substantial financial and management resources. If we or any future marketing collaborators or contract manufacturers are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies or are not able to maintain regulatory compliance, it could delay or prevent the promotion, marketing or sale of our products, which would adversely affect our biopharmaceutical business and results of operations thereof.

Data from our Bryostatin-1 Phase 2 clinical trial, from our confirmatory Phase 2 clinical trial and our expanded Phase 2 clinical trial may be subject to differing interpretations, and regulatory agencies, medical and scientific experts and others may not share the Company’s views of the data.

On May 1, 2017, we reported topline results from our Phase 2 clinical trial of Bryostatin-1 for the treatment of moderate to severe AD. In January 2018, we reported the secondary analysis of data from the Phase 2 clinical trial. Further, on September 9, 2019, we reported topline results from our confirmatory Phase 2 clinical trial. On January 22, 2020, we reported additional analysis in connection with the confirmatory Phase 2 clinical trial. On December 16, 2022, we announced that an extended confirmatory Phase 2 study of Bryostatin-1 in moderate to severe AD (Study #204) did not achieve statistical significance on the primary endpoint, which was change from baseline to Week 13 in the SIB total score assessment obtained after completion of the second seven-dose course of treatment (week 28 of trial). On July 19, 2023, we announced the commencement of Phase 1 clinical trials of Bryostatin-1 in multiple sclerosis with the Cleveland Clinic. On December 20, 2024, we also disclosed the termination of our agreement with the Cleveland Clinic due to the slow pace of enrollment in the Phase 1 clinical trial. We are currently evaluating the data and determining next steps with the development of Bryostatin-1 for AD as well as for other potential indications. Further analyses of the Phase 2 data and confirmatory Phase 2 data may lead to different interpretations of the respective data than the analyses conducted to date and/or may identify important implications of the Phase 2 data, Phase 2 confirmatory data and Phase 2 extended confirmatory trial data, respectively, that are not currently known. Topline data are subject to audit and verification procedures that may result in the final data being materially different from the data we previously published. As a result, any topline data should be viewed with caution until the final data are available. In addition, clinical trial data are subject to differing interpretations, and regulatory agencies, medical and scientific experts and others may not share our views of the data. There can be no assurance that the clinical program for Bryostatin-1 will be successful in demonstrating safety and/or efficacy that we will not encounter problems or delays in clinical development, or that Bryostatin-1 will ever receive regulatory approval or be successfully commercialized.

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Our commercial success will depend, in part, on our ability, and the ability of our licensors, to obtain and maintain patent protection. Our licensors’ failure to obtain and maintain patent protection for our products may have a material adverse effect on our product development business.

Pursuant to the CRE License, we have obtained rights to certain patents owned by CRE or licensed to NRV II, LLC by CRE as of or subsequent to October 31, 2012. In the future, we may seek rights from third parties to other patents or patent applications. Our success will depend, in part, on our ability and the ability of our licensors to maintain and/or obtain and enforce patent protection for our proposed products and to preserve our trade secrets, and to operate without infringing upon the proprietary rights of third parties. Patent positions in the field of biotechnology and pharmaceuticals are generally highly uncertain and involve complex legal and scientific questions. We cannot be certain that we or our licensors were the first inventors of inventions covered by our licensed patents or that we or they were the first to file. Accordingly, the patents licensed to us may not be valid or afford us protection against competitors with similar technology. The failure to maintain and/or obtain patent protection on the technologies underlying our proposed products may have material adverse effects on our competitive position and business prospects.

Our licensed patented technologies may infringe on other patents, which may expose us to costly litigation.

It is possible that our licensed patented technologies may infringe on patents or other rights owned by others. We may have to alter our products or processes, pay additional licensing fees, pay to defend an infringement action or challenge the validity of the patents in court or cease activities altogether because of patent rights of third parties, thereby causing additional unexpected costs and delays to us. Patent litigation is costly and time consuming, and we may not have sufficient resources to pay for such litigation. Pursuant to the CRE License, CRE has the exclusive right (but not the obligation) to apply for, file, prosecute or maintain patents and patent applications for our licensed technologies. However, in order to maintain our rights to use our licensed technologies, we must reimburse CRE for all of the attorney’s fees and other costs and expenses related to any of the foregoing. For additional information regarding the CRE License, see “Item 1. Business - Intellectual Property - Technology License and Services Agreement.” If the patents licensed to us are determined to infringe a patent owned by a third party and we do not obtain a license under such third-party patents, or if we are found liable for infringement or are not able to have such third-party patents declared invalid, we may be liable for significant money damages, we may encounter significant delays in bringing products to market or we may be precluded from participating in the manufacture, use or sale of products or methods of treatment requiring such licenses.

We may not be able to protect our trade secrets and other unpatented proprietary technologies, which could give our competitors an advantage over us.

In addition to our reliance on patents and pending patents owned by CRE, we rely upon trade secrets and other unpatented proprietary technologies. We may not be able to adequately protect our rights with regard to such unpatented proprietary technologies or competitors may independently develop substantially equivalent technologies. We seek to protect trade secrets and proprietary knowledge, in part through confidentiality agreements with our employees, consultants, advisors and collaborators. Nevertheless, these agreements may not effectively prevent disclosure of our confidential information and may not provide us with an adequate remedy in the event of unauthorized disclosure of such information and, as a result, our competitors could gain a competitive advantage over us.

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If we are unable to hire additional qualified personnel, our business prospects may suffer.

Our success and achievement of our business plans depend upon our ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among pharmaceutical and biotechnology companies is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the implementation of our business plans and activities could have a material adverse effect on us. Our inability to attract and retain the necessary technical and managerial personnel and consultants and scientific and/or regulatory consultants and advisors could have a material adverse effect on our business prospects, financial condition and results of operations.

We may not be able to in-license or acquire new development-stage products or technologies.

Our product commercialization strategy relies, to some extent, on our ability to in-license or acquire product formulation techniques, new chemical entities, or related know-how that has proprietary protection. If resources permit, we may also seek to acquire, by license or otherwise, other development stage products that are consistent with our product portfolio objectives and commercialization strategy. The acquisition of products requires the identification of appropriate candidates, negotiation of terms of acquisition, and financing for the acquisition and integration of the candidates into our portfolio. Failure to accomplish any of these tasks may diminish our growth rate and adversely alter our competitive position.

We are partly dependent upon the NCI to supply bryostatin for our clinical trials.

CRE has entered into a material transfer agreement with the NCI, pursuant to which the NCI has agreed to supply bryostatin required to synthesize Bryostatin-1 for our pre-clinical research and clinical trials. This agreement does not provide for a sufficient amount of bryostatin to support the completion of our clinical trials that we are required to conduct in order to seek FDA approval of Bryostatin-1 for the treatment of AD. Therefore, CRE or we will have to enter into one or more subsequent agreements with the NCI for the supply of additional amounts of bryostatin. If CRE or we are unable to secure such additional agreements or if the NCI otherwise discontinues for any reason supplying us with bryostatin, then we would have to either secure another source of bryostatin or discontinue our efforts to develop and commercialize Bryostatin-1 for the treatment of AD. In the interest of mitigating this risk, we have entered into license agreements with Stanford for the development of bryostatin structural derivatives known as “bryologs” and an accelerated synthesis of Bryostatin-1 as alternative potential sources of bryostatin. In addition, we entered into the Supply Agreement with BryoLogyx on June 9, 2020, pursuant to which BryoLogyx agreed to serve as our exclusive supplier of synthetic bryostatin. There can be no assurance that we will be able to secure future bryostatin supplies from any source on commercially reasonable terms, if at all.

We expect to rely on third parties to manufacture our proposed products and, as a result, we may not be able to control our product development or commercialization.

We currently do not have an FDA approved manufacturing facility. We expect to rely on contract manufacturers to produce quantities of products and substances necessary for product commercialization. See also the risk factor above captioned “We are partly dependent upon the NCI to supply bryostatin for our clinical trials.” Contract manufacturers that we use must adhere to cGMP enforced by the FDA through its facilities inspection program. If the facilities of such manufacturers cannot pass a pre-approval plant inspection, the FDA pre-market approval of our products will not be granted. As a result:

•	there are a limited number of manufacturers that could produce the products for us and we may not be able to identify and enter into acceptable agreements with any manufacturers;

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•	the products may not be produced at costs or in quantities necessary to make them commercially viable;

•	the quality of the products may not be acceptable to us and/or regulatory authorities;

•	our manufacturing partners may go out of business or file for bankruptcy;

•	our manufacturing partners may decide not to manufacture our products for us;

•	our manufacturing partners could fail to manufacture to our specifications;

•	there could be delays in the delivery of quantities needed;

•	we could be unable to fulfill our commercial needs in the event we obtain regulatory approvals and there is strong market demand; or

•	ongoing inspections by the FDA or other regulatory authorities may result in suspensions, seizures, recalls, fines, injunctions, revocations and/or criminal prosecutions.

•	there are a limited number of manufacturers that could produce the products for us and we may not be able to identify and enter into acceptable agreements with any manufacturers;

•	the products may not be produced at costs or in quantities necessary to make them commercially viable;

•	the quality of the products may not be acceptable to us and/or regulatory authorities;

•	our manufacturing partners may go out of business or file for bankruptcy;

•	our manufacturing partners may decide not to manufacture our products for us;

•	our manufacturing partners could fail to manufacture to our specifications;

•	there could be delays in the delivery of quantities needed;

•	we could be unable to fulfill our commercial needs in the event we obtain regulatory approvals and there is strong market demand; or

•	ongoing inspections by the FDA or other regulatory authorities may result in suspensions, seizures, recalls, fines, injunctions, revocations and/or criminal prosecutions.

If we are unable to engage contract manufacturers or suppliers to manufacture or package our products, or if we are unable to contract for a sufficient supply of required products and substances on acceptable terms, or if we encounter delays or difficulties in our relationships with these manufacturers, or with a regulatory agency, then the submission of products for regulatory approval and subsequent sales of such products would be delayed. Any such delay may have a material adverse effect on our business prospects, financial condition and results of operations.

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We may rely on third parties for marketing and sales and our revenue prospects may depend on their efforts.

We currently have no experience in sales, marketing or distribution. We do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of our proposed products. As a result, if our product development is successful, our future success will likely depend, in part, on our ability to enter into and maintain collaborative relationships with one or more third parties for sales, marketing or distribution, on the collaborator’s strategic interest in the products we have under development and on such collaborator’s ability to successfully market and sell any such products. We intend to pursue collaborative arrangements regarding the sales and marketing of our products as appropriate. However, we may not be able to establish or maintain such collaborative arrangements or, if we are able to do so, they may not have effective sales forces. To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the sales and marketing of our proposed products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. To the extent that we depend on third parties for marketing and distribution, any revenues received by us will depend upon the efforts of such third parties, which may not be successful.

If our products are not accepted by patients, the medical community or health insurance companies, our business prospects will suffer.

Commercial sales of any products we successfully develop will substantially depend upon the products’ efficacy and on their acceptance by patients, the medical community, providers of comprehensive healthcare insurance, healthcare benefit plan managers, the Centers for Medicare and Medicaid Services (“CMS”) (which is the U.S. federal agency which administers Medicare, Medicaid and the State Children’s Health Insurance Program), and other organizations. Widespread acceptance of our products will require educating patients, the medical community and third-party payors of medical treatments as to the benefits and reliability of the products. Our proposed products may not be accepted, and, even if they are accepted, we are unable to estimate the length of time it would take to gain such acceptance.

The branded prescription segment of the pharmaceutical industry in which we operate is competitive, and we are particularly subject to the risks of such competition.

The branded prescription segment of the pharmaceutical industry in which we operate is competitive, in part because the products that are sold require extensive sales and marketing resources invested in their commercialization. The increasing cost of prescription pharmaceuticals has caused providers of comprehensive healthcare insurance, healthcare benefit plan managers, CMS, as well as other organizations, collectively known as third-party payors, to tightly control and dictate their drug formulary plans to control the costs associated with the use of prescription pharmaceutical products by enrollees in these plans. Our ability to gain formulary access to drug plans supported by these third-party payors is substantially dependent on the differentiated patient benefit that our proposed products can provide, compared closely to similar products claiming the same benefits or advantages. We may not be able to differentiate our proposed products from those of our competitors, successfully develop or introduce new products that are less costly or offer better performance than those of our competitors, or offer purchasers of our proposed products payment and other commercial terms as favorable as those offered by our competitors. We expect that some of our proposed products, even if successfully developed and commercialized, will eventually face competition from a significant number of biotechnology or large pharmaceutical companies. Because most of our competitors have substantially greater financial and other resources than we have, we are particularly subject to the risks inherent in competing with them. The effects of this competition could materially adversely affect our business prospects, financial condition and results of operations.

We compete with many companies, research institutes, hospitals, governments and universities that are working to develop products and processes to treat or diagnose AD. We believe that others are doing research on Fragile X syndrome. Many of these entities have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than we do. However, there has been a limited number of new product introductions in the last 20 years for the treatment of AD symptoms in patients who begin exhibiting the memory and cognitive disorders associated with the disease. All of the products introduced to date for the treatment of AD have yielded negative or marginal results with little effect on the progression of AD and no improvement in the memory or cognitive performance of the patients receiving these therapies. The absolute determination of AD in patients is currently achieved only upon autopsy. We believe we are the only company currently pursuing PKC ε activation as a mechanism to treat AD and neurodegenerative diseases. Although we believe that we have no direct competitors working in this same field on product candidates using the same mechanism of action, we cannot provide assurance that our competitors will not discover compounds or processes that may be competitive with our products and introduce such products or processes before us.

We are developing our product candidates to address unmet medical needs in the treatment of AD and other neurodegenerative diseases. Our competition will be determined in part by the potential indications for which drugs are developed and ultimately approved by regulatory authorities. Additionally, the timing of market introduction of some of our potential products or of competitors’ products may be an important competitive factor. Accordingly, the relative speed with which we can develop our product candidates, complete preclinical testing, clinical trials and approval processes and supply commercial quantities to market are expected to be important competitive factors. We expect that competition among products approved for sale will be based on various factors, including product efficacy, safety, reliability, availability, price and patent position.

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Our business will expose us to potential product liability risks, which could result in significant product liability exposure.

Our business will expose us to potential product liability risks that are inherent in the testing, designing, manufacturing and marketing of human therapeutic products. Product liability insurance in the pharmaceutical industry is generally expensive, and we may not be able to obtain or maintain product liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities, if at all. A successful products liability claim brought against us could have a material adverse effect on our business prospects, financial condition and results of operations.

A successful clinical trial liability claim against us could have a material adverse effect on our financial condition even with such insurance coverage.

Our business will expose us to potential liability that results from risks associated with conducting clinical trials of our product candidates. Although we have procured clinical trial product liability insurance coverage for our Bryostatin-1 product candidate with coverages and deductibles we believe are adequate, there is no guarantee that our coverage will be adequate to satisfy any liability we may incur. We do not currently have insurance with respect to any other drug product. A successful clinical trial liability claim brought against us could have a material adverse effect on our business prospects, financial condition and results of operations even if we successfully obtain clinical trial insurance.

A successful liability claim against us could have a material adverse effect on our financial condition.

Our business and actions can expose us to potential liability risks that are inherent in business, generally, and in the pharmaceutical industry, specifically. While we maintain commercial general liability insurance with coverages and deductibles we believe are adequate, there is no guarantee that our coverage will be adequate to satisfy any liability we may incur. A successful liability claim brought against us could have a material adverse effect on our business prospects, financial condition and results of operations.

Reforms in the healthcare industry and the uncertainty associated with pharmaceutical and laboratory test pricing, reimbursement and related matters could adversely affect the marketing, pricing and demand for our products.

All aspects of our business, including research and development, manufacturing, marketing, pricing, sales, litigation, and intellectual property rights, are subject to extensive legislation and regulation. Changes in applicable U.S. federal and state laws and agency regulation, as well as foreign laws and regulations, could have a materially negative impact on our business. In the United States and in some other jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the health care system that could prevent or delay marketing approval of our product candidates or any of our potential future product candidates, restrict or regulate post-approval activities, or affect our ability to profitably sell any product candidates for which we obtain marketing approval. Increased scrutiny by the U.S. Congress of the FDA’s approval process may significantly delay or prevent marketing approval, as well as subject us to more stringent product labeling and post-marketing testing and other requirements. We cannot be sure whether additional legislative changes will be enacted, or whether any of the FDA’s regulations, guidances or interpretations will be changed, or what the impact of such changes on the agency and its scientific review staff, if any, may be.

Our ability to commercialize any product candidates successfully also will depend in part on the extent to which reimbursement for these product candidates and related treatments will be available from governmental authorities or health care programs, private health plans, and other organizations. Even if we succeed in bringing one or more products to the market, such products may not be considered medically necessary or cost-effective, and the amount reimbursed for the products may be insufficient to allow us to sell them on a competitive basis. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in health care systems with the stated goals of containing health care costs, improving quality and/or expanding access. In the United States, the pharmaceutical industry has been a focus of these efforts and has been significantly affected by major legislative initiatives. For examples, see the section above titled “Governmental Regulation and Product Approval - Healthcare Reform.”

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Increasingly, third-party payors are challenging the prices charged for medical products and requiring that pharmaceutical companies provide them with predetermined discounts from list prices. Novel medical products, if covered at all, may be subject to enhanced utilization management controls designed to ensure that the products are used only when medically necessary. Such utilization management controls may discourage the prescription or use of a medical product by increasing the administrative burden associated with its prescription or creating coverage uncertainties for prescribers and patients. We cannot be sure that reimbursement will be available for any product candidate we may be able to commercialize and, if reimbursement is available, that the level of reimbursement will be adequate. Reimbursement may impact the demand for, or the price of, any product candidate for which we obtain marketing approval. If reimbursement is not available or is available only to limited levels, we may not be able to successfully commercialize any product candidate for which we obtain marketing approval.

We cannot predict the nature of any measures that may be adopted by governmental authorities or private payors or their effect on our competitive position. Our ability to market our products depends, in part, on reimbursement levels for them and related treatment established by healthcare providers, private health insurers and other organizations, including health maintenance organizations and managed care organizations. In the event that governmental authorities enact additional legislation or adopt regulations that affect third party coverage and reimbursement, demand for our products may be reduced, which may materially adversely affect our business prospects, financial condition and results of operations.

Inadequate funding for the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent our drug candidates from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business rely, which could negatively impact our business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Future legislative and regulatory proposals may materially impact the ability of the FDA and other regulatory agencies to operate as they have historically operated. We cannot be sure whether additional legislative changes or executive orders will be enacted, or whether any of the FDA’s regulations, guidances or interpretations will be changed, or what the impact of such changes on the agency and its scientific review staff, if any, may be. For example, the FDA has experienced significant and rapid fluctuations in leadership and scientific review personnel, which may be key contributing factors in multiple reported delays in agency decision making on marketing applications and agency requests for additional data that are inconsistent with prior regulatory feedback. In addition, the next FDA user fee reauthorization package is expected to enter stakeholder negotiations beginning in mid-2025, with any agreement sent to Congress in early 2027 for purposes of initiating the legislative process. Reauthorization of the prescription drug user fee program would need to be finalized by Congress by the end of September 2027 in order to avoid a disruption in FDA’s review goals for NDAs and other activities supported by user fees assessed against industry.

In addition, disruptions at the FDA and other agencies may slow the time necessary for new drug products to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, political disputes in Congress may result in a shutdown of the U.S. government, and in such cases certain regulatory agencies, such as the FDA and the SEC, would have to furlough employees and cease critical activities. If a prolonged government shutdown or slowdown occurs, it could significantly affect the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, in our operations as a public company, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

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Our business and operations would suffer in the event of computer system failures.

Despite the implementation of security measures, our internal computer systems and those of our CROs and other third parties on which we rely, are vulnerable to damage from computer viruses, unauthorized access, natural disasters, fire, terrorism, war and telecommunication and electrical failures. Like other companies, we may from time to time experience threats to our data and systems, including malware and computer virus attacks, unauthorized access, systems failures and disruptions. See “We may be unable to adequately protect our information systems from cyberattacks, which could result in the disclosure of confidential or proprietary information, including personal data, damage our reputation, and subject us to significant financial and legal exposure” below for more information regarding risks related to possible cyberattacks.

If a disruption event were to occur and cause interruptions in our operations, it could result in a material disruption of our drug development programs. For example, the loss of clinical trial data from completed, ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development of Bryostatin-1 could be delayed.

Consolidation in the pharmaceutical industry could materially affect our ability to operate as an independent entity.

The pressure to grow revenues while containing the escalating costs of basic research and development has resulted in an increase in mergers and acquisitions in our industry. More consolidation in the pharmaceutical industry is expected over the next five years. We could become an acquisition target by a larger competitor and, as a consequence, suffer serious disruptions to our business model or even lose control of our ability to operate as an independent entity. Such events could have a material adverse effect on our product development efforts or the commercialization of our proposed products.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the military conflict between Russia and Ukraine and armed conflicts between Israel and Hamas. Our business, financial condition and results of operations may be materially and adversely affected by any negative impact on the global economy and capital markets resulting from the conflicts in Ukraine, the Gaza Strip or any other geopolitical tensions.

U.S. and global markets have experienced volatility and disruption following the escalation of geopolitical tensions, including the military conflict between Russia and Ukraine, armed conflicts between Israel and Hamas and the related Red Sea crisis, where Houthi forces based in Yemen have been attacking freighters. Although the length and impact of the ongoing conflicts is highly unpredictable, such conflicts could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. We are continuing to monitor the situations in Ukraine, the Gaza Strip and globally and assessing their potential impacts on our business. In addition, sanctions on Russia and hostilities involving Israel could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds.

Any of the above-mentioned factors could affect our business, prospects, financial condition, and operating results. The extent and duration of the military actions, sanctions and resulting market disruptions are impossible to predict, but could be substantial.

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Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could materially and adversely affect us.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the Dodd-Frank Act and are required to prepare our financial statements according to the rules and regulations required by the SEC. In addition, the Exchange Act requires that we file annual, quarterly and current reports. Our failure to prepare and disclose this information in a timely manner or to otherwise comply with applicable law could subject us to penalties under federal securities laws, expose us to lawsuits and restrict our ability to access financing. In addition, the Sarbanes-Oxley Act requires that, among other things, that we establish and maintain effective internal controls and procedures for financial reporting and disclosure purposes. Internal control over financial reporting is complex and may be revised over time to adapt to changes in our business, or changes in applicable accounting rules. We cannot assure you that our internal control over financial reporting will be effective in the future or that a material weakness will not be discovered with respect to a prior period for which we had previously believed that internal controls were effective.

We have identified material weaknesses in our internal control over financial reporting. Matters affecting our internal controls may cause us to be unable to report our financial information on a timely basis or may cause us to restate previously issued financial information, and thereby subject us to adverse regulatory consequences, including sanctions or investigations by the SEC, or violations of applicable stock exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in our company and the reliability of our financial statements. Confidence in the reliability of our financial statements is also likely to suffer if we or our independent registered public accounting firm reports a material weakness in our internal control over financial reporting. This could have a material and adverse effect on us by, for example, leading to a decline in our share price and impairing our ability to raise additional capital. Further, there are inherent limitations to the effectiveness of any system of controls and procedures, including the possibility of human error and the circumvention or overriding of the controls and procedures. We could face additional litigation exposure and a greater likelihood of an SEC enforcement or other regulatory action if further restatements were to occur or other accounting-related problems emerge.

We may be unable to adequately protect our information systems from cyberattacks, which could result in the disclosure of confidential or proprietary information, including personal data, damage our reputation, and subject us to significant financial and legal exposure.

We rely on information technology systems that we or our third-party providers operate to process, transmit and store electronic information in our day-to-day operations. In connection with our product discovery efforts, we may collect and use a variety of personal data, such as name, mailing address, email addresses, phone number and clinical trial information. A successful cyberattack could result in the theft or destruction of intellectual property, data, or other misappropriation of assets, or otherwise compromise our confidential or proprietary information and disrupt our operations. Cyberattacks are increasing in their frequency, sophistication and intensity, and have become increasingly difficult to detect. Cyberattacks could include wrongful conduct by hostile foreign governments, industrial espionage, wire fraud and other forms of cyber fraud, the deployment of harmful malware, denial-of-service, social engineering fraud or other means to threaten data security, confidentiality, integrity and availability. A successful cyberattack could cause serious negative consequences for us, including, without limitation, the disruption of operations, the misappropriation of confidential business information, including financial information, trade secrets, financial loss and the disclosure of corporate strategic plans. Although we devote resources to protect our information systems, we realize that cyberattacks are a threat, and there can be no assurance that our efforts will prevent information security breaches that would result in business, legal, financial or reputational harm to us, or would have a material adverse effect on our results of operations and financial condition. Any failure to prevent or mitigate security breaches or improper access to, use of, or disclosure of our clinical data or patients’ personal data could result in significant liability under state (e.g., state breach notification laws), federal (e.g., HIPAA, as amended by HITECH), and international law (e.g., the GDPR) and may cause a material adverse impact to our reputation, affect our ability to conduct new studies and potentially disrupt our business.

In addition, the computer systems of various third parties on which we rely, and other contractors, consultants and law and accounting firms, may sustain damage from computer viruses, unauthorized access, data breaches, phishing attacks, cybercriminals, natural disasters (including hurricanes and earthquakes), terrorism, war and telecommunication and electrical failures. We rely on our third-party providers to implement effective security measures and identify and correct for any such failures, deficiencies or breaches. If we or our third-party providers fail to maintain or protect our information technology systems and data integrity effectively or fail to anticipate, plan for or manage significant disruptions to our information technology systems, we or our third-party providers could have difficulty preventing, detecting and controlling such cyber-attacks and any such attacks could result in losses described above as well as disputes with physicians, patients and our partners, regulatory sanctions or penalties, increases in operating expenses, expenses or lost revenues or other adverse consequences, any of which could have a material adverse effect on our business, results of operations, financial condition, prospects and cash flows. Any failure by such third parties to prevent or mitigate security breaches or improper access to or disclosure of such information could have similarly adverse consequences for us. If we are unable to prevent or mitigate the impact of such security or data privacy breaches, we could be exposed to litigation and governmental investigations, which could lead to a potential disruption to our business.

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Our failure to comply with data protection laws and regulations could lead to government enforcement actions, private litigation and/or adverse publicity and could negatively affect our operating results and business.

We are subject to data protection laws and regulations that address privacy and data security. The legislative and regulatory landscape for data protection continues to evolve, and there has been an increasing focus on privacy and data security issues with the potential to affect our business. In the United States, numerous federal and state laws and regulations, including data breach notification laws, health information privacy laws, and consumer protection laws, govern the collection, use, disclosure and protection of health-related and other personal data. Many U.S. states are also enacting consumer privacy statutes to enhance protections for personal data and to provide residents with more choices concerning their data collected by businesses, increasing compliance complexity and increasing risks of failures to comply.

In addition, foreign data protection, privacy, and other laws and regulations can be more restrictive than those in the United States. Data localization laws in some countries generally mandate that certain types of data collected in a particular country be stored and/or processed within that country. We could be subject to audits in Europe and around the world, particularly in the areas of consumer and data protection, as we operate our business. Legislators and regulators may make legal and regulatory changes, or interpret and apply existing laws, in ways that require us to incur substantial costs, expose us to unanticipated civil or criminal liability, or cause us to change our business practices. These changes or increased costs could negatively impact our business and results of operations in material ways. For example, the General Data Protection Regulation (“GDPR”) imposes requirements in the European Economic Area relating to, among other things, consent to process personal data of individuals, the information provided to individuals regarding the processing of their personal data, the security and confidentiality of personal data, notifications in the event of data breaches and use of third-party processors. GDPR also imposes restrictions on the transfer of personal data from the EEA to third countries like the United States.

Applicable data privacy and data protection laws may conflict with each other, and by complying with the laws or regulations of one jurisdiction, we cannot be assured of compliance with the laws or regulations of another jurisdiction. Despite our efforts, we may not have fully complied in the past and may not in the future. Furthermore, the number of government investigations related to data security incidents and privacy violations continues to increase and government investigations typically require significant resources and generate negative publicity, which could harm our business and reputation. Failure to comply with data protection laws may expose us to risk of enforcement actions taken by data protection authorities or other regulatory agencies, private rights of action in some jurisdictions, potential significant fines and penalties if we are found to be non-compliant, and/or adverse publicity, any of which could negatively affect our operating results and business.

Our employees, independent contractors, principal investigators, contract research organizations, consultants or vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, principal investigators, contract research organizations, consultants or vendors may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates: FDA regulations, including those laws requiring the reporting of true, complete and accurate information to the FDA; manufacturing standards; federal and state healthcare fraud and abuse laws and regulations; or laws that require the true, complete and accurate reporting of financial information or data. In addition, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Activities subject to these laws also involve the improper use or misrepresentation of information obtained in the course of clinical trials or creating fraudulent data in our nonclinical studies or clinical trials, which could result in regulatory sanctions and serious harm to our reputation.

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It is not always possible to identify and deter misconduct by our employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. Additionally, we are subject to the risk that a person could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished potential profits and future earnings, and curtailment of our operations, any of which could adversely affect our business, financial condition, results of operations or prospects.

Risks Relating to our common stock and the Securities Market

The market price of our common stock has been volatile.

The market price of our common stock has fluctuated substantially due to a number of factors, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid. Factors that could cause fluctuations in the trading price of our common stock include the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	volatility in the trading prices and trading volumes of stocks in our industry;

•	changes in operating performance and stock market valuations of other companies generally, or those in our industry in particular;

•	sales of shares of our common stock by us or our stockholders;

•	failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

•	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

•	announcements by us or our competitors of new offerings or features;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	rumors and market speculation involving us or other companies in our industry;

•	actual or anticipated changes in our results of operations or fluctuations in our results of operations;

•	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

•	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	announced or completed acquisitions of businesses, services or technologies by us or our competitors;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidelines, interpretations or principles;

•	any significant change in our management; and

•	general economic conditions and slow or negative growth of our markets.

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In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

If we fail to meet the continued listing standards of Nasdaq, our common stock may be delisted, which may adversely affect the market price and liquidity of our common stock.

Our common stock is currently traded on Nasdaq. Nasdaq requires us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our common stock, including that we maintain a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

There can be no assurance that we will remain in compliance with the Minimum Bid Price Requirement or that we will be able to maintain compliance with the other requirements for continued listing of our common stock on Nasdaq. If our common stock is delisted and we are unable to list our common stock on another U.S. national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our common stock and reduced liquidity for the trading of our securities. Furthermore, if our common stock were delisted it could adversely affect our ability to obtain financing for the continuation of our operations and/or result in the loss of confidence by investors, customers, suppliers and employees.

A significant number of our shares of common stock are or will be eligible for future sale, which may cause the market price for our common stock to decline.

As of December 31, 2025, we had an aggregate of 7,448,343 shares of common stock outstanding. Except for 163,540 shares, all of those shares are freely tradable without restriction or registration under the Securities Act of 1933, as amended (the “Securities Act”).

On October 13, 2025, we entered into a securities purchase agreement (the “Series E Purchase Agreement”) with certain accredited investors (the “Series E Investors”), pursuant to which we agreed to sell to the Series E Investors (i) in a private placement offering, an aggregate of 11,000 shares of the Company’s newly-designated Series E convertible preferred stock, par value $0.001, with a stated value of $1,000 per share (the “Series E Preferred Stock”), initially convertible into up to 1,375,000 shares of common stock (the “Conversion Shares”) and (ii) warrants (the “Series E Warrants”) to acquire up to an aggregate of 1,375,000 shares of common stock (the “Series E Warrant Shares”)(the “Series E Offering”). In connection with the Series E Purchase Agreement, on October 13, 2025, we and the Series E Investors entered into a Registration Rights Agreement (the “Series E Registration Rights Agreement”), pursuant to which we were required to file a resale registration statement with the SEC to register for resale 150% of the Conversion Shares and 150% of the Series E Warrant Shares. We filed a registration statement for the resale of such securities on November 12, 2025, which was declared effective by the SEC on November 21, 2025.

We are unable to predict whether large amounts of our common stock will be sold in the open market. We are also unable to predict whether a sufficient number of buyers of our common stock to meet the demand to sell shares of our common stock at attractive prices would exist at that time. It is possible that our stockholders will sell the shares of our common stock for various reasons. For example, such stockholders may not believe that our business profile or our level of market capitalization as an independent company fit their investment objectives. The sale of significant amounts of our common stock or the perception in the market that this will occur may lower the market price of our common stock.

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If securities or industry analysts do not publish research or publish misleading or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage for our common stock. If there is no research coverage of our common stock, the trading price for shares of our common stock may be negatively impacted. If we obtain research coverage for our common stock and if one or more of the analysts downgrades our stock or publishes misleading or unfavorable research about our business, our stock price would likely decline. If one or more analyst ceases coverage of our common stock or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause our common stock price or trading volume to decline.

We do not expect to pay any cash dividends for the foreseeable future.

We do not expect to declare or pay any cash dividend for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not likely receive any funds absent a sale of their shares. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

Provisions in our certificate of incorporation, our bylaws or Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Provisions of our certificate of incorporation, bylaws, shareholder rights plan or Delaware law may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which our stockholders might otherwise receive a premium for their shares. These provisions may also prevent or frustrate attempts by our stockholders to change the composition of our Board or to replace or remove our management. These provisions include:

•	limitations on the removal of directors;

•	advance notice requirements for stockholder proposals and nominations;

•	limitations on the ability of stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting;

•	limitations on the liability of, and the provision of indemnification to, our director and officers; and

•	the ability of our Board to authorize the issuance of blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock.

In addition, we are subject to Section 203 of the DGCL, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the business combination or the transaction in which such person becomes an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15.0% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our Board and the anti-takeover effect includes discouraging attempts that might result in a premium over the market price for the shares of our common stock.

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In addition, our amended and restated certificate of incorporation, to the fullest extent permitted by law, provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, to us or to our stockholders, (iii) any action or proceeding asserting a claim against us or any current or former director, officer or other employee arising out of or pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws (in each case, as they may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our bylaws (including any right, obligation, or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or (vi) any action asserting a claim governed by the internal affairs doctrine against us or any of our directors, officers or other employees, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, this exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that investors could receive a premium for their shares of our common stock in an acquisition.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

Any future issuance of our equity or equity-backed securities will dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As described above, we will need additional financing to continue our operations and may raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options and other equity compensation issued under our equity incentive plans), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. Our Board may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our Certificate of Incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of our common or preferred stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of our common stock are then traded.

We may obtain additional capital through the issuance of preferred stock, which may limit your rights as a holder of our common stock.

Without any stockholder vote or action, our Board may designate and approve for issuance shares of our preferred stock. The terms of any preferred stock may include priority claims to assets and dividends and special voting rights which could limit the rights of the holders of our common stock. The designation and issuance of preferred stock favorable to current management or stockholders could make any possible takeover of us or the removal of our management more difficult.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our inability to obtain adequate financing;

•	our ability to successfully implement our business strategies;

•	fluctuations in the price of our digital assets;

•	potential decreases in the value of our digital assets and rewards;

•	our ability to attract and retain key personnel;

•	existing or increased competition;

•	negative reputational and financial impacts resulting from future acquisitions or strategic transactions;

•	our inability to expand our business;

•	our stock volatility and illiquidity;

•	crypto asset trading activity, including trading volume and the prevailing trading prices for crypto assets, which can be highly volatile;

•	market conditions of, and overall sentiment towards, the cryptoeconomy;

•	system failures, outages or interruptions, including with respect to third-party crypto networks;

•	our lack of control over decentralized or third-party blockchains and networks that may experience downtime, cyberattacks, critical failures, errors, bugs, corrupted files, data losses, or other similar software failures, outages, breaches and losses;

•	regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations; and

•	other factors described from time to time in documents that we file with the SEC.

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We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

GLOSSARY

Terms Used in the General Cryptoeconomy

“Airdrop” means a distribution of tokens by a project, company, DAO, or smart contract without requiring the recipient to purchase the token. Eligibility may require holding another asset, performing specified actions, or submitting a claim transaction that can incur network fees.

“AMM,” or “Automated Market Maker,” operates as the primary liquidity layer on-chain and enable digital assets to be traded automatically through liquidity pools instead of traditional order books. They are programs that operate on smart contracts and leverage predefined rules and algorithms to determine and adjust the prices and volumes of digital assets within various pools. These contracts are funded by liquidity providers who deposit a single or pair of assets. In return, liquidity providers typically receive liquidity pool tokens or an alternate NFT that represents their share of the underlying pool and trading fees based on the pool’s trading activity.

“Bitcoin” means the first system of global, decentralized, scarce, digital money as initially introduced in a white paper titled Bitcoin: A Peer-to-Peer Electronic Cash System by Satoshi Nakamoto.

“Block” means an ordered set of transactions and metadata appended to a blockchain. Blocks are produced at protocol-defined intervals and may be empty. Block producers, which are miners in proof-of-work systems and validators in proof-of-stake systems, earn transaction fees and, where applicable, newly issued tokens.

“Blockchain” means a cryptographically secure digital ledger that maintains a record of all transactions that occur on the network and follows a consensus protocol for confirming new blocks to be added to the blockchain.

“Cold storage” means keeping private keys offline (air-gapped), for example in hardware wallets, offline computers, secure hardware modules, or paper or metal backups of seed phrases.

“Consensus” means agreement among participants on the state of a blockchain ledger. Public blockchain networks use software, networking, and economic and game-theoretic mechanisms to achieve consensus among parties that do not need to trust one another.

“Crypto” is a broad term for cryptography and is commonly used to refer to cryptocurrency markets, systems, applications, or decentralized networks.

“Crypto asset” means a digital asset that uses cryptography and a distributed ledger (for example, a blockchain) to record ownership and enable peer-to-peer transfer, including but not limited to cryptocurrencies, stablecoins, non-fungible tokens (NFTs), and tokens that confer governance, utility, or rights to underlying assets or services. The legal characterization of any crypto asset depends on the facts and applicable law in the relevant jurisdiction.

“Cryptocurrency” means a digitally native, cryptographically secured, fungible asset used primarily as a medium of exchange and unit of account on a blockchain network (for example, BTC or ETH). Usage varies across markets, and some practitioners exclude asset-backed tokens and non-fungible tokens from this category.

“Cryptoeconomy” means the open financial system built upon public blockchain networks.

“Custodial” / “Non-custodial” refer to methods for storing private keys and therefore digital assets. Custodial refers to an arrangement in which a third party has possession or control of the private keys, and therefore practical control of the digital assets. Non-custodial means the user retains sole control of the private keys. Custodial providers may use on-chain or off-chain processes; the key distinction is control of keys.

“Decentralization” means the distribution of control and decision-making across many independent participants rather than a single central authority. Greater decentralization can reduce reliance on intermediaries.

“Ethereum” means a decentralized, public blockchain network that supports composable smart contracts enabling decentralized applications and peer-to-peer transfers. “Ether” or “ETH” is the network’s native cryptocurrency and is used to pay transaction fees, known as gas.

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“Fork” is an event in open-source software development when part of a community breaks away by making changes to the software. The openness of open-source software development allows for deep peer review and collaboration, resulting in fantastic breakthroughs. But the community-driven development model also results in disagreements, schisms, and even feuds between rival factions. When these disagreements over the direction of a project are not resolved, developers may decide to break away from the project, taking the source code with them. The new project is a different “branch” of the original, keeping some or all the original source code but adding changes or upgrades which the original community had rejected or could not agree upon. Similarly, a blockchain fork occurs when the rules of the blockchain are changed, but notably, unlike other types of open-source software, blockchain forks can result in the creation of two or more distinct digital assets. A fork can result from an upgrade to the features of the blockchain, a bug in the consensus algorithm or changes to the node software. A hard fork refers to a change in rules that is not backwards-compatible, and it can result in the creation of a new digital asset (if there is contentious disagreement among the network stakeholders, or simply if some nodes do not upgrade in time). A hard fork may not create a new digital asset if all participants agree to the changes, install new software, and update dependent software wallets. A soft fork is a backwards-compatible update to a blockchain, which adds new features without making older versions of the software incompatible with the new upgrade. Soft forks do not result in the split of the blockchain and therefore do not create distinctly new digital assets.

“Mainnet” means an independent blockchain protocol which is fully developed and deployed where transactions are being broadcasted, verified, and recorded.

“Miner” generally means an individual or entity operating specialized hardware and software on a proof-of-work network to assemble transactions into blocks and submit those blocks to the network in exchange for transaction fees and, where applicable, newly issued tokens.

“Mining” means the process by which new blocks are created, and thus new transactions are added to the blockchain. The term “miner” typically refers to an entity that participates in block production on a proof-of-work network, whereas “validator” typically refers to an entity that participates in block production on a proof-of-stake network.

“Multi-signature” is a feature of bitcoin and other digital asset networks that enables the creation of addresses that require some number of multiple private keys to be used to sign a transaction and move funds. Pragmatically speaking, multi-signature setups add additional security, because a user can require that a certain threshold of keys must sign before a transaction is considered valid, making it possible for one or several keys to be lost or compromised without compromising the underlying digital assets. Digital asset custodians typically use multi-signature setups.

“NFT” or “non-fungible token” is a digital asset that uses blockchain technology to link ownership to unique physical or digital items.

“Node” is software that can function as non-mining transaction validators and digital asset wallets for the network and network participants they serve. Bitcoin full nodes download the entire copy of the blockchain—the history of every transaction ever conducted back to Satoshi Nakamoto’s first transfer to Hal Finney—and validate that each new transaction and block adhere to the network’s rules. Nodes typically also relay transactions to other nodes, forming an essential piece of a public blockchain’s network topology.

“On-chain” / “Off-chain” refer to transactions that occur on the main public blockchain network vs. outside the public blockchain network. Off-chain transactions may eventually settle on-chain.

“Private key” means a secret value in asymmetric cryptography used to create digital signatures that can be verified by others using the corresponding public key.

“Proof-of-stake” is the mechanism by which some public blockchain networks issue new assets and decentralize the block creation process. In contrast to proof-of-work, in a proof-of-stake system the cost to create a block is borne by the opportunity cost of locking the funds, and the risk that, if blocks are incorrectly produced, those funds will be seized and destroyed by the network. In proof-of-stake, validators are assigned the right to create a block, usually based on the size of their stake, rather than competing through costly computation with others, as in Proof of Work.

“Proof-of-work” is the mechanism by which bitcoin creates a cost of production for bitcoin the asset and ensures immutability of the ledger in a trustless manner. The cost of production is primarily derived from the energy expenditure required to conduct the necessary computational work to create new blocks. Because each update to the ledger block contains a costly proof of work, this cost makes it expensive to re-write the ledger, increasing bitcoin’s security.

“Protocol” means a defined set of rules that participants follow. In this context, it commonly refers to a blockchain network or to a set of interdependent smart contracts.

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“Public key” means a value derived from a private key that can be shared publicly and used with digital signatures to verify that the holder of the private key authorized a transaction. Addresses used on networks are derived from or encode public keys.

“Smart contract” means computer code, typically deployed on a decentralized public blockchain, that automatically executes predefined actions. A smart contract is code and is not, by itself, a legal contract.

“Stablecoins” are digital assets designed to maintain a relatively stable price by reference to an underlying asset, most commonly a fiat currency such as U.S. dollars. In this document, “stablecoins” generally refers to tokens intended to track one U.S. dollar. Stability depends on the issuer’s reserve practices, redemption mechanics, and market conditions.

“Staking” means participating in validation on a proof-of-stake network by locking funds, either directly as a validator or indirectly through delegation or liquid-staking arrangements, in order to earn protocol rewards and bear associated risks. Staking typically involves locking up funds (putting funds “at stake”).

“Token” means a generic term for an on-chain digital asset. In common usage, “coin” denotes a native asset of a base blockchain and “token” denotes an asset issued on top of another chain, but some documents use “token” broadly to include all digital assets.

“Unbonding period” means a protocol-defined interval that begins when a validator or delegator submits an unbond or exit request on a proof-of-stake network and ends when the staked assets become withdrawable. During the unbonding period the assets remain locked and typically do not earn rewards; cannot be transferred, re-staked, or otherwise used; and may remain subject to slashing for misbehavior that occurred before or during unbonding. The length of the unbonding period and any additional withdrawal queue or settlement steps are generally specified by the network’s rules.

“Validator” generally means a network participant that, by staking or bonding crypto assets and operating consensus software, proposes, verifies, and attests to blocks of transactions on a proof-of-stake or similar blockchain in accordance with protocol rules. Validators earn protocol rewards (for example, newly issued tokens or a share of transaction fees) for correct participation and may incur penalties, including slashing of staked assets or loss of rewards, for downtime or misbehavior. Validators sign messages using dedicated cryptographic keys and must maintain the availability and performance required by the protocol. A validator may be operated directly by the asset holder or by a third-party node operator, and control arrangements for the staked assets vary by staking method.

“Wallet” means software or hardware that holds private keys or seed phrases and allows a user to use those keys to interact with a blockchain network. Wallets can be software, hardware, or physical backups and can be custodial or non-custodial.

Terms Specific to TAO / Bittensor

“Alpha token” means the subnet-specific token under dTAO that a participant receives when staking TAO into that subnet’s automated market maker (AMM) pool; its price is set by the pool’s TAO/alpha reserves, and it can later be swapped back for TAO at the prevailing pool rate subject to AMM slippage. In addition, new alpha is emitted each block and split between the subnet’s reserve and participant incentives.

“Bittensor” means an open, decentralized protocol that incentivizes the creation and evaluation of digital commodities, commonly AI outputs, across many specialized markets called subnets. Bittensor runs on its base blockchain, Subtensor, and uses the TAO crypto asset for fees, staking, and rewards.

“Emission(s)” means the issuance and distribution of new TAO and alpha tokens by the protocol according to its rules, includingthe allocation of such tokens among subnets and network participants.

“Miner” (Bittensor) in the case of Bittensor, means a node that produces subnet outputs for evaluation by validators and earns rewards based on validator scoring and network rules.

“Opentensor Foundation” means the organization that has stewarded core Bittensor development and whose documentation describes a bicameral governance model involving a Triumvirate and a Senate.

“Proof-of-authority” means a consensus mechanism used in Bittensor materials to describe how the Subtensor blockchain adds and finalizes blocks through a permissioned set of pre-approved validator nodes (the “authority set”), rather than through proof-of-work or proof-of-stake processes. Bittensor may migrate to proof-of-stake in the future, but timing and effect are uncertain.

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“Proof-of-Intelligence” means an incentive mechanism used in Bittensor materials to describe how Yuma Consensus rewards network participants for producing and evaluating useful outputs rather than expending computational work. Proof-of-Intelligence relates to emissions and incentive allocation and is distinct from Subtensor’s separate mechanism for transaction ordering and block finality.

“Senate” means a group of the largest delegates by stake that Bittensor documentation describes as approving Triumvirate proposals. The current on-chain runtime does not include a Senate module, and any Senate votes are conducted off-chain.

“Staking” (Bittensor) in the case of Bittensor means the act of committing TAO to a validator or staking TAO into a subnet’s AMM pool to receive alpha tokens and participate in reward distributions. The Bittensor protocol does not impose a protocol-enforced unbonding period to access unstaked TAO, although specific service providers or operational setups may apply their own limits.

“Subnet” means an application-specific market within Bittensor in which certain participants produce outputs and others evaluate them. Each subnet has its own incentive rules and an internal alpha token economy.

“Subnet AMM Pool” means the on-chain automated market maker pool associated with a subnet that holds reserves of TAO and the subnet’s alpha token, accepts TAO staking into the subnet, and prices conversions between alpha and TAO.

“Subnet price” means the market-set parameter associated with a subnet’s AMM pool under dTAO that influences how newly issued TAO and alpha tokens are allocated and how TAO converts to alpha and back.

“Subtensor” means the Layer-1 blockchain that records Bittensor network activity, including transactions, subnet operations, staking, and reward allocations.

“TAO” means the native crypto asset of the Bittensor network used to pay transaction fees, stake or delegate to validators, and create subnets.

“Triumvirate” means a group of three Opentensor Foundation employees that Bittensor documentation describes as authoring network proposals. The current on-chain runtime does not include a Triumvirate module.

“Validator” (Bittensor) in the case of Bittensor means a node that evaluates subnet miners’ outputs, assigns weights or scores, and participates in the on-chain reward calculation process. Validators can receive rewards tied to their stake and performance.

“Yuma Consensus” means the on-chain algorithmic process that is responsible for computing validator and miner emissions from validators’ rankings of miners’ performances.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, working capital, including the acquisition of Bittensor TAO as a treasury reserve asset, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

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PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

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One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

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DESCRIPTION OF COMMON STOCK

We are authorized to issue 150,000,000 shares of common stock, par value $0.0001 per share. As of October 23, 2026, we had 8,044,885 shares of common stock outstanding and approximately 364 stockholders of record of our common stock.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to the section of this prospectus entitled “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” and our amended and restated certificate of incorporation and our amended bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

The holders of our common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as our board of directors from time to time may determine. To date, we have not paid dividends on our common stock. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. Our common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liabilities, accrued dividends and liquidation preferences, if any. Each outstanding share of our common stock is duly and validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer, Inc.

Stock Exchange Listing

Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “TAOX.”

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DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series of preferred stock issued by us. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 1,000,000 shares of preferred stock in one or more series. Any or all of these rights may be greater than the rights of our common stock.

The shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by our board of directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Series A Preferred Stock

On January 13, 2021, our board of directors authorized the issuance of 100,000 shares of Series A Preferred Stock in connection with the adoption of a shareholder rights plan. The Series A Preferred Stock may be issued in fractions of one one-thousandth of a share upon the exercise by holders of our common stock of certain preferred share purchase rights pursuant to the Series A Registration Rights Agreement. Our board of directors authorized and declared a dividend to stockholders of record at the close of business on January 25, 2021, of one preferred share purchase right for each outstanding share of our common stock. The terms of the Series A Preferred Stock are governed by the Certificate of Designations of Series A Preferred Stock.

Series B Preferred Stock

On November 15, 2022, our board of directors authorized the issuance of up to 15,000 shares of Series B Preferred Stock in connection with the entry into the Series B Offering (defined below). On November 17, 2022, we entered into Series B Purchase Agreements with Series B Investors, pursuant to which we agreed to sell (i) an aggregate of 15,000 shares of Series B Preferred Stock and (ii) warrants to acquire up to an aggregate of 77,420 shares of common stock (the “Series B Offering”). We received total gross proceeds of approximately $15 million from the Series B Offering.

The terms of the Series B Preferred Stock were as set forth in the Certificate of Designations of Series B Convertible Preferred Stock (the “Series B Certificate of Designations”), which was filed with the Secretary of State for the State of Delaware on November 21, 2022. We were required to redeem the Series B Preferred Stock in 15 equal monthly installments, commencing on June 1, 2023, and we issued an aggregate of 1,042,028 shares of common stock to redeem the Series B Preferred Stock.

The holders of our Series B Preferred Stock were entitled to dividends of 7% per annum, compounded monthly, which were payable in cash or shares of common stock at our option, in accordance with the terms of the Series B Certificate of Designations.

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The Series B Preferred Stock matured on September 9, 2024, and no shares of Series B Preferred Stock remain outstanding.

Series C Preferred Stock

On September 8, 2024, our board of directors authorized the issuance of up to 5,000 shares of Series C Preferred Stock in connection with the entry into the Series C Offering (defined below). On September 10, 2024, we entered into the Series C Purchase Agreement with the Series C Investors, pursuant to which we agreed to sell to the Series C Investors (i) in a registered direct offering, an aggregate of 1,793 shares of Series C Preferred Stock, initially convertible into up to 448,250 shares of common stock and (ii) in a concurrent private placement, an aggregate of 3,207 shares of Series C Preferred Stock, initially convertible into up to 801,750 shares of common stock as well as Series C Warrants to acquire up to an aggregate of 1,250,000 shares of common stock (the “Series C Offering”).

The terms of the Series C Preferred Stock are as set forth in the Certificate of Designations of the Series C Convertible Preferred Stock (the “Series C Certificate of Designations”), which was filed with the Secretary of State for the State of Delaware on September 12, 2024. The Series C Preferred Stock is convertible into shares of common stock at the election of the holder at any time at the Series C Conversion Price (as defined in the Series C Certificate of Designations). The Series C Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for common stock, at a price below the then-applicable Series C Conversion Price (subject to certain exceptions). We are required to redeem the Series C Preferred Stock in equal quarterly installments, commencing on October 31, 2024. The amortization payments due upon such redemption are payable in cash at 107% of the applicable Installment Amount (as defined in the Series C Certificate of Designations).

The holders of the Series C Preferred Stock were entitled to dividends of 5% per annum, compounded quarterly, which were payable in cash. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series C Certificate of Designations), the Series C Preferred Stock accrued dividends at the rate of 15% per annum. The holders of Series C Preferred Stock are entitled to vote with holders of our common stock as a single class on all matters that holders of common stock were entitled to vote upon, with the number of votes per Series C Preferred Stock equal to the stated value of such Series C Preferred Stock divided by the “Minimum Price” (as defined in Rule 5635 of the Listing Rules of the Nasdaq Stock Market) immediately prior to the date of the Series C Purchase Agreement.

The Series C Certificate of Designations includes certain Triggering Events (as defined in the Series C Certificate of Designations), including, among other things, the failure to file and maintain an effective registration statement covering the sale of the holder’s securities registrable pursuant to the Series C Registration Rights Agreement and our failure to pay any amounts due to the holders of the Series C Preferred Stock when due. In connection with a Triggering Event, each holder of Series C Preferred Stock was able to require us to redeem in cash any or all of the holder’s Series C Preferred Stock at a premium set forth in the Series C Certificate of Designations.

As of the date hereof, the Series C Preferred Stock has been completely redeemed and, as a result, no shares of Series C Preferred Stock are outstanding.

Series D Preferred Stock

On June 8, 2025, our board of directors authorized the issuance of up to 5,500 shares of Series D Preferred Stock in connection with the entry into the Series D Offering (defined below). On June 9, 2025, we entered into a Series D Securities Purchase Agreements with Series D Investors pursuant to which we agreed to sell to the Series D Investors, in a private placement offering, (i) an aggregate of 5,500 shares of Series D Preferred Stock, initially convertible into up to 1,833,333 shares of common stock at an initial conversion price of $3.00 and (ii) warrants (the “Series D Warrants”) to purchase up to an aggregate of 1,833,333 shares of common stock (the “Series D Offering”).

The terms of the Series D Preferred Stock are as set forth in the form of the Certificate of Designations of the Series D Convertible Preferred Stock (the “Series D Certificate of Designations”), which was filed with the Secretary of State for the State of Delaware on June 9, 2025. The Series D Preferred Stock is convertible into shares of our common stock at the election of the holder at any time at an initial conversion price of $3.00. The Series D Conversion Price (as defined in the Series D Certificate of Designations) for shares of the Series D Preferred Stock is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for common stock, at a price below the then-applicable Series D Conversion Price (subject to certain exceptions). We are required to redeem the Series D Preferred Stock in equal quarterly installments, commencing on September 30, 2025. The amortization payments due upon such redemption are payable in cash at 107% of the applicable Installment Amount (as defined in the Series D Certificate of Designations).

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The holders of the Series D Preferred Stock are entitled to dividends of 5% per annum, compounded quarterly, which are payable in cash. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series D Certificate of Designations), the Series D Preferred Stock will accrue dividends at the rate of 15% per annum. The holders of Series D Preferred Stock are entitled to vote with holders of our common stock as a single class on all matters that holders of common stock are entitled to vote upon, with the number of votes per share of Series D Preferred Stock equal to the stated value of such share of Series D Preferred Stock divided by the then applicable conversion price; provided, however that in no event shall the then applicable Series D Conversion Price be less than the “Minimum Price” (as defined in Nasdaq Listing Rule 5635) on the date immediately prior to the date of the Series D Purchase Agreement.

Notwithstanding the foregoing, our ability to settle conversions is subject to certain limitations set forth in the Series D Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.99% of our outstanding shares of common stock in accordance with Nasdaq listing standards (the “Nasdaq Stockholder Approval”). The Company obtained the Nasdaq Stockholder Approval at its special meeting of stockholders held on August 6, 2025. Further, the Series D Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of common stock issuable upon conversion of the Series D Preferred Stock or Series D Warrants.

The Series D Certificate of Designations includes certain Triggering Events (as defined in the Series D Certificate of Designations), including, among other things, the failure to file and maintain an effective registration statement covering the sale of the holder’s securities registrable pursuant to the Series D Registration Rights Agreement and our failure to pay any amounts due to the holders of the Series D Preferred Stock when due. In connection with a Triggering Event, each holder of Series D Preferred Stock will be able to require the Company to redeem in cash any or all of the holder’s Series D Preferred Stock at a premium set forth in the Series D Certificate of Designations.

We are subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, acquisition and investment transactions, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Series D Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters.

As of the date hereof, 683 shares of Series D Preferred Stock remain outstanding.

Series E Preferred Stock

On October 13, 2025, our board of directors authorized the issuance of up to 11,000 shares of Series E Preferred Stock in connection with the entry into the Series E Offering (defined below). On October 13, 2025, we entered into the Series E Purchase Agreement with Series E Investors pursuant to which we agreed to sell to the Series E Investors, in a private placement offering, (i) an aggregate of 11,000 shares of Series E Preferred Stock, initially convertible into up to 1,375,000 shares of common stock at an initial conversion price of $8.00 and (ii) warrants to purchase up to an aggregate of 1,375,000 shares of common stock (the “Series E Offering”).

The terms of the Series E Preferred Stock are as set forth in the form of the Certificate of Designations of the Series E Convertible Preferred Stock (the “Series E Certificate of Designations”), which was filed with the Secretary of State for the State of Delaware on October 15, 2025. The Series E Preferred Stock is convertible into shares of our common stock at the election of the holder at any time at an initial conversion price of $8.00. The Series E Conversion Price (as defined in the Series E Certificate of Designations) is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of shares of common stock, or securities convertible, exercisable or exchangeable for shares of common stock, at a price below the then-applicable Series E Conversion Price (subject to certain exceptions).

The holders of the Series E Preferred Stock are entitled to dividends of 7% per annum, compounded quarterly, which are payable in cash. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series E Certificate of Designations), the Series E Preferred Stock will accrue dividends at the rate of 15% per annum. The holders of Series E Preferred Stock are entitled to vote with holders of our common stock as a single class on all matters that holders of common stock are entitled to vote upon, with the number of votes per share of Series E Preferred Stock equal to the stated value of such share of Series E Preferred Stock divided by the then applicable conversion price; provided, however that in no event shall the then applicable Series E Conversion Price be less than the “Minimum Price” (as defined in Nasdaq Listing Rule 5635) on the date immediately prior to the date of the Series E Purchase Agreement.

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Notwithstanding the foregoing, our ability to settle conversions is subject to certain limitations set forth in the Series E Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.99% of the Company’s outstanding shares of common stock in accordance with Nasdaq listing standards (the “Nasdaq Stockholder Approval”). The Company obtained the Nasdaq Stockholder Approval at its annual meeting of stockholders held on December 18, 2025. Further, the Series E Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of common stock issuable upon conversion of the Series E Certificate of Designations or Series E Warrants.

The Series E Certificate of Designations includes certain Triggering Events (as defined in the Series E Certificate of Designations), including, among other things, the failure to file and maintain an effective registration statement covering the sale of the holder’s securities registrable pursuant to the Series E Registration Rights Agreement and our failure to pay any amounts due to the holders of the Series E Preferred Stock when due. In connection with a Triggering Event, each holder of Series E Preferred Stock will be able to require the Company to redeem in cash any or all of the holder’s Series E Preferred Stock at a premium set forth in the Series E Certificate of Designations.

We are subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, acquisition and investment transactions, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Series E Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters.

As of the date hereof, 8,957 shares of Series E Preferred Stock remain outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock is Pacific Stock Transfer, Inc.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

•	We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

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If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

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•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

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We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

Outstanding Warrants

As of September 30, 2026, we had the following warrants outstanding.

Preferred Deal Warrants

In connection with the Series B Offering in November 2022, we issued Series B warrants to purchase shares of common stock (the “Series B Preferred Deal Warrants”), of which the following are outstanding as of September 30, 2026:

•	3,603 warrants to acquire up to an aggregate of 3,603 shares of common stock with an exercise price of $2.86 per share.

In connection with the Series C Offering in September 2024, we issued the following Series C warrants to purchase shares of common stock (the “Series C Preferred Deal Warrants”), of which the following are outstanding as of September 30, 2026:

•	50,000 warrants to acquire up to an aggregate 50,000 shares of common stock with an exercise price of $3.00 per share.

In connection with a private placement financing in June 2025, we issued Series D warrants to purchase shares of common stock (the “Series D Preferred Deal Warrants”), of which the following are outstanding as of September 30, 2026:

•	296,667 warrants to acquire up to an aggregate of 296,667 shares of common stock with an exercise price of $3.00 per share.

In connection with a private placement financing in October 2025, we issued the following Series E warrants to purchase shares of common stock (the “Series E Preferred Deal Warrants”), of which the following are outstanding as of September 30, 2026:

•	2,857,146 warrants to acquire up to an aggregate of 2,857,146 shares of common stock with an exercise price of $3.85 per share.

The following summary of certain terms and provisions of the Series B Preferred Deal Warrants, the Series C Preferred Deal Warrants, the Series D Preferred Deal Warrants and the Series E Preferred Deal Warrants (together, the “Preferred Deal Warrants”) is not complete and is subject to, and qualified in its entirety by, the provisions of the Preferred Deal Warrants, the forms of which are filed as exhibits to our public reports filed with the SEC.

Duration

Each Preferred Deal Warrant is immediately exercisable and will expire on the fifth anniversary of their issuance. The exercise price and number of shares of common stock issuable upon exercise of the Preferred Deal Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations and the like, and subject to price-based adjustment in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for common stock, at a price below the then-applicable conversion price (subject to certain exceptions), or similar events affecting our common stock and the exercise price.

Exercisability

The Preferred Deal Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exerci (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Preferred Deal Warrants to the extent that the holder would own more than 4.99% or 9.99%, as applicable, of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants. No fractional shares of common stock will be issued in connection with the exercise of a Preferred Deal Warrant. In lieu of fractional shares, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the applicable exercise price or round up to the next whole share.

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Cashless Exercise

If, at the time a holder exercises its Preferred Deal Warrants, a registration statement registering the issuance of the shares of common stock underlying the Preferred Deal Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Preferred Deal Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Preferred Deal Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Preferred Deal Warrants with the same effect as if such successor entity had been named in the Preferred Deal Warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the applicable Preferred Deal Warrant following such fundamental transaction.

Anti-Dilution

With respect to the Preferred Deal Warrants, the Conversion Price (as defined in each respective Certificates of Designations) is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for common stock, at a price below the then-applicable conversion price (subject to certain exceptions). The Company will be required to redeem the preferred stock in equal quarterly installments, commencing on the dates prescribed therein, with the exception of the Series E Preferred Stock. The amortization payments due upon such redemption are payable in cash at 107% of the applicable Installment Amount (as defined in each respective Certificate of Designations, with the exception of the Series E Certificate of Designations).

Holders of the Series D Preferred Stock will be entitled to dividends of 5% per annum, compounded quarterly, which will be payable in cash. Holders of the Series E Preferred Stock will be entitled to dividends of 7% per annum, compounded quarterly, which will be payable in cash. Upon the occurrence and during the continuance of a Triggering Event (as defined in each respective Certificate of Designations), the preferred stock will accrue dividends at the rate of 15% per annum. The holders are entitled to vote with holders of the common stock as a single class on all matters that holders of common stock are entitled to vote upon, with the number of votes per preferred share equal to the stated value of such preferred share divided by the then applicable Conversion Price; provided, however that in no event shall the then applicable Conversion Price be less than the “Minimum Price” (as defined in Nasdaq Listing Rule 5635) on the date immediately prior to the execution of the respective securities purchase agreements.

Notwithstanding the foregoing, the Company’s ability to settle conversions is subject to certain limitations set forth in each respective Certificate of Designations, including, solely with respect to the Series E Certificate of Designations, a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.99% of the Company’s outstanding shares of common stock in accordance with Nasdaq listing standards. Further, the Preferred Deal Warrants contain certain beneficial ownership limitations after giving effect to the issuance of shares of common stock issuable upon conversion of the Preferred Deal Warrants.

Transferability

Subject to applicable laws, a Preferred Deal Warrant may be transferred at the option of the holder upon surrender of the Preferred Deal Warrant together with the appropriate instruments of transfer.

Exchange Listing

The Preferred Deal Warrants are not listed on any securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Preferred Deal Warrants are currently listed on the Nasdaq Capital Market.

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Right as a Stockholder

Except as otherwise provided in the Preferred Deal Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Preferred Deal Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Preferred Deal Warrants.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants to purchase 3,334 shares of our common stock (the “Pre-Funded Warrants”) issued in connection with a private placement financing that occurred in January 2021 and the Pre-Funded Warrants to purchase 2,651 shares of common stock issued in connection with a private placement financing that occurred in June 2021 is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to our public reports filed with the SEC.

Duration and Exercise Price

Each Pre-Funded Warrant has an initial exercise price per share equal to $0.04. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in the private placement financings in January 2021 and June 2021 were also able to elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

The Pre-Funded Warrants may also be exercised, in whole or in part, by means of a “cashless exercise,” in which in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

The Pre-Funded Warrants are not listed on any national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Pre-Funded Warrants is currently listed on The Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

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Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction. If holders of common stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holders of the Pre-Funded Warrant shall be given the same choice as to the securities, cash or property they receive upon any exercise of the Pre-Funded Warrant following such fundamental transaction.

Broker Warrants

The Broker Warrants (defined below) consist of (i) warrants to purchase 3,603 shares of common stock with an exercise price of $3.00 per share that were issued in connection with the private placement financing in November 2022 (the “November 2022 Placement Agent Warrants”), (ii) warrants to purchase 50,000 shares of common stock with an exercise price of $3.00 per share that were issued in connection with a registered direct and concurrent private placement in September 2024 (the “September 2024 Placement Agent Warrants”), (iii) warrants to purchase 53,000 shares of common stock with an exercise price of $3.00 per share issued in connection with the private placement financing in June 2025 (the “June 2025 Placement Agent Warrants”) and (iv) warrants to purchase 114,287 shares of common stock with an exercise price of $3.85 per share that were issued in connection with the private placement financing in October 2025 (the “October 2025 Placement Agent Warrants” and, together with the January 2021 Broker Warrants, June 2021 Placement Agent Warrants, November 2022 Placement Agent Warrants, September 2024 Placement Agent Warrants and June 2025 Placement Agent Warrants, the “Broker Warrants”).

The Broker Warrants may be exercised on or prior to their respective expiration dates by delivery of a notice of exercise and the applicable purchase price. The November 2022 Placement Agent Warrants expire on November 21, 2027 at 11:59 pm Eastern Time. The September 2024 Placement Agent Warrants expire on September 11, 2029 at 11:59 p.m. Eastern Time. The June 2025 Placement Agent Warrants expire on June 10, 2030 at 11:59 pm Eastern Time. The October 2025 Placement Agent Warrants expire on October 15, 2030 at 11:59 p.m. Eastern Time.

The purchase price under the Broker Warrants is payable by wire transfer or cashier’s check drawn on a United States bank. Additionally, the Broker Warrants may be exercised on a cashless basis, in which in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Broker Warrants.

This summary of certain terms and provisions of the Broker Warrants issued in connection with the private placement financings in November 2022, September 2024, June 2025 and October 2025 is not complete and is subject to, and qualified in its entirety by, the provisions of the November 2022 Placement Agent Warrants, the September 2024 Placement Agent Warrants, the June 2025 Placement Agent Warrants and the October 2025 Placement Agent Warrants, the forms of which are filed as exhibits to our public reports filed with the SEC.

Consultant Warrants

In addition, on October 1, 2021, we issued the following warrants to Katalyst and GPN (the “October 2021 Warrants”):

•	414 warrants to purchase up to 414 shares of common stock with an exercise price of $105.48 per share.

In addition, on January 3, 2022, we issued an aggregate of 414 warrants to purchase up to 414 shares of common stock with an exercise price of $217.25 per share to Katalyst and GPN (the “January 2022 Warrants” and, together with the and October 2021 Warrants, (the “Consultant Warrants”).

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The following is a summary of certain key terms and provisions of the Consultant Warrants:

Duration

Each Consultant Warrant is immediately exercisable and will expire on the fifth anniversary of their issuance. The exercise price and number of shares of common stock issuable upon exercise of the Consultant Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Consultant Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a Consultant Warrant. In lieu of fractional shares, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of one warrant share.

Net Exercise

If the holder provides written notice at the time they exercise their Consultant Warrant that they elect to effect a “net exercise” of their Consultant Warrant, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Consultant Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Consultant Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Consultant Warrants with the same effect as if such successor entity had been named in the Consultant Warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the applicable Consultant Warrant following such fundamental transaction.

Transferability

Subject to applicable laws, a Consultant Warrant may be transferred at the option of the holder upon surrender of the Consultant Warrant together with the appropriate instruments of transfer.

Exchange Listing

The Consultant Warrants are not listed on any national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Consultant Warrants is currently listed on The Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Consultant Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Consultant Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Consultant Warrants.

In addition, on June 9, 2025, we issued the following warrants to Z-List Media, Inc. and James Altucher:

•	1,200,000 shares of common stock, consisting of: (i) a warrant to purchase up to 400,000 shares of common stock at an exercise price of $4.00 per share (the “First Tranche Warrant”), (ii) a warrant to purchase up to 200,000 shares of common stock at an exercise price of $6.00 per share (the “Second Tranche Warrant”), (iii) a warrant to purchase up to 200,000 shares of common stock at an exercise price of $8.00 per share (the “Third Tranche Warrant”) and (iv) a warrant to purchase up to 400,000 shares of common stock at exercise price of $12.00 per share (the “Fourth Tranche Warrant” and together the First Tranche Warrant, the Second Tranche Warrant and the Third Tranche Warrant, the “June 2025 Consultant Warrants”) with each warrant subject to exercisability, forfeiture and such other terms as set forth therein.

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The following is a summary of certain key terms and provisions of the June 2025 Consultant Warrants:

Duration

Each of the June 2025 Consultant Warrants will expire on the fifth anniversary of their issuance. The exercise price and number of shares of common stock issuable upon exercise of the June 2025 Consultant Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

Pursuant to the terms of the June 2025 Consultant Warrants, the First Tranche Warrant is exercisable as follows: (i) 200,000 First Tranche Warrant shares of are immediately exercisable upon issuance and (ii) the remaining 200,000 First Tranche Warrant shares will be exercisable upon the retention of a mutually agreeable treasury manager. The Second Tranche Warrant shares will be exercisable on the 3-month anniversary of the date of issuance. The Third Tranche Warrant shares will be exercisable on the 6-month anniversary of the date of issuance. The Fourth Tranche Warrant shares will be exercisable on the one-year anniversary of the date of issuance.

The June 2025 Consultant Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of the June 2025 Consultant Warrants. In lieu of fractional shares, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of one warrant share.

Net Exercise

If the holder provides written notice at the time they exercise their June 2025 Consultant Warrants that they elect to effect a “net exercise” of their June 2025 Consultant Warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the June 2025 Consultant Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the June 2025 Consultant Warrants, the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the June 2025 Consultant Warrants with the same effect as if such successor entity had been named in the June 2025 Consultant Warrants itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the applicable June 2025 Consultant Warrants following such fundamental transaction.

Transferability

Subject to applicable laws, the June 2025 Consultant Warrants may be transferred at the option of the holder upon surrender of the June 2025 Consultant Warrants together with the appropriate instruments of transfer.

Exchange Listing

The June 2025 Consultant Warrants are not listed on any national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the June 2025 Consultant Warrants is currently listed on The Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the June 2025 Consultant Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the June 2025 Consultant Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their June 2025 Consultant Warrants.

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In addition, on August 18, 2025, we issued an aggregate of 100,000 warrants to purchase up to 100,000 shares of common stock with an exercise price of $8.40 per share to OSS Capital LLC and Joseph Jacks (the “Jacks Consultant Warrants”), in connection with Mr. Jacks’ engagement as an advisor to our digital asset treasury strategy.

On July 6, 2026, we issued an aggregate of 75,000 warrants to purchase up to 75,000 shares of common stock with an exercise price of $3.85 per share to Mark Jeffrey (the “Jeffrey Consultant Warrants” and, together with the Jacks Consultant Warrants, the “Additional Consultant Warrants”), in connection with Mr. Jeffrey’s engagement as an consultant to the Company.

The following is a summary of certain key terms and provisions of the Additional Consultant Warrants:

Duration

The Additional Consultant Warrants will expire on the fifth anniversary of issuance. The exercise price and number of shares of common stock issuable upon exercise of the Additional Consultant Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Additional Consultant Warrants were exercisable immediately on the date of issuance.

The Additional Consultant Warrants are exercisable, at the option of the holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of the Additional Consultant Warrants. In lieu of fractional shares, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of one warrant share.

Net Exercise

If the holder provides written notice at the time they exercise the Additional Consultant Warrants that they elect to effect a “net exercise” of the Additional Consultant Warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Additional Consultant Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Additional Consultant Warrants, the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Additional Consultant Warrants with the same effect as if such successor entity had been named in the Additional Consultant Warrants itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the applicable Jacks Consultant Warrants following such fundamental transaction.

Transferability

Subject to applicable laws, the Additional Consultant Warrants may be transferred at the option of the holder upon surrender of the Additional Consultant Warrants together with the appropriate instruments of transfer.

Exchange Listing

The Additional Consultant Warrants are not listed on any national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Jacks Consultant Warrants is currently listed on The Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Additional Consultant Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Additional Consultant Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Additional Consultant Warrants.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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CERTAIN PROVISIONS OF DELAWARE LAW AND

OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Delaware Takeover Statute

Section 203 of the Delaware General Corporation Law, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitation on Liability of Directors and Indemnification of Directors and Officers

Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our Amended and Restated Certificate of Incorporation or our bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

Under Delaware law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that such person is prohibited from being indemnified.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer, in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit. Our Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted under Delaware law, no Company director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

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Our bylaws require indemnification, to the fullest extent permitted under Delaware law, of any person who is or was a director or officer of the Company or any of its direct or indirect wholly-owned subsidiaries and who is or was a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or any direct or indirect wholly-owned subsidiary of the Company, or is or was serving at our request as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that the foregoing shall not apply to a director or officer with respect to a proceeding that was commenced by such director or officer except under certain circumstances.

In addition, our bylaws provide that expenses incurred by or on behalf of a current or former director or officer in connection with defending any action, suit or proceeding will be advanced to the director or officer by us upon the request of the director or officer, which request, if required by law, will include an undertaking by or on behalf of the director or officer to repay the amounts advanced if ultimately it is determined that the director or officer was not entitled to be indemnified against the expenses.

The indemnification rights provided in our bylaws are not exclusive of any other right to which persons seeking indemnification may otherwise be entitled.

As permitted by Delaware law, our bylaws authorize us to purchase and maintain insurance to protect any director, officer, employee or agent against claims and liabilities that such persons may incur in such capacities.

Charter Documents

Our amended and restated certificate of incorporation and bylaws divide our board of directors into three classes with staggered three-year terms. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. Our classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of TAO Synergies and could increase the likelihood that incumbent directors will retain their positions. Our amended and restated certificate of incorporation provides that, subject to the special rights of holders of one or more series of preferred stock, directors may be removed at any time, but only for cause by the affirmative vote of the holders of at least 75% of the voting power of all our outstanding voting stock.

Our amended and restated certificate of incorporation provides that certain amendments of our certificate of incorporation and amendments by our stockholders of our bylaws require the approval of at least 75% of the voting power of all outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Our bylaws provide that a special meeting of our stockholders may be called only by our board of directors. Because our stockholders do not have the right to call a special meeting, our stockholders cannot force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors believed the matter should be considered and such stockholder would only be able to force consideration of such proposal at the next annual meeting, provided that the requestor met the notice requirements. The restriction on the ability of our stockholders to call a special meeting means that a proposal to replace one or more directors on our board of directors also could be delayed until the next annual meeting.

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LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The financial statements of TAO Synergies as of December 31, 2025 and 2024 and for each of the years in the two year period ended December 31, 2025 incorporated by reference in this Registration Statement and prospectus from our Annual Report on Form 10-K for the year ended December 31, 2025, as amended, have been so incorporated in reliance on the report of Stephano Slack LLC, an independent registered public accounting firm for the year ended December 31, 2025, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.taosynergies.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, as amended by our Form 10-K/A on June 5, 2026;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 13, 2026 and August 13, 2026, respectively;

•	the description of our common stock contained in our Registration Statement on Form 8-A initially filed on June 4, 2021, including any amendment or report filed for the purpose of updating such description; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-40458.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

TAO Synergies Inc.

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Telephone: (973) 242-0005

You may also access these documents on our website, www.taosynergies.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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TAO Synergies Inc.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC registration fee	$15,310
FINRA filing fee	$15,500
Printing and engraving expenses	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous expenses	*
Total	*

*	Fees depend on number of issuances and amount of securities sold and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Section 145 of the Delaware General Corporation Law states:

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4) By the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

As permitted by Delaware law, our amended and restated certificate of incorporation limits or eliminates the personal liability of our directors to the maximum extent permitted by Delaware law.

Our bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

In addition, we have entered into indemnification agreements with each of our current directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

We also maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

The above discussion of our amended and restated certificate of incorporation, our bylaws, our indemnification agreements with our current directors and executive officers and Sections 102 and 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such amended and restated certificate of incorporation, such bylaws, such indemnification agreements and such statutes.

To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our amended and restated certificate of incorporation, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

(a) The following exhibits are filed herewith or incorporated herein by reference:

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1*	Form of Underwriting Agreement

4.1*	Form of Warrant Agreement

4.2*	Form of Warrant Certificate

4.3	Form of Senior Indenture (incorporated by reference from Exhibit 4.3 to our Registration Statement on Form S-3, filed on August 14, 2025)

4.4	Form of Subordinated Indenture (incorporated by reference from Exhibit 4.4 to our Registration Statement on Form S-3, filed on August 14, 2025)

4.5*	Form of Senior Debt Security

4.6*	Form of Subordinated Debt Security

4.7*	Form of Warrant Agreement and Warrant

4.8*	Form of Rights Agreement and Right Certificate

4.9*	Form of Unit Agreement and Unit

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (incorporated by reference from Exhibit 5.1 to our Registration Statement on Form S-3, filed on August 14, 2025)

23.1	Consent of Stephano Slack LLC, independent registered public accounting firm

24.1	Power of attorney (included on the signature page) (incorporated by reference from Exhibit 24.1 to our Registration Statement on Form S-3, filed on August 14, 2025)

25.1*	Statement of Trustee Eligibility

107	Filing Fee Table (incorporated by reference from Exhibit 107 to our Registration Statement on Form S-3, filed on August 14, 2025)

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 23, 2026.

TAO SYNERGIES INC.

By:	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	Director and Executive Chairman of the Board
Joshua N. Silverman	(Principal Executive Officer)	October 23, 2026

/s/ Robert Weinstein	Chief Financial Officer
Robert Weinstein	(Principal Financial Officer and Principal Accounting Officer)	October 23, 2026

* Bruce T. Bernstein	Director and Vice-Chairman of the Board	October 23, 2026

*	Director	October 23, 2026
William S. Singer

* Robert Ephron	Director	October 23, 2026

* By:	/s/ Robert Weinstein
Robert Weinstein
Attorney-In-Fact